UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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Knight Capital Group, Inc.

(Name of Registrant as Specified In Its Charter)

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KNIGHT CAPITAL GROUP, INC.

545 Washington Boulevard

Jersey City, New Jersey 07310

April 7, 2010

Dear Stockholder:

We cordially invite you to attend Knight Capital Group, Inc.’s annual meeting of stockholders (the “Annual Meeting”). The Annual Meeting will be held at our corporate headquarters located at 545 Washington Boulevard, Jersey City, New Jersey 07310 on Wednesday, May 12, 2010 at 1:00 p.m.

Enclosed you will find a notice setting forth the business expected to come before the Annual Meeting, the Proxy Statement, a proxy card and a copy of our 2009 Annual Report to Stockholders. At this year’s Annual Meeting, the agenda includes the election of eight Directors, a proposal to approve the Knight Capital Group, Inc. 2010 Equity Incentive Plan, and a proposal to ratify the appointment of our independent registered public accounting firm for 2010. Our Board of Directors recommends that you vote FOR each of these matters. Please take the time to carefully read each of the proposals described in the attached Proxy Statement.

Your vote is very important regardless of how many shares of Knight Capital Group, Inc. Class A Common Stock you own. Regardless of whether you plan to attend the Annual Meeting, your shares should be represented and voted. After reading the enclosed Proxy Statement, please submit your proxy by touch-tone telephone or through the Internet as indicated on the accompanying proxy card. Alternatively, you are requested to sign, date and return the proxy card without delay in the enclosed postage-paid envelope. You may revoke your proxy at any time before its exercise by: (i) attending and voting in person at the Annual Meeting; (ii) giving notice of revocation of the proxy at the Annual Meeting; or (iii) delivering to the Corporate Secretary of Knight Capital Group, Inc. (a) a written notice of revocation or (b) a duly executed proxy card relating to the same shares and matters to be considered at the Annual Meeting, bearing a date later than the proxy previously executed. Attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy.

Thank you for your continued support of Knight Capital Group, Inc.

Sincerely,

Thomas M. Joyce	William L. Bolster
Chairman and Chief Executive Officer	Lead Director

KNIGHT CAPITAL GROUP, INC.

545 Washington Boulevard

Jersey City, New Jersey 07310

(201) 222-9400

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of Knight Capital Group, Inc.:

NOTICE IS HEREBY GIVEN that an Annual Meeting of Stockholders (including any adjournments or postponements thereof, the “Annual Meeting”) of Knight Capital Group, Inc., a Delaware corporation (“Knight” or the “Company”), will be held at our corporate headquarters located at 545 Washington Boulevard, Jersey City, New Jersey 07310 on Wednesday, May 12, 2010 at 1:00 p.m., for the following purposes, which are more fully described in the accompanying Proxy Statement:

1.	To elect as directors the eight nominees named in the accompanying Proxy Statement to serve until the Company’s next annual meeting and until such directors’ successors are duly elected and qualified;

2.	To approve the Knight Capital Group, Inc. 2010 Equity Incentive Plan;

3.	To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2010; and

4.	To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

A Proxy Statement describing the matters to be considered at the Annual Meeting is attached to this notice. Only holders of record of shares of Knight Class A Common Stock at the close of business on April 1, 2010 are entitled to notice of, and to vote at, the Annual Meeting. On that day, 89,057,871 shares of Knight Class A Common Stock were outstanding and entitled to vote. A complete list of stockholders entitled to vote at the Annual Meeting will be available for examination, for proper purposes, during ordinary business hours at Knight’s corporate offices, located at 545 Washington Boulevard, Jersey City, New Jersey 07310, during the 10 days before the Annual Meeting. The list of stockholders will also be available for inspection at the Annual Meeting.

In addition, pursuant to rules promulgated by the Securities and Exchange Commission (“SEC”), we have elected to provide access to our proxy materials both by sending you this full set of proxy materials, including a proxy card, and by notifying you of the availability of our proxy materials on the Internet. In accordance with these SEC rules, you may access our Proxy Statement at www.bnymellon.mobular.net/bnymellon/nite, which does not have “cookies” that identify visitors to the site.

By order of the Board of Directors,

Thomas M. Merritt
Corporate Secretary

April 7, 2010

PLEASE MARK, SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE, OR VOTE BY TELEPHONE OR THROUGH THE INTERNET (AS MORE FULLY DESCRIBED ON YOUR PROXY CARD AND HEREIN).

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON WEDNESDAY, MAY 12, 2010. THE COMPANY’S 2010 PROXY STATEMENT AND 2009 ANNUAL REPORT TO STOCKHOLDERS ARE AVAILABLE AT: WWW.BNYMELLON.MOBULAR.NET/BNYMELLON/NITE.

KNIGHT CAPITAL GROUP, INC.

ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 12, 2010

PROXY STATEMENT

This Proxy Statement (the “Proxy Statement”) is being furnished to stockholders of Knight Capital Group, Inc., a Delaware corporation (together with its subsidiaries, except where the context otherwise requires, “Knight” or the “Company”), in connection with the solicitation of proxies by the Board of Directors of the Company (the “Board of Directors” or the “Board” and each member thereof a “Director”) for use at the Annual Meeting of Stockholders (including any adjournments or postponements thereof), which will be held at our corporate headquarters located at 545 Washington Boulevard, Jersey City, New Jersey 07310 on Wednesday, May 12, 2010 at 1:00 p.m. (the “Annual Meeting”). This Proxy Statement, the accompanying proxy card and the 2009 Annual Report to Stockholders are first being mailed to stockholders on or about April 9, 2010.

At the Annual Meeting, stockholders will be asked to consider and vote on proposals to: (i) elect eight members of the Company’s Board of Directors to serve until the Company’s next annual meeting of stockholders and until such Directors’ successors are duly elected and qualified; (ii) approve the Knight Capital Group, Inc. 2010 Equity Incentive Plan; (iii) ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2010; and (iv) transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

All stockholders will need to present photo identification to be admitted into the Annual Meeting. Beneficial owners of stock held by banks, brokers or investment plans (in “street name”) will also need proof of ownership. A recent brokerage statement or letter from your broker or bank are examples of proof of ownership.

The principal executive offices of the Company are located at 545 Washington Boulevard, Jersey City, New Jersey 07310, and the telephone number is (201) 222-9400.

Solicitation and Voting of Proxies; Revocation

You may vote in any of the following four ways: (1) by attending the Annual Meeting; (2) by calling the toll-free telephone number listed on the proxy card; (3) by voting on the Internet at the website address listed on the proxy card; or (4) by marking, signing, dating and mailing your proxy card in the postage-paid envelope provided.

Shares of Knight Class A Common Stock (the “Common Stock”) that are entitled to vote and are represented by a proxy properly signed and received at or before the Annual Meeting, unless subsequently properly revoked, will be voted in accordance with the instructions indicated therein. If a proxy is signed and returned without indicating any voting instructions for any particular matter or matters, shares of Common Stock represented by such proxy will be voted as follows:

FOR the election of each of the eight nominees to the Company’s Board of Directors;

FOR the approval of the Knight Capital Group, Inc. 2010 Equity Incentive Plan; and

FOR the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2010.

The Board of Directors is not currently aware of any business to be acted upon at the Annual Meeting other than as described herein. If, however, other matters are properly brought before the Annual Meeting or any adjournments or postponements thereof, the persons appointed as proxies will have the discretion to vote or act thereon in accordance with their best judgment, unless authority to do so is withheld in the proxy.

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before the shares represented by such proxy are voted at the Annual Meeting by: (i) attending and voting in person at the Annual Meeting; (ii) giving notice of revocation of the proxy at the Annual Meeting; or (iii) delivering to the Corporate Secretary of Knight (a) a written notice of revocation or (b) a duly executed proxy card relating to the same shares and matters to be considered at the Annual Meeting, bearing a date later than the proxy previously executed. Attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy. All written notices of revocation and other communications with respect to the revocation of proxies should be addressed as follows: Knight Capital Group, Inc., 545 Washington Boulevard, Jersey City, New Jersey 07310, Attention: Corporate Secretary, and must be received before the taking of the votes at the Annual Meeting. If you own shares held in street name and wish to vote at the Annual Meeting, you must have a legal proxy from your broker.

The Company will bear the entire cost of the solicitation of proxies and the cost of printing and mailing this Proxy Statement. The Company has retained the services of BNY Mellon Shareowner Services LLC (“Mellon”) to assist in the solicitation of proxies. Mellon will receive a fee from the Company for services rendered of approximately $13,500, plus out-of-pocket expenses. In addition to solicitation by mail, the Directors, officers and employees of the Company may solicit proxies from stockholders of the Company by telephone, electronic communication or by personal interview. Such Directors, officers and employees will not be additionally compensated for any such solicitation but may be reimbursed for reasonable out-of-pocket expenses in connection therewith. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of shares held of record by such persons and the Company will reimburse such custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses in connection therewith.

You can save the Company additional expense by electing to receive future proxy statements and annual reports electronically. If you would like to request this electronic delivery, please enroll after you complete your voting. If your shares are held in street name, you may enroll at www.icsdelivery.com. If you are a registered stockholder, you may enroll at www.bnymellon.com/shareowner/isd. If you elected to receive this Proxy Statement electronically over the Internet and would now like to receive a paper copy of this Proxy Statement so that you may submit a paper proxy in lieu of an electronic proxy, please notify the Corporate Secretary of the Company of this request in writing at the address set forth at the beginning of this Proxy Statement.

Record Date; Outstanding Shares; Voting at the Annual Meeting

Only holders of Common Stock at the close of business on April 1, 2010 will be entitled to receive notice of, and to vote at, the Annual Meeting. At the close of business on April 1, 2010, the Company had 89,057,871 shares of Common Stock outstanding and entitled to vote (this figure includes outstanding restricted stock which have associated voting rights but does not include restricted stock units which do not have voting rights). Shares of Common Stock represented by proxies which are marked “abstain” will be counted as shares present for purposes of determining the presence of a quorum on all matters, but will not be counted as votes cast in favor of the matters brought before the stockholders at the Annual Meeting. Proxies relating to street name shares that are voted by brokers will be counted as shares present for purposes of determining the presence of a quorum on all matters, but will not be treated as shares having voted at the Annual Meeting as to any proposal as to which authority to vote is withheld by the broker.

The presence, in person or by proxy, at the Annual Meeting of the holders of at least a majority of the votes entitled to be cast at the Annual Meeting, and at any adjournment or postponement thereof, is necessary to constitute a quorum for the transaction of business. Because the approval of the Knight Capital Group, Inc. 2010 Equity Incentive Plan and the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2010, each requires the approval of a majority of the shares present, in person or by proxy, and entitled to vote on the relevant proposal, abstentions will have the same effect as a negative vote on the relevant proposal. However, broker non-votes (where the broker does not have discretionary voting authority for that matter and has not received voting instructions from the owner of the shares) will be disregarded and have no effect on the outcome of the vote for these matters. “Withhold” votes in the voting on the election of Directors will also have no effect on the outcome of the vote.

No Appraisal Rights

Stockholders have no rights under Delaware law, our Amended and Restated Certificate of Incorporation or our Amended and Restated By-Laws to exercise dissenters’ rights of appraisal with respect to any of the matters to be voted upon at the Annual Meeting.

Postponement or Adjournment of the Annual Meeting

If the Annual Meeting were to be postponed or adjourned, your proxy would still be valid and may be voted at the postponed or adjourned meeting in the manner described in this Proxy Statement. You would still be able to revoke your proxy until it was voted.

PROPOSAL 1—ELECTION OF DIRECTORS

Directors of the Company will be elected by a plurality vote of the outstanding shares of Common Stock present, in person or represented by proxy, at the Annual Meeting. Under applicable Delaware law, in tabulating the votes, “Withhold” votes in the voting on the election of Directors will have no effect on the outcome of the vote.

Knight currently has eight members on its Board of Directors. All of the current members of the Board of Directors have been approved, recommended and nominated for re-election to the Board of Directors by the Company’s Nominating and Corporate Governance Committee and by the Board of Directors. Each of the eight current Directors nominated for election this year was elected by the stockholders at the 2009 Annual Meeting of Stockholders. The Board of Directors has determined that each of its current Directors, including all Directors standing for re-election, except for Mr. Joyce, our Chairman and Chief Executive Officer, is independent within the meaning of the Securities and Exchange Commission (“SEC”) and The NASDAQ Stock Market LLC (“NASDAQ”) director independence standards, as currently in effect.

The Board of Directors has been informed that all persons listed below are willing to serve as Directors, but if any of them should decline or be unable to act as a Director, the individuals named in the proxies will vote for the election of such other person or persons as they, in their discretion, may choose. The Board of Directors has no reason to believe that any such nominees will be unable or unwilling to serve.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE ELECTION OF EACH OF THE NOMINEES LISTED HEREIN FOR DIRECTOR.

Nominees for Election as Directors

The name, age (as of April 1, 2010), principal occupation for the last five years, selected biographical information and period of service as a Director of the Company of each of the nominees for Director are set forth hereafter.

Thomas M. Joyce (55), Chairman of the Board and Chief Executive Officer of the Company, has over 30 years of experience in the securities industry. Mr. Joyce has been Chairman of the Board of the Company since December 2004 and has served as a Director since October 2002. He has been Chief Executive Officer of the Company since May 2002. From December 2001 to May 2002, Mr. Joyce was the Global Head of Trading at Sanford C. Bernstein & Co. Prior to that, Mr. Joyce held a variety of leadership roles in the Global Institutional Equity business during his 15 years at Merrill Lynch & Co., where his last position was Head of Global Equity eCommerce from 1999 through 2001. Mr. Joyce is currently a member of the Board of Directors of the Securities Industry and Financial Markets Association (“SIFMA”) and the Special Olympics Connecticut, Inc. He is a former member of the Board of Directors of NASDAQ. Mr. Joyce received his A.B. in Economics from Harvard College in 1977. Mr. Joyce’s qualifications to serve on the Board of Directors include his significant experience in the securities industry; senior leadership roles in global organizations, including as Chief Executive Officer of Knight; and his detailed knowledge and unique perspective and insight regarding the strategic and operational opportunities and challenges for Knight and its businesses.

William L. Bolster (66), Lead Director of the Company, has served on the Board since November 2003. Mr. Bolster was Chairman and Chief Executive Officer of CNBC International from July 2001 to November 2003 and was a consultant to CNBC International until February 2004. Prior thereto, he was President of CNBC from January 1996 until July 2001. Previously, Mr. Bolster was President and General Manager of WNBC-TV in New York. Mr. Bolster received a B.A. in Business Administration from Loras College in 1967. Mr. Bolster’s qualifications to serve on the Board of Directors include his experience in a senior leadership role at a large corporation; his in-depth knowledge and understanding of trends in the economy based on his years of experience covering such matters at a global news and media organization; and his experience in the important role of Lead Director of the Company.

Gary R. Griffith (70), Director of the Company, has served on the Board since the Company’s initial public offering and, before that, as an advisory board member of Roundtable Partners, L.L.C., the Company’s predecessor, since March 1995. He has been an independent financial consultant since 1990 and has worked in investment banking and financial consulting since 1980. Before 1980, Mr. Griffith was with CBS, Inc. and Price Waterhouse. He is a member of the American Institute of Certified Public Accountants (“AICPA”), New York State Society of CPA’s and Financial Executives International. Mr. Griffith is a certified public accountant who received a B.S. in Business Administration from Ohio State University in 1963. Mr. Griffith’s qualifications to serve on the Board of Directors include his significant experience in the financial and securities industries; his background in accounting; and his substantial experience as a Director or advisory board member of the Company and its predecessor over the past 15 years.

James W. Lewis (68), Director of the Company, has served on the Board since January 2009. Mr. Lewis is the Chairman of Vietnam Partners, LLC. Prior to founding Vietnam Partners, LLC in 2003, he was a Managing Director at Morgan Stanley where he spent 17 years working in senior positions across equities, fixed income and asset management. Mr. Lewis also served for a period of time as chairman of the firm’s risk management committee. He is also a former member of the New York Stock Exchange (“NYSE”). Mr. Lewis currently serves as a director at Geometry Group LLC affiliates Investarit AG, Shamrock Asset Management LLC and Schuylkill Capital Management LLC. In addition, he is a member of the Advisory Councils at the University of Chicago Booth School of Business, Miami University (Ohio) and Fordham University. He is also a member of the Finance Committee at Jazz at Lincoln Center. Mr. Lewis received a B.S. from Miami University (Ohio) in 1963 and an M.B.A. in Finance from the University of Chicago in 1970. Mr. Lewis’ qualifications to serve on the

Board of Directors include his significant experience in the securities and financial services industries; his experience as the founder and Chairman of an investment banking and advisory services firm; and his experience as a director of other companies in the securities and financial services industries.

Thomas C. Lockburner (70), Director of the Company, has served on the Board since February 2004. Mr. Lockburner spent more than 40 years at Deloitte & Touche LLP (“Deloitte”), where he was a partner specializing in the financial services and securities industries. During his tenure at Deloitte, Mr. Lockburner was the National Industry Director for the Securities Industry with responsibility for all of the firm’s services to its securities industry clients. He is a member of the Financial Management and Securities Operations divisions of SIFMA. He also is a past member of the Executive Committees of both the Financial Management and Internal Audit divisions of SIFMA. Mr. Lockburner also is a member of the AICPA and served as Chairman of its Stockbrokerage and Investment Banking Committee and as a member of its Commodities Futures Trading Committee. He previously served as a member of the Financial Industry Regulatory Authority (“FINRA”) Financial Responsibility Committee and as a FINRA Arbitrator. Mr. Lockburner is a certified public accountant who received a B.A. in Accounting from Franklin & Marshall College in 1962. Mr. Lockburner’s qualifications to serve on the Board of Directors include his significant experience in the financial services and securities industries as a certified public accountant with Deloitte and his knowledge and understanding of regulatory matters affecting such industries.

James T. Milde (49), Director of the Company, has served on the Board since May 2005. Mr. Milde has almost 25 years of broad corporate experience. He is currently President of Summit Advisors, a management consulting firm, and also serves as Executive Vice President–Global Services for Keane Consulting. From February 2006 to September 2007, he was the Senior Vice President and Chief Information Officer of United Rentals, Inc. Mr. Milde previously served as the Senior General Manager, Chief Information Officer for Sony Electronics, Inc., from January 2002 to January 2006, where he was responsible for all facets of information technology, supply chain and software related ventures across the United States. Prior thereto, Mr. Milde served as the Senior Vice President, Chief Information Officer for The Pepsi Bottling Group from 1999 to February 2002. He received a B.A. in Economics and Finance from St. Lawrence University in 1982 and an M.B.A. from Clarkson University in 1984. He currently serves on the Clarkson University Board of Trustees. Mr. Milde’s qualifications to serve on the Board of Directors include his significant corporate experience in senior leadership roles at a broad range of companies and his significant knowledge and understanding of matters related to information technology, an important area for Knight and its businesses.

Christopher C. Quick (52), Director of the Company, has served on the Board since January 2009. Mr. Quick is the former CEO of Banc of America Specialist, a wholly-owned subsidiary of Bank of America Corporation and member firm of the NYSE. He is also a past Vice Chairman of Global Wealth and Investment Management with Bank of America. Mr. Quick has spent his entire career in the specialist business and was instrumental in various mergers and acquisitions as the industry underwent a period of consolidation. From 1982 to 2004, he served as Chairman and Chief Executive Officer of Q&R Specialist, JJC Specialist and Fleet Specialists where he remained following the firm’s acquisition by Bank of America Corporation. He is a member of the Boards of Trustees of The Alfred E. Smith Memorial Foundation Inc., The Boys Club of New York, Catholic Relief Services, Fairfield University, Mutual of America and Saint Vincent Catholic Medical Center New York. He is also a former member of the NYSE Board of Directors. Mr. Quick received a B.S. in Finance from Fairfield University in 1979. Mr. Quick’s qualifications to serve on the Board of Directors include his significant experience in the financial services and securities industries, including in the specialist business, in senior leadership roles and his substantial experience with post-merger and acquisition integration matters.

Laurie M. Shahon (58), Director of the Company, has served on the Board since July 2006. Ms. Shahon is the President of Wilton Capital Group, a private direct investment firm she founded in 1994 that makes principal investments in later-stage ventures and medium-sized buyouts. She previously held investment banking positions with Morgan Stanley and Salomon Brothers. Ms. Shahon received an A.B. in English and Political Science from Wellesley College in 1974 and an M.B.A. from Columbia University in 1976. She is a former Adjunct Professor of Finance at Columbia Business School. Ms. Shahon has served on the boards of several public companies over the past 20 years, including The Bombay Company, Inc., Eddie Bauer Holdings, Inc. and Kitty Hawk Inc. over the past five years. Ms. Shahon’s qualifications to serve on the Board of Directors include her significant experience in the financial services and securities industries; her experience as the founder of a private direct investment firm; and her experience as a director of other publicly traded companies.

Board of Directors and its Committees

During 2009, the Board of Directors met nine (9) times and took action by unanimous written consent on two (2) other occasions. The Company’s independent Directors also met at regularly scheduled executive sessions on at least a quarterly basis. Mr. Bolster serves as the Company’s Lead Director. Messrs. Lewis and Quick each became members of the Board of Directors on January 8, 2009. The Company had, as standing committees in 2009, a Finance and Audit Committee, a Compensation Committee, a 162(m) Committee, and a Nominating and Corporate Governance Committee. The committee membership and meetings during the last fiscal year and the function of each of the standing committees are described below. As an executive officer of the Company, Mr. Joyce does not serve as a member of any Board committees. All Directors attended at least 75% of the Board’s meetings and 100% of the meetings of any committees of the Board of Directors of which they were members in 2009. Our corporate website, at www.knight.com in the “Corporate Governance” section of “Investor Relations”, provides information regarding our policy on Director attendance at our Annual Meeting and last year’s attendance by our Board. The contents of our corporate website are not deemed incorporated by reference herein.

Name of Director	Finance and Audit	Compensation	162(m)(1)	Nominating and Corporate Governance
Non-Employee Directors:
William L. Bolster	Member	Chairperson	Member	Chairperson
Gary R. Griffith	Member	—	—	Member
James W. Lewis (2)	—	—	—	Member
Thomas C. Lockburner	Chairperson	—	Member	Member
James T. Milde	—	Member	—	Member
Christopher C. Quick (2)	—	—	—	Member
Laurie M. Shahon	Member	Member	—	Member
Number of Meetings in 2009	12	9	2	2

(1)	The Company’s 162(m) Committee was dissolved on March 22, 2010. The Compensation Committee assumed these duties following the date of dissolution.
(2)	Mr. Lewis and Mr. Quick each became members of the Nominating and Corporate Governance Committee on January 8, 2009.

Finance and Audit Committee

The current members of the Finance and Audit Committee are Messrs. Lockburner, Bolster and Griffith and Ms. Shahon, each of whom is not an officer or employee of the Company. Mr. Lockburner serves as the Chairman of the Finance and Audit Committee. The Board of Directors has determined in its business judgment that each member is in compliance with the independence, experience and financial literacy requirements set forth by NASDAQ, The Sarbanes-Oxley Act of 2002 and rules adopted by the SEC pursuant to The Sarbanes-Oxley Act of 2002, as currently in effect. The Board of Directors has also determined in its business judgment that Messrs. Lockburner and Griffith and Ms. Shahon are each an “audit committee financial expert” as defined under SEC rules. The SEC provides that an “audit committee financial expert” does not have additional duties, obligations or liabilities and is not considered an expert under the Securities Act of 1933.

The Finance and Audit Committee held twelve (12) meetings during 2009 and took action by unanimous written consent on two (2) other occasions. The Finance and Audit Committee operates under a written charter, which was most recently amended by the Board of Directors on April 6, 2010, a current copy of which is attached hereto as Exhibit A, and also available through the Knight corporate web site at www.knight.com in the “Corporate Governance” section of “Investor Relations”. The Finance and Audit Committee of the Board of Directors assists the Company’s Board of Directors in fulfilling its oversight of: (1) the integrity of the financial statements and its risk and control environment; (2) the qualification of, and relationship with, the independent registered public accounting firm; (3) the Company’s internal audit function; (4) compliance with applicable legal and regulatory requirements; and (5) compliance with the Company’s Code of Business Conduct and Ethics. The Finance and Audit Committee also reviews and makes recommendations to the Board regarding: (i) all proposed material capital formation plans, including planned issuances of equity securities and debt instruments, and stock repurchase programs; and (ii) certain acquisitions, investments, new business ventures, and divestitures by the Company; and (iii) annually reviews and approves the Company’s treasury investment policy outlining the general investment objectives of the Company and the specific instruments for which investments are permitted. The Finance and Audit Committee Report is included herein on page 45.

Compensation Committee

The current members of the Compensation Committee are Messrs. Bolster and Milde and Ms. Shahon, each of whom is independent within the meaning of NASDAQ’s independence standards, as currently in effect. Mr. Bolster serves as Chairman of the Compensation Committee. The Compensation Committee is governed by a written charter, a current copy of which is available on our corporate website at www.knight.com in the “Corporate Governance” section of “Investor Relations”. The Compensation Committee has delegated to Mr. Joyce the ability to make limited equity grants to employees, except for executive officers, for promotions or new hires.

The Compensation Committee has responsibility for approving and evaluating executive officer compensation, incentive compensation and equity-based plans, policies and programs of the Company and its subsidiaries. The Compensation Committee also evaluates the performance of the Company’s Chief Executive Officer, and, based on such evaluation, reviews and approves his annual salary, cash incentive bonus and long-term equity incentive bonus. The Compensation Committee is also responsible for producing an annual report on executive compensation and assisting management in the preparation of a compensation discussion and analysis. See “Executive Compensation” herein starting on page 13.

The Compensation Committee may retain and/or terminate outside compensation consulting firms to assist in the evaluation of executive officer compensation. The Compensation Committee also has the authority to obtain advice and assistance from internal or external legal, accounting, and other advisors. The Compensation Committee’s use of compensation consultants is described under “Compensation Discussion and Analysis” herein on page 13.

During 2009, the Compensation Committee held nine (9) meetings and took action by unanimous written consent on one (1) other occasion. The Compensation Committee Report on Executive Compensation is included herein on page 19.

162(m) Committee

Throughout 2009 and until March 22, 2010, the Company also had a separate 162(m) Committee of which Messrs. Bolster and Lockburner, each of whom were an “outside director” within the meaning of Section 162(m) of the Internal Revenue Code, were members. On March 22, 2010, the Board dissolved the 162(m) Committee (which occurred after the certification of the results of the performance criteria for 2009 in January 2010) and the Compensation Committee assumed these duties following such date of dissolution, as each member is considered an “outside director”. The 162(m) Committee provided assistance to the Board of Directors and the

Compensation Committee in 2009 by setting performance-based compensation criteria for the Company’s Chief Executive Officer and other key executives, certifying the results of such performance at the end of the annual performance period and awarding the resulting performance-based compensation to such key executives. The 162(m) Committee also was responsible for making stock option, restricted stock and restricted stock unit grants to such key executives. The 162(m) Committee held two (2) meetings in 2009 and took action by unanimous written consent on one (1) other occasion.

Nominating and Corporate Governance Committee

The current members of the Nominating and Corporate Governance Committee (“NCGC”) are Messrs. Bolster, Griffith, Lewis, Lockburner, Milde and Quick and Ms. Shahon. Messrs. Lewis and Quick joined the NCGC on January 8, 2009. Mr. Bolster is the Chairman of the NCGC. Each member of our NCGC is independent within the meaning of NASDAQ’s independence standards, as currently in effect. The NCGC is governed by a written charter, a current copy of which is available on our corporate website at www.knight.com in the “Corporate Governance” section of “Investor Relations.” A primary function of the NCGC is to identify and recommend to the Board individuals qualified to serve as Directors of the Company, consistent with the criteria included in the charter of the NCGC and our Corporate Governance Guidelines. The NCGC also considers nominee recommendations from stockholders of the Company. In connection with the identification and recommendation of nominees, the NCGC reviews the requisite skills of Board members, as well as the composition of the Board as a whole. As stated in the Company’s Corporate Governance Guidelines, this assessment includes a consideration of independence and diversity of age, professional experience (including skills and industry background), gender, ethnic background and country of citizenship, as well as the ability of current and prospective directors to devote sufficient time to performing their duties in an effective manner. Other functions of the NCGC include: (i) recommending the size of, and Directors to serve on, committees of the Board; (ii) advising the Board with respect to matters of Board composition and procedures; (iii) developing and recommending to the Board a set of corporate governance principles applicable to the Company and overseeing corporate governance matters generally; and (iv) overseeing the annual evaluation of the Board and the Company’s management. The NCGC held two (2) meetings in 2009 and took action by unanimous written consent on one (1) other occasion.

CORPORATE GOVERNANCE

As more fully described above, the Company has a Nominating and Corporate Governance Committee (the “NCGC”). All of the members of the Board, other than Mr. Joyce, serve on the NCGC, and each is an independent Director under the NASDAQ listing standards, as currently in effect. The NCGC held two (2) meetings in 2009 and took action by unanimous written consent on one (1) other occasion.

The NCGC is governed by a written charter, a current copy of which is available on our corporate website at www.knight.com in the “Corporate Governance” section of “Investor Relations”. The Board has also adopted a set of written Corporate Governance Guidelines recommended by the NCGC, which is also available on our corporate website. A copy of the charter, along with the Corporate Governance Guidelines, is also available in print to stockholders upon request, addressed to Communications, Marketing and Investor Relations at Knight Capital Group, Inc., 545 Washington Boulevard, Jersey City, New Jersey 07310.

Board Leadership Structure

The Board of Directors believes that Mr. Joyce’s service as both Chairman of the Board of Directors and Chief Executive Officer is in the best interest of the Company and its stockholders at this time. Mr. Joyce possesses detailed and in-depth knowledge of the issues, opportunities and challenges facing the Company and its businesses and is therefore well-positioned to develop agendas that ensure that the Board’s time and attention are focused on the most critical matters. His combined role enables decisive leadership, ensures clear accountability, and enhances the Company’s ability to communicate its message and strategy clearly and consistently to the Company’s stockholders, employees, customers and suppliers, particularly during times of turbulent economic and industry conditions.

Each of the Directors other than Mr. Joyce is independent, and the Board believes that the independent Directors provide effective oversight of management, including through the Committees of the Board of Directors described herein. Moreover, in addition to feedback provided during the course of Board meetings, the independent Directors have regular executive sessions. The Lead Director, currently Mr. Bolster, also plays an important role in the Company’s corporate governance structure. The Lead Director’s responsibilities include: presiding at meetings of the Board of Directors at which the Chairman is not present, including executive sessions of the independent directors; serving as liaison between the Chairman and the independent Directors; convening meetings of the independent Directors; consulting with the Chairman on matters relating to Board performance and corporate governance; providing the Chairman with input regarding agenda items for Board and Committee meetings; and coordinating with the Chairman regarding information to be provided to the independent Directors in performing their duties. The Board of Directors believes that the role of the independent Directors and Lead Director combined with the Company’s overall corporate governance policies and practices appropriately and effectively complement the combined CEO/Chairman structure.

Board Risk Oversight

Management has a process embedded throughout the Company to identify, analyze, manage and report on all significant risks facing the Company. In performance of risk oversight, the Board and its committees receive reports and regularly meet with the Company’s Chief Executive Officer and other senior managers on significant risks facing the Company, including enterprise, financial, operational and strategic risks. The independent Board members also discuss the Company’s significant risks when they meet in executive session without management.

In addition to oversight of enterprise and strategic risk by the Board of Directors, each of the Board committees reviews with management significant risks related to the committee’s area of responsibility and reports to the Board on such risks, which include:

•	The Compensation Committee’s review of risks related to Company-wide compensation and management resources;

•

The Finance and Audit Committee’s review of risks relating to the financial statements and financial reporting processes, as well as key credit risks, liquidity risks, market risks, compliance and risks arising from related person transactions, and the guidelines, policies and processes for monitoring and managing those risks; and

•	The Nominating and Corporate Governance Committee’s review of risks related to the Company’s governance structure and processes and succession planning.

Identification and Evaluation of Director Candidates

The NCGC believes that the minimum qualifications for serving as a director are that a nominee demonstrate, by significant accomplishment in his or her field, an ability to make a meaningful contribution to the Board’s oversight of the business and affairs of the Company and for the nominee to have an impeccable record and reputation for honest and ethical conduct in both his or her professional and personal activities. In this regard, the NCGC examines a candidate’s specific experiences and skills, time availability in light of other commitments, potential conflicts of interest and independence from management and the Company. Annex A to our Nominating and Corporate Governance Committee Charter lists criteria for nomination to our Board. Also, our Corporate Governance Guidelines list specific qualification rules for all of our Board members and nominees.

The NCGC identifies potential nominees by asking current Directors and executive officers to notify the NCGC if they become aware of persons meeting the criteria described above. The NCGC also, from time to time, engages firms that specialize in identifying director candidates. As described below, the Committee will also consider candidates recommended by stockholders.

Once a person has been identified by the NCGC as a potential candidate, the NCGC may collect and review publicly available information regarding the person to assess whether the person should be considered further. If the NCGC determines that the candidate warrants further consideration, the NCGC contacts the person. Generally, if the person expresses a willingness to be considered and to serve on the Board, the NCGC requests information from the candidate, reviews the person’s accomplishments and qualifications, conducts due diligence, including background checks, and conducts one or more interviews with the candidate. The NCGC members may also contact one or more references provided by the candidate or may contact other members of the business community or other persons who may have greater first-hand knowledge of the candidate’s accomplishments and qualifications. All information regarding the candidate is then provided to the NCGC for review and consideration. The NCGC’s evaluation process does not vary based on whether or not a candidate is recommended by a stockholder.

Stockholder Recommendations for Director Nominees

The NCGC will consider director candidates recommended by stockholders for nomination to the Board. In considering candidates submitted by stockholders, the NCGC will take into consideration the needs of the Board and the qualifications of the candidate. To have a candidate considered by the NCGC, a stockholder must submit the recommendation in writing and must include the following information (as more fully described in the Company’s Amended and Restated By-Laws): (a) as to the stockholder (i) the name of the stockholder and evidence of the person’s ownership of Common Stock, including the number of shares owned, (ii) a brief description of all arrangements or understandings between such stockholder and each proposed nominee, (iii) a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice, and (iv) any other information relating to such person that would be required pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”); and (b) as to each proposed nominee (i) the age, business address and residence of the proposed nominee, (ii) the principal occupation or employment of the proposed nominee, (iii) the number of shares owned by the proposed nominee, if any, (iv) the proposed nominee’s consent to be named as a Director if selected by the NCGC and nominated by the Board, and (v) any other information relating to such proposed nominee that would be required pursuant to Section 14 of the Exchange Act. The stockholder recommendation, and accompanying information described above, must be sent to the Corporate Secretary at Knight Capital Group, Inc., 545 Washington Boulevard, Jersey City, New Jersey 07310.

Corporate Governance Guidelines

The NCGC is responsible for overseeing the Corporate Governance Guidelines and reporting and making recommendations to the Board concerning governance matters. Among other matters, the Corporate Governance Guidelines include the following items concerning the Board of Directors: (i) independent Directors will comprise a majority of the Board; (ii) disqualifying factors preventing a Board candidate or Director from serving or continuing to serve on the Board, absent a waiver by a majority of the Board; and (iii) qualifications for non-employee and employee Board members.

Stockholder Communications

The Board has established a process to receive communications from stockholders. Stockholders may contact any member (or all members) of the Board, any Board committee or any chair of any such committee by mail. To communicate with the Board of Directors, any individual or group of Directors or Board committee members, correspondence should be addressed to the Board of Directors or any such individual Directors or group or Board committee members by either name or title. All such correspondence should be sent to the Corporate Secretary at Knight Capital Group, Inc., 545 Washington Boulevard, Jersey City, New Jersey 07310. To communicate with any of our Directors electronically, stockholders may send an electronic message to boardofdirectors@knight.com.

All communications received as set forth in the preceding paragraph will be opened by our General Counsel for the sole purpose of determining whether the contents represent a message to our Directors. Any contents that are not in the nature of advertising, promotions of a product or service, or patently offensive material will be forwarded promptly to the addressee. In the case of communications to the Board or any group of Directors or Board committee members, our General Counsel will make sufficient copies of the contents to send to each Director who is a member of the group or committee to which the envelope or e-mail is addressed.

Executive Officers

Executive officers serve at the discretion of the Board of Directors. The following table sets forth certain information concerning the executive officers of the Company as of April 1, 2010 (none of whom has a family relationship with another executive officer):

Name	Age	Position
Thomas M. Joyce	55	Chairman of the Board and Chief Executive Officer
Gregory C. Voetsch	48	Executive Vice President, Head of Global Equities
Gary Katcher	53	Executive Vice President, Head of Global Fixed Income
Steven J. Sadoff	46	Executive Vice President, Chief Information Officer
Steven Bisgay	43	Senior Managing Director, Chief Financial Officer
Leonard J. Amoruso	44	Senior Managing Director, General Counsel

For selected biographical information with respect to Mr. Joyce, please see “Nominees For Election as Directors” beginning on page 4. Selected biographical information with respect to the other executive officers is set forth below.

Gregory C. Voetsch (48), Executive Vice President, Head of Global Equities of the Company, has over 25 years of experience in the securities industry. Mr. Voetsch has been with the Company since September 2002 and was the Head of the Company’s Institutional Client Group until January 2010. Prior to joining the Company, Mr. Voetsch was a Managing Director and Head of NASDAQ Sales Trading at Salomon Smith Barney, Inc. since 1997. He was also Co-Head of U.S. Sales Trading from 1999 to 2001. Previously, he was a NASDAQ Sales Trader at Salomon Smith Barney. Mr. Voetsch also spent ten years at Jefferies & Co. as an Equities Sales Trader.

Gary Katcher (53), Executive Vice President, Head of Global Fixed Income, has over 25 years of fixed income trading experience. Mr. Katcher was previously the Company’s Head of Global Institutional Fixed Income before he was named to his current role in January 2010. Prior to joining the Company, Mr. Katcher was the Chief Executive Officer of Libertas Holdings LLC and its operating subsidiaries, a firm he founded in 2002 which was acquired by the Company in July 2008. Mr. Katcher spent more than a decade at Merrill Lynch where he headed high yield trading. His career also includes roles at Royal Bank of Canada, Bear Stearns and E.F. Hutton where he started in 1982 and was eventually promoted to head the high yield desk. Mr. Katcher received a B.S. in Liberal Arts-Business Economics from State University of New York at Oneonta in 1979 and an M.B.A. from New York University in 1985.

Steven J. Sadoff (46), Executive Vice President, Chief Information Officer, oversees the newly created Operations, Service and Technology Group which handles the operations, facilities, infrastructure, electronic services and technology functions throughout the Company’s global locations. Mr. Sadoff has been with the

Company since April 2002 and was named Executive Vice President in January 2009. Prior to joining the Company, Mr. Sadoff was the Chief Information Officer for BondBook, responsible for global oversight, strategy, purchasing and implementation of technology. From 1995 until 2000, he was with Merrill Lynch & Co. where for the last two years, he was a director responsible for technology for the Global Liquidity and Credit businesses, in addition to leading e-commerce initiatives. For the first three years he was with Merrill Lynch Japan, responsible for front office technology and infrastructure. From 1990 to 1995, Mr. Sadoff was with Lehman Brothers, most recently as a Vice President. Mr. Sadoff holds a B.S. in Computer Science, an M.S. in Electrical Engineering, and a D.Sc. in Computer Science, all from Washington University in St. Louis.

Steven Bisgay (43), Senior Managing Director, Chief Financial Officer of the Company, has over 20 years of experience in the securities and financial services industries. Mr. Bisgay has been Chief Financial Officer of the Company since August 2007. Prior to his appointment, Mr. Bisgay was the Managing Director, Business Development for the Company since November 2005. Previously, Mr. Bisgay was the Group Controller for the Company since June 2003 and the Director of Internal Audit for the Company since June 2001. Mr. Bisgay is a certified public accountant and was employed in the Financial Services Industry Practice at the accounting firm of PricewaterhouseCoopers LLP from 1989 to 2001, most recently as a Senior Manager. Mr. Bisgay served on the Board of Managers of Direct Edge Holdings LLC from July 2007 to December 2008. He received a B.S. in Accounting from Binghamton University in 1989 and an M.B.A. from Columbia University in 2000.

Leonard J. Amoruso (44), Senior Managing Director, General Counsel, oversees all legal, compliance, regulatory and market structure matters for the Company. Mr. Amoruso has been General Counsel of the Company since May 2007. Prior to his appointment, Mr. Amoruso was the Senior Managing Director and Chief Compliance Officer of the Company since June 2003. From October 1999 to June 2003, Mr. Amoruso served as Chief Compliance Officer and Assistant General Counsel of the Company’s wholly-owned subsidiary, Knight Securities, L.P (now known as Knight Equity Markets, L.P.). Prior to joining the Company, Mr. Amoruso spent a decade with FINRA’s District 10 office in New York, most recently as Deputy Director. Mr. Amoruso serves on numerous industry committees and is a frequent speaker at industry conferences. He also currently serves on the Board of Managers of Direct Edge Holdings LLC. Mr. Amoruso received a B.B.A. in Banking, Finance and Investments from Hofstra University in 1986 and a J.D. from Hofstra University School of Law in 1989.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis explains aspects of our executive compensation program for our named executive officers. For 2009, our “Named Executive Officers” and their titles were as follows:

•	Thomas M. Joyce, Chairman of the Board and Chief Executive Officer;

•	Gregory C. Voetsch, Executive Vice President, Head of Institutional Client Group;

•	James P. Smyth, Executive Vice President, Head of Broker-Dealer Client Group;

•	Gary Katcher, Executive Vice President, Head of Global Institutional Fixed Income; and

•	Steven Bisgay, Senior Managing Director, Chief Financial Officer.

The Company’s executive compensation program is designed to retain, motivate, reward and recruit the talent needed to achieve growth and long-term success. Accordingly, in designing the executive compensation program, we focused on the following objectives: (i) providing competitive compensation and benefits; (ii) providing balanced incentives for achieving short- and long-term business goals and objectives; and (iii) aligning long-term economic interests of our executives with stockholders’ interests.

Compensation Approval Process

The Compensation Committee of the Board of Directors (the “Compensation Committee”) is responsible for approving and evaluating the executive compensation program. The Compensation Committee has retained an independent consulting firm, Deloitte Consulting LLP (“Deloitte”), with respect to executive compensation matters related to our Chief Executive Officer. Deloitte reports to and acts at the sole direction of the Compensation Committee. The retention and, where appropriate, termination of Deloitte are at the Compensation Committee’s sole discretion, and such decisions are made without the participation of any officer or other member of the Company’s management. Although the Company pays Deloitte’s compensation, the Compensation Committee, in its sole discretion, approves the fees to Deloitte and any other terms related to Deloitte’s engagement. In the last five years, Deloitte has not performed, and does not currently provide, any services to management or the Company.

To determine competitive market compensation for our Named Executive Officers and other executive management, the Compensation Committee, in November 2009, considered comparative market data provided by Deloitte along with data provided by the independent compensation consultant retained by the Company, Towers Perrin (now known as “Towers Watson” as a result of a merger with Watson Wyatt on January 1, 2010). Towers Watson reports to, and acts at the sole direction of, the Company’s management. The Company’s management approves the fees to Towers Watson and any other terms related to Towers Watson’s engagement. Except for work performed in 2007 and 2008 by Watson Wyatt (a predecessor to Towers Watson) on behalf of the Board related to Director compensation, Towers Watson has not performed, and does not currently provide, any direct services to the Compensation Committee. Using publicly available information contained in proxy statements related to the 2008 performance year, the consultants provided a comparative analysis of the compensation of named executive officers at other public financial services companies. In addition, the consultants used their proprietary databases to compare non-public compensation information related to the 2008 performance year for individuals having similar roles at leading global competitors. For the public company comparisons, the peer group consisted of: Interactive Brokers Group, Inc.; Investment Technology Group, Inc.; Jefferies Group, Inc.; NASDAQ OMX Group, Inc.; and NYSE Euronext. For the non-public information comparisons, the comparative group consisted of: Bank of America Corporation; Barclays Capital; Citigroup Inc.; Credit Suisse Group; Deutsche Bank Group; The Goldman Sachs Group, Inc.; JPMorgan Chase & Co.;

Morgan Stanley; and UBS AG. This data, along with the Chief Executive Officer’s input, was used to establish competitive compensation levels for each Named Executive Officer and other members of executive management.

Our 162(m) Committee sets incentive compensation for our Named Executive Officers in accordance with the terms of our 2009 Executive Incentive Plan (“EIP”), which is our stockholder-approved plan in which each of our Named Executive Officers and other executive officers subject to Section 16 of the Exchange Act participates so that the cash and equity-based awards paid to our Named Executive Officers are not subject to the $1 million limit on deductible pay to Named Executive Officers. During the first quarter of each fiscal year, the 162(m) Committee, in consultation with the Compensation Committee, establishes annual performance criteria for each Named Executive Officer, including the Chief Executive Officer, and determines the formula to be used for calculation of each Named Executive Officer’s maximum incentive compensation payout. For 2009, such criteria were based on the Company’s consolidated 2009 pre-tax operating income. The Company’s achievement of the performance criteria does not ensure that the maximum award will be payable to a Named Executive Officer because the 162(m) Committee retains “negative discretion” to reduce the award based upon the assessment of an individual’s performance and the attainment of other Company performance objectives. The Compensation Committee may use any objectives and guidelines it deems appropriate in exercising “negative discretion” and also receives input from the Chief Executive Officer regarding the amount to be paid to the other Named Executive Officers.

At the end of the performance period, the 162(m) Committee certifies that the pre-established performance criteria were met and determines the maximum payout permitted based on the actual level of achievement versus the performance criteria. Prior to payment of incentive compensation to the Named Executive Officers other than the Chief Executive Officer, the Chief Executive Officer reviews with the Compensation Committee the broad performance objectives set for the other Named Executive Officers and provides his assessment as to whether such objectives were met and explains the rationale for the other Named Executive Officers’ and executive management’s proposed incentive compensation. If it agrees with the recommendation of the Chief Executive Officer, the Compensation Committee approves such incentive compensation amounts (which may in no event exceed the maximum payouts derived from the formula established by the 162(m) Committee, although the Company retains the right to pay its executives, including participants in the EIP, additional amounts outside of the EIP).

Compensation Components

The Company’s executive officer compensation program generally consists of three key elements: base salary, annual cash incentive compensation and long-term equity-based awards. Consistent with market practices in the financial services industry, most of the compensation of each Named Executive Officer consists of incentive compensation. Incentive compensation consists of annual cash incentives and long-term equity incentives. Allocation of the Chief Executive Officer’s compensation between annual cash and long-term equity incentives is determined by the Compensation Committee or by contractual agreement. The Chief Executive Officer determines this allocation for the other Named Executive Officers and executive management. Generally, the Company’s executive compensation programs are designed so that executives will receive a mix of annual cash incentives (representing approximately 60% of total compensation, except in the case of Mr. Katcher who receives 75% in cash incentives pursuant to his employment agreement) and long-term equity incentives (representing approximately 40% of total compensation, except in the case of Mr. Katcher who receives 25% in long-term equity incentives pursuant to his employment agreement), each of which is described below.

Salaries

In general, salaries are intended to make up the smallest portion of overall executive compensation. Base salaries of executive officers are fixed at the beginning of each year and typically are not changed during the year except for promotions or changes in responsibility. Base salaries are reviewed annually by the Compensation

Committee and adjusted from time to time to realign salaries with market levels, individual performance and industry experience. The Compensation Committee also considers salaries relative to those of others within the Company and may, on occasion, make adjustments to salaries or other elements of total compensation, such as annual and long-term incentive opportunities, where a failure to make such an adjustment would result in a compensation imbalance that the Compensation Committee deems inappropriate and may also result in a retention risk. None of the Named Executive Officers received an increase in base salary in 2009 or 2010 as the current mix of salary and incentive compensation was deemed to be in line with market and competitive practices.

Performance-Based Annual Awards

Each of our Named Executive Officers participates in the EIP, which provides for annual incentive compensation based on the achievement of performance goals and objectives and which is designed to: (1) advance the interests of the Company and its stockholders by providing incentives in the form of periodic bonus awards to certain key employees who contribute significantly to strategic and performance objectives, and the growth, of the Company; and (2) further align the interests of the Company’s key employees with the interests of the stockholders because payments of bonus awards under the EIP are based on Company, division and/or subsidiary performance criteria. With respect to each Named Executive Officer, baseline performance goals are set by the 162(m) Committee, in consultation with the Compensation Committee. As to Named Executive Officers other than the Chief Executive Officer, additional broad performance objectives are established by the Chief Executive Officer in consultation with the Compensation Committee and are used to reduce the maximum award determined by the achievement of the baseline performance objectives. The particular performance goals or objectives reflect those measures which the Company views as key indicators of successful performance.

Mr. Joyce’s 2009 annual incentive opportunity was conditioned upon the achievement of certain consolidated pre-tax operating income targets of the Company, as set by the Compensation Committee in March 2009 and approved by the 162(m) Committee in March 2009. The pre-tax operating income targets for Mr. Joyce were as follows: (i) pre-tax operating income less than $0, no incentive bonus; or (ii) pre-tax operating income in excess of $0, incentive bonus equal to the greater of: (a) 3% of the first $350 million of pre-tax operating income plus 1.5% of pre-tax operating income in excess of $350 million, and (b) $3 million. In determining pre-tax operating income targets for the year, the Compensation Committee would exclude non-operating and extraordinary items, if any. In January 2010, solely for purposes of determining Mr. Joyce’s incentive compensation payout, the Compensation Committee approved, and the 162(m) Committee certified, management’s calculation of the Company’s 2009 pre-tax operating income of $218.4 million taking into account the above exclusions (which for 2009 pertained to an approximate $13 million lease loss benefit), and applied such pre-tax operating income to the targets established for Mr. Joyce to determine his 2009 annual incentive compensation of $6,551,291. Such amounts were awarded as a mix of cash (60%) and restricted stock units (representing the right to receive shares of Common Stock upon each vesting date) (“RSUs”) (40%). Such RSUs shall vest in three equal installments on each anniversary of the date of grant.

With respect to the other Named Executive Officers, in addition to the pre-tax income goals established by the 162(m) Committee, Mr. Joyce is actively involved, in consultation with the Compensation Committee, in the determination of broad performance objectives for them. Mr. Joyce meets with the Company’s executives to determine, and then set, broad performance objectives for the upcoming year based on the Company’s annual business plan and budget forecasts. He then provides the Compensation Committee with these broad objectives and explains the rationale as to why these broad performance objectives were selected and why they are an appropriate measurement of performance. At the end of the year, the 162(m) Committee certifies that the pre-tax income goals have been met and determines the maximum payout permitted based on the actual level of achievement of the pre-tax income goals. Mr. Joyce also informs the Compensation Committee as to his assessment regarding whether the broad performance objectives that were set have been met and takes that into consideration when determining each executive’s overall incentive compensation. The overall incentive compensation for each executive is then recommended by Mr. Joyce to the Compensation Committee for approval.

The broad performance objectives for Messrs. Voetsch, Smyth and Katcher were primarily related to the performance and growth of the business units they oversee. The broad performance objectives for Mr. Bisgay were based on separate performance measures for the disciplines which he oversees. Each of the factors comprising the performance objectives was considered in determining each executive’s compensation. Formulaic approaches were not used to weight these factors. Accordingly, each Named Executive Officer’s incentive compensation was determined using a balanced approach that considered, in the context of a competitive marketplace, a variety of factors, including: (i) the Company’s performance for the year; (ii) the executive’s contribution to that performance, partly taking into account the executive’s attainment of the broad performance objectives; (iii) a comparison with pay levels of comparable positions in the marketplace; and (iv) market conditions. Such 2009 incentive compensation was awarded as a mix of cash and RSUs in January 2010 (except for Mr. Katcher who received restricted stock pursuant to his employment agreement).

Long-Term Incentives

The Company believes that the most effective means to encourage long-term performance by our executive officers is to create an ownership culture. This philosophy is implemented through the granting of equity-based awards that vest based on continued employment. For the past few years, equity based awards that vest based on continued employment have consisted primarily of stock options and restricted stock. Recently, the Company has primarily used restricted stock and RSU (commencing in January 2009) awards as equity compensation, except for awards of stock options to our Chief Executive Officer in 2007 and awards of stock options to certain executive officers (excluding Named Executive Officers) in January 2010. The Company believes that the use of restricted stock and RSU awards more accurately reflects the pattern of equity-based awards that prevails in its peer group and in the external market generally.

Annual grants of stock options, restricted stock and/or RSUs to our executive officers that are part of the executive’s annual incentive compensation are approved at a regularly scheduled meeting of the Compensation Committee held during January of each year and the grant date is the last business day of January, the same day equity-based awards are made to all other eligible Company employees as part of their annual incentive compensation. The Compensation Committee may also make occasional grants during the year to executives, current employees and new employees and has delegated to the Company’s Chief Executive Officer the authority, subject to certain established limitations and ratification by the Compensation Committee, to make limited equity grants to current and new employees, other than executive officers, of the Company. These grants are typically associated with retention, promotion, acquisitions and hiring. The grant price for stock option grants is typically the average of the high and low price of a share of the Common Stock as quoted on the NASDAQ Global Select Market on the date preceding the date of grant.

2009 and 2008 Compensation Awards

In January 2010 and January 2009, based primarily on the performance of the Company and individual achievements, the Compensation Committee approved the following annual incentive awards to the Named Executive Officers for their performance in 2009 and 2008, respectively:

Name	Performance Year	Cash Award ($)	Value of RSU Awards ($)(1)	Total ($)
Thomas M. Joyce	2009	3,930,775	2,620,516	6,551,291
	2008	7,067,312	4,711,541	11,778,853

Gregory C. Voetsch	2009	2,685,000	1,790,000	4,475,000
	2008	2,850,000	1,900,000	4,750,000

James P. Smyth	2009	2,565,000	1,710,000	4,275,000
	2008	2,850,000	1,900,000	4,750,000

Gary Katcher (2)	2009	5,437,500	1,812,500	7,250,000
	2008	—	—	—

Steven Bisgay	2009	1,170,000	780,000	1,950,000
	2008	1,145,500	604,500	1,750,000

(1)

The number of RSUs granted to each Named Executive Officer is determined by taking the value of the RSU award to the Named Executive Officer and dividing it by the average of the high and low price of a share of the Common Stock as quoted on the NASDAQ Global Select Market on the date preceding the date of grant.

(2)

In April 2009, the Compensation Committee awarded Mr. Katcher a one-time discretionary bonus payment in the amount of $1,500,000 in recognition of his significant efforts on behalf of the Company. This amount is not included in the above table. Of the aggregate cash award to Mr. Katcher for 2009, $5,200,000 was awarded pursuant to the EIP and $237,500 was paid as a discretionary bonus.

The value of awards in the above table differ from the value of awards disclosed in the Summary Compensation Table, as the Summary Compensation Table, prepared in accordance with SEC regulations, reports the grant date fair value of equity awards that were granted at any time during each fiscal year computed in accordance with FASB ASC Topic 718. For 2009, the Summary Compensation Table reflects grants that were made in 2009 in respect of 2008 performance, and, in Mr. Joyce’s case, also reflects grants made upon the execution of his New Agreement (as defined below and detailed herein). The Summary Compensation Table does not reflect the value of the above RSU awards made by the Company to its Named Executive Officers in January 2010 as under current SEC regulations the fair value of such awards will instead be reported as 2010 compensation in next year’s Summary Compensation Table.

In “Proposal 2—Approval of the Knight Capital Group, Inc. 2010 Equity Incentive Plan,” the Company is soliciting stockholders’ approval of the 2010 Equity Incentive Plan, which was adopted by the Board of Directors in April 2010. If approved by stockholders, the 2010 Equity Incentive Plan will replace our existing stockholder-approved equity compensation plans and become the stockholder-approved vehicle for future equity compensation.

Employment Agreements

For many years, the Company has followed the practice of entering into a written employment agreement with its Chief Executive Officer. Consistent with this practice, the Company entered into a new employment agreement with Mr. Joyce in December 2008 (as subsequently amended, the “New Agreement”), under which Mr. Joyce continues to be employed by the Company as its Chief Executive Officer and continues to serve as Chairman of the Board. The New Agreement became effective as of December 31, 2008 and continues through December 31, 2012, unless terminated earlier. In negotiating the terms of the New Agreement, the Compensation Committee considered Mr. Joyce’s experience, his performance with the Company since he became the Chief Executive Officer, his prior compensation, and, with assistance from Deloitte, its independent compensation consultant, the prevailing market practice with respect to CEO compensation. During 2009, Mr. Joyce was subject to the terms of his New Agreement. For a description of the New Agreement, see page 23.

In May 2008, in connection with the acquisition of Libertas Holdings LLC, the Company entered into a three-year employment agreement with Mr. Katcher (as amended, the “Katcher Agreement”) under which Mr. Katcher was initially employed by the Company as Senior Managing Director, Head of Global Institutional Fixed Income, reporting to Mr. Joyce. Mr. Katcher’s employment with the Company commenced on July 11, 2008 and continues through July 11, 2011, unless terminated earlier, and will automatically renew for additional one-year terms unless either the Company or Mr. Katcher provides notice of non-renewal. Effective January 8, 2010, Mr. Katcher was promoted to Executive Vice President, Head of Global Fixed Income. The Katcher Agreement was amended, effective December 31, 2009, to comply with tax law requirements which, as a result of his promotion, Mr. Katcher is subject to in 2010. During 2009, Mr. Katcher was subject to the terms of his original agreement. For a description of the Katcher Agreement, see page 24.

No other Named Executive Officer of the Company has an employment agreement.

Perquisites and Other Benefits

Generally, the Company does not believe it is necessary for the attraction or retention of management talent to provide our executives with a substantial amount of compensation in the form of perquisites. Accordingly, we do not have a formal perquisite policy, although the Compensation Committee periodically reviews perquisites for our Named Executive Officers. In 2009, pursuant to the New Agreement, the Company provided Mr. Joyce with a vehicle and driver and/or a third party car service for commuting to and from the Company’s headquarters and reimbursed Mr. Joyce for the associated payment of taxes related to such perquisite. The Company also reimbursed Mr. Joyce for a golf club membership in 2009, which was used primarily for business purposes, and paid for a gym membership. No material perquisites were provided to any of the other Named Executive Officers.

We also maintain employee benefit programs for our executives and other employees. Our Named Executive Officers generally participate in our employee health and welfare benefits on the same basis as all employees. In addition, to these generally available benefits, our Named Executive Officers are eligible to participate in a nonqualified deferred compensation plan which is intended to provide a vehicle to defer compensation in excess of the amounts that are legally permitted to be deferred under the Company’s tax-qualified 401(k) savings plan.

Tax Deductibility under Section 162(m)

Under Section 162(m) of the Internal Revenue Code, the Company may not be able to deduct certain forms of compensation in excess of $1 million paid to any of the Named Executive Officers (other than the Chief Financial Officer) that are employed by the Company at year-end. Compensation which is “performance-based” is not subject to this statutory maximum on deductibility. The Compensation Committee believes that it is generally in the Company’s best interests to satisfy the requirements for deductibility under Section 162(m).

However, notwithstanding this general policy, the Compensation Committee also believes there may be circumstances in which the Company’s interests are best served by maintaining flexibility in the way compensation is provided, whether or not compensation is fully deductible under Section 162(m). In 2009, all amounts paid to the Named Executive Officers in excess of $1 million were deductible, except for a portion of the discretionary bonus payments to Mr. Katcher.

COMPENSATION COMMITTEE

REPORT ON EXECUTIVE COMPENSATION

The Compensation Committee, comprised of independent Directors, reviewed and discussed the above Compensation Discussion and Analysis (“CD&A”) with the Company’s management. Based on the review and its discussions, the Compensation Committee recommended to the Board of Directors that the CD&A be included in this Proxy Statement.

Compensation Committee
William L. Bolster, Chairman
James T. Milde
Laurie M. Shahon

COMPENSATION OF THE NAMED EXECUTIVE OFFICERS

The following table sets forth information regarding compensation paid for the fiscal years ended December 31, 2009, 2008 and 2007, respectively, for the Company’s Chief Executive Officer, the Company’s Chief Financial Officer, and the Company’s three other most highly paid executive officers (the “Named Executive Officers”):

Summary Compensation Table

For Fiscal Years Ended December 31, 2009, 2008 and 2007

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)(3)(4)	Option Awards ($)(5)(6)	Non-Equity Incentive Plan Compensation ($)(7)	All Other Compensation ($)(8)	Total ($)
Thomas M. Joyce Chairman of the Board and Chief Executive Officer (9)(10)	2009	750,000	—	12,128,227	—	3,930,775	94,079	16,903,081
	2008	750,000	—	12,938,192	—	7,067,312	106,884	20,862,388
	2007	750,000	—	3,840,000	1,400,000	4,409,885	91,153	10,491,038

Gregory C. Voetsch Executive Vice President, Head of Institutional Group	2009	250,000	—	1,900,000	—	2,685,000	8,000	4,843,000
	2008	250,000	—	1,557,500	—	2,850,000	8,000	4,665,500
	2007	250,000	—	1,887,500	—	2,742,500	8,000	4,888,000

James P. Smyth Executive Vice President, Head of Broker-Dealer Client Group (11)	2009	250,000	—	1,900,000	—	2,565,000	8,000	4,723,000
	2008	250,000	—	1,617,500	—	2,850,000	8,000	4,725,500
	2007	250,000	—	2,178,250	—	2,832,500	8,000	5,268,750

Gary Katcher Executive Vice President, Head of Global Institutional Fixed Income	2009	250,000	1,737,500	—	—	5,200,000	8,000	7,195,500
	2008 (12)	—	—	—	—	—	—	—
	2007 (12)	—	—	—	—	—	—	—

Steven Bisgay Senior Managing Director, Chief Financial Officer	2009	250,000	—	604,500	—	1,170,000	8,000	2,032,500
	2008	250,000	—	250,208	—	1,145,500	8,000	1,653,708
	2007	220,833	—	1,096,100	—	778,959	8,000	2,103,892

(1)	Represents the discretionary bonuses paid to Mr. Katcher in 2009, as discussed in Compensation Discussion and Analysis.
(2)	Represents the aggregate grant date fair value of restricted stock awards and/or RSUs granted in 2009, 2008 and 2007, respectively, computed in accordance with FASB ASC Topic 718.
(3)

Except as noted in Footnote 4 below, restricted shares, RSUs and options generally vest in equal installments on each of the first three anniversaries of the grant date, subject to acceleration upon a change in control.

(4)

Mr. Joyce’s 2008 award includes a December 31, 2008 grant of 500,000 RSUs with a grant date fair value of $7,685,000 that will vest in equal installments on each of the first four anniversaries of the grant date. In addition, in 2008 and 2009 Mr. Joyce was issued RSUs that will generally vest when the Company’s per share price has closed at or above either $25 or $30 per share for ten consecutive trading days or 15 trading days during any 20-day trading period prior to December 31, 2012 (“$25 Market Shares” and “$30 Market

Shares”, respectively). Mr. Joyce’s 2008 award includes a December 31, 2008 grant of 231,038 $25 Market Shares with a grant date fair value of $2,315,500. Mr. Joyce’s 2009 award includes a January 1, 2009 grant of 268,962 $25 Market Shares with a grant date fair value of $2,931,686 and 500,000 $30 Market Shares with a grant date fair value of $4,485,000. See Note 10 Stock-Based Compensation to the consolidated financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009 for a summary of the assumptions used in valuing the $25 Market Shares and $30 Market Shares.

(5)	Represents the aggregate grant date fair value of options, computed in accordance with FASB ASC Topic 718.
(6)

See Note 10 Stock-Based Compensation to the consolidated financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009 for a summary of the weighted-average assumptions used in valuing options granted to the Company’s employees (including its Named Executive Officers) during 2009, 2008 and 2007, respectively.

(7)

Represents cash earned in 2009, 2008 and 2007 by the Named Executive Officers under the Company’s EIP. Subject to voluntary deferrals, the amounts were paid in January 2010, 2009 and 2008, respectively. The Company sponsors several voluntary deferred compensation plans, under which certain senior employees can voluntarily elect to defer receipt of all or a portion of their cash bonus. Mr. Joyce elected to defer $353,366 and $250,000 of his cash awards for 2008 and 2007, respectively, and Mr. Smyth elected to defer $179,550, $228,000 and $241,625 of his cash awards for 2009, 2008 and 2007, respectively. All deferred cash award amounts are included in the above table.

(8)	All other compensation includes an $8,000 matching contribution in the applicable year with respect to Named Executive Officer’s participation in the Company’s tax qualified 401(k) savings plan.
(9)

All other compensation for Mr. Joyce in 2009, 2008 and 2007 consists of $56,869, $61,620 and $49,578, respectively, related to providing a vehicle and driver and/or a third party car service for Mr. Joyce’s commute to, and from, the Company’s headquarters, tax reimbursements of $28,730, $36,784 and $33,095, respectively, related to such perquisite and a Company paid gym membership of $480 in 2009, 2008 and 2007. The compensation value attributed to providing a vehicle and driver to Mr. Joyce equals the estimated incremental cost to the Company of the Company employed driver’s time relating to Mr. Joyce’s commute as well as the incremental cost to the Company of the additional operating expenses associated with the Company owned vehicle used for such commute. Also included in the compensation value is the actual cost to the Company of third party car services in cases where such car services are provided for Mr. Joyce’s commute. The amount of the tax reimbursement is the amount of compensation paid to Mr. Joyce to reimburse him for his tax liability on the value of this perquisite.

(10)

The Company reimbursed Mr. Joyce for a golf club membership, which was used primarily for business purposes, in 2009. Although Mr. Joyce is not restricted to using this membership solely for business purposes, during 2009 this membership was used primarily for business purposes and therefore there was no incremental cost to the Company.

(11)

Effective January 8, 2010, in connection with his appointment to the position of Senior Advisor and Senior Relationship Officer, Mr. Smyth is no longer treated as an executive officer of the Company for purposes of the reporting requirements under Section 16 of the Securities Exchange Act, as amended.

(12)

Mr. Katcher’s employment with the Company commenced on July 11, 2008, upon the Company’s acquisition of Libertas Holdings LLC, for which an entity 100% owned by Mr. Katcher was the controlling member. Mr. Katcher first became a Named Executive Officer on account of his compensation in 2009 and, in accordance with SEC regulations, only compensation information for 2009 is provided in the Summary Compensation Table.

The following table provides information on equity and non-equity awards granted in 2009 to each of the Company’s Named Executive Officers. There can be no assurance that all of the amounts disclosed below will vest because certain of the awards are subject to vesting conditions (performance based and/or service based).

Grants of Plan-Based Awards

For Fiscal Year Ended December 31, 2009

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards Target (#)	All Other Stock Awards: Number of Shares of Stock or Units (#) (1)	Grant Date Fair Value of Stock and Option Awards ($)
		Threshold ($)	Target ($)	Maximum ($)
Thomas M. Joyce	1/1/2009	3,000,000	(2)	15,000,000	—	—	—
	1/2/2009(3)	—	—	—	268,962	—	2,931,686
	1/2/2009(4)	—	—	—	500,000	—	4,485,000
	1/31/2009	—	—	—	—	256,063	4,711,541

Gregory C. Voetsch	1/1/2009(5)	—	2,800,000	—	—	—	—
	1/31/2009	—	—	—	—	103,261	1,900,000

James P. Smyth	1/1/2009(5)	—	2,700,000	—	—	—	—
	1/31/2009	—	—	—	—	103,261	1,900,000

Gary Katcher	1/1/2009(5)	—	5,200,000	—	—	—	—

Steven Bisgay	1/1/2009(5)	—	1,200,000	—	—	—	—
	1/31/2009	—	—	—	—	32,854	604,500

(1)

Represents restricted stock awards granted pursuant to the EIP during 2009 but which were considered to have been awarded with respect to the Named Executive Officer’s performance during 2008. These restricted stock awards generally vest in three equal installments on January 31, 2010, 2011 and 2012, respectively.

(2)

Mr. Joyce’s 2009 annual incentive opportunity was conditioned upon the achievement of certain consolidated pre-tax operating income targets of the Company as follows: (i) pre-tax operating income less than $0, no incentive bonus; or (ii) pre-tax operating income in excess of $0, incentive bonus equal to the greater of: (a) 3% of the first $350 million of pre-tax operating income plus 1.5% of pre-tax operating income in excess of $350 million, and (b) $3 million.

(3)

Represents RSUs granted pursuant to Mr. Joyce’s employment agreement, dated December 24, 2008, and the Company’s EIP. These RSUs will generally vest upon the Company’s per share price closing at or above $25 per share for ten consecutive trading days or fifteen trading days during any twenty day trading period prior to December 31, 2012.

(4)

Represents RSUs granted pursuant to Mr. Joyce’s employment agreement, dated December 24, 2008, and the Company’s EIP. These RSUs will generally vest upon the Company’s per share price closing at or above $30 per share for ten consecutive trading days or fifteen trading days during any twenty day trading period prior to December 31, 2012.

(5)

Target incentive awards were not established for 2009. In accordance with SEC disclosure rules, the amounts disclosed in this table are representative of estimated cash awards for these Named Executive Officers for 2009. Actual awards are disclosed in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table.

Employment Agreements with Named Executive Officers

Employment Agreement with Mr. Joyce

In December 2008, the Company entered into a new four-year employment agreement (as subsequently amended, the “New Agreement”) with Mr. Joyce under which Mr. Joyce will continue to be employed by the Company as its Chief Executive Officer and continue to serve as Chairman of the Board. The New Agreement became effective as of December 31, 2008 and continues through December 31, 2012, unless terminated earlier.

Pursuant to the terms of the New Agreement, Mr. Joyce will receive an annual base salary of $750,000. Mr. Joyce will also be eligible for an annual bonus based on the achievement of performance targets and other terms and conditions established by the Compensation Committee (the “Annual Bonus”). Prior to its amendment in March 2009, the New Agreement provided that for each of the 2009 and 2010 calendar years the Annual Bonus could be no greater than $10 million, and for each of the 2011 and 2012 calendar years the Annual Bonus could be no greater than $11 million. These caps were changed in March 2009 to reflect the $15 million cap under the Company’s 2009 Executive Incentive Plan and otherwise as part of the changes made to Mr. Joyce’s bonus opportunity formula for 2009 through 2012. The Annual Bonus will be payable sixty percent (60%) in cash and forty percent (40%) in restricted stock or RSUs. The portion of the Annual Bonus that is paid in, or based on, Company shares will vest ratably over a three-year period, subject to accelerated vesting and distribution upon certain specified terminations of employment. Under certain circumstances, the New Agreement allows the Company to demand repayment of an annual bonus that was paid or awarded to Mr. Joyce based on a calculation of the measure on which the bonus was based that is later determined to have been overstated.

In addition, the New Agreement provided for equity awards pursuant to the Company’s 2006 Equity Incentive Plan (the “2006 Plan”) in the form of RSUs for a total of 1.5 million shares (collectively, the “Incentive Award”). The first 500,000 shares of the Incentive Award (the “First Tranche”) will generally vest in four equal installments on December 31, 2009, 2010, 2011 and 2012, provided that the First Tranche will not vest if the Company does not achieve positive pre-tax income in either 2009 or 2010. Such condition was met upon the Company achieving positive pre-tax income in 2009. The second 500,000 shares of the Incentive Award (the “Second Tranche”) will generally vest when the Company’s per share price has closed at or above $25 per share for ten consecutive trading days or 15 trading days during any 20-day trading period, provided that if such condition is not met by December 31, 2012, the Second Tranche will be forfeited. The third 500,000 shares of the Incentive Award (the “Third Tranche”) will generally vest when the Company’s per share price has closed at or above $30 per share for ten consecutive trading days or 15 trading days during any 20-day trading period, provided that if such condition is not met by December 31, 2012, the Third Tranche will be forfeited. Under certain circumstances (including, with respect to the Second and Third Tranche, a requirement that the performance conditions are met), the Incentive Awards will vest on a change in control of the Company.

Pursuant to the New Agreement, Mr. Joyce agreed not to sell, pledge, encumber of otherwise transfer 80% of the aggregate number of vested shares originally subject to the Incentive Award that remain after satisfaction of tax withholding obligations until the earliest of (i) a change of control, (ii) December 31, 2012, or (iii) termination of his employment for any reason (except that, if Mr. Joyce voluntarily terminates employment or is terminated for cause, Mr. Joyce will be required to hold 50% of the shares subject to the share ownership requirements for six months following his termination of employment).

Under the New Agreement, Mr. Joyce also is generally eligible to receive retirement benefits, fringe benefits and insurance coverage that are no less favorable than those generally made available to other senior executives of the Company. Mr. Joyce will also be entitled to a car and driver for his daily commute between his home and the Company’s office plus a tax gross-up attributable thereto, a Company-paid gym membership, and reimbursement of his annual dues for a golf club membership.

The severance payments and benefits that Mr. Joyce is entitled to receive upon certain terminations of his employment are set forth herein, under the heading “Termination and Change in Control Agreements”.

Employment Agreements with Other Named Executive Officers

Except for Gary Katcher, the Company is not a party to individual employment agreements with any Named Executive Officer other than Mr. Joyce.

In May 2008, the Company entered into a three-year employment agreement with Mr. Katcher (as subsequently amended as of December 31, 2009, the “Katcher Agreement”) under which Mr. Katcher was initially employed by the Company as Senior Managing Director, Head of Global Institutional Fixed Income, reporting to Mr. Joyce. Mr. Katcher’s employment with the Company commenced on July 11, 2008 and continues through July 11, 2011, unless terminated earlier, and will automatically renew for additional one-year terms unless either the Company or Mr. Katcher provides notice of non-renewal. Effective January 8, 2010, Mr. Katcher was promoted to Executive Vice President, Head of Global Fixed Income.

Pursuant to the terms of the Katcher Agreement, Mr. Katcher will receive an annual base salary of not less than $250,000. Mr. Katcher will also be eligible for an annual bonus based on the achievement of performance targets and other terms and conditions established by the Compensation Committee (the “Katcher Annual Bonus”). The Katcher Annual Bonus will be payable at least seventy-five percent (75%) in cash and the remainder in restricted stock or RSUs. Except as may be necessary to ensure deductibility, the portion of the Katcher Annual Bonus that is paid in, or based on, Company shares will vest ratably over a three-year period. For each year during the initial three-year term of Mr. Katcher’s employment, the Katcher Annual Bonus will have an aggregate value of no less than $1 million.

Under the Katcher Agreement, Mr. Katcher also is generally eligible to receive health and welfare, retirement, vacation and other benefits provided to similarly situated employees. The severance payments and benefits that Mr. Katcher is entitled to receive upon certain terminations of his employment are set forth herein, under the heading “Termination and Change in Control Agreements”.

Equity Plans and Agreements

Equity awards to the Named Executive Officers are made under the Company’s equity plans (the Knight Capital Group, Inc. 1998 Long-Term Incentive Plan (the “1998 Plan”), the Knight Capital Group, Inc. 2003 Equity Incentive Plan (the “2003 Plan”) and the 2006 Plan (collectively, the “Stock Plans”)). The Stock Plans are administered by the Compensation Committee of the Board of Directors, and allow for the grant of options, stock appreciation rights (2006 Plan only), restricted stock and RSUs (collectively, the “awards”), as defined by the Stock Plans. The Compensation Committee has delegated to Mr. Joyce the ability to make limited equity grants to employees, except for executive officers, for promotions or new hires. Restricted share and RSU awards generally vest ratably over three years. The Company’s policy is to grant options for the purchase of shares of Common Stock at not less than fair market value, which the Stock Plans define as the average of the high and low sales price on the date prior to the grant date. Options generally vest ratably over a three-year or four-year period and expire on the fifth or tenth anniversary of the grant date, pursuant to the terms of the applicable option award agreement. The Company generally has the right to fully vest executives in their awards upon retirement (except for certain awards to Mr. Joyce) and in certain other circumstances. Generally, retirement is defined (effective March 31, 2009) as a voluntary termination of employment by an employee or a termination without cause by the Company of an employee’s employment (i) after no less than five full years of service as an employee of the Company (regardless whether such service is continuous), (ii) with the employee having achieved or exceeded 50 years of age at the time of departure, and (iii) with the employee entering into a two year non-compete agreement in a form acceptable to the Company. Prior to March 31, 2009, the Company defined retirement as termination of employment with the Company (i) after no less than five full years of service as an employee of the Company, (ii) with the employee having achieved a total of “55” by adding together the employee’s age at departure and the number of full years of service as an employee, and (iii) with the employee entering into a two year non-compete agreement in a form acceptable to the Company. Pursuant to FAS 123(R), upon an executive becoming retirement-eligible, the expense associated with any unvested RSUs and options is accelerated so that such awards are fully expensed as of the date of the executives’ retirement eligibility. Unvested awards are otherwise canceled if employment is terminated before the end of the relevant vesting period.

The following table shows the number of shares covered by exercisable and unexercisable options and unvested restricted stock and RSUs held by the Company’s Named Executive Officers at December 31, 2009.

Outstanding Equity Awards

At December 31, 2009

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Thomas M. Joyce	92,810	(1)	—		14.59	12/31/2013	—		—	—		—
	350,000	(2)	—		9.84	1/1/2011	—		—	—		—
	147,214	(3)	73,606	(3)	17.97	1/31/2017	—		—	—		—
	—		—		—	—	71,309	(4)	1,098,159	—		—
	—		—		—	—	115,768	(5)	1,782,827	—		—
	—		—		—	—	—		—	375,000	(6)	5,775,000
	—		—		—	—	—		—	231,038	(7)	3,557,985
	—		—		—	—	—		—	268,962	(7)	4,142,015
	—		—		—	—	—		—	500,000	(8)	7,700,000
	—		—		—	—	—		—	256,063	(9)	3,943,370

Gregory C. Voetsch	—		—		—	—	35,051	(10)	539,785	—		—
	—		—		—	—	61,331	(11)	944,497	—		—
	—		—		—	—	—		—	103,261	(12)	1,590,219

James P. Smyth	—		—		—	—	33,194	(13)	511,188	—		—
	—		—		—	—	8,333	(14)	128,328	—		—
	—		—		—	—	63,694	(15)	980,888	—		—
	—		—		—	—	—		—	103,261	(16)	1,590,219

Gary Katcher	—		—		—	—	—		—	—		—
					—

Steven Bisgay	45,000	(17)	—		10.24	11/10/2014	—		—	—		—
	—		—		—	—	1,857	(18)	28,598	—		—
	—		—		—	—	23,333	(19)	359,328	—		—
	—		—		—	—	9,852	(20)	151,721	—		—
	—		—		—	—	—		—	32,854	(21)	505,952

(1)	Option became fully vested on December 31, 2006.
(2)	Option became fully vested on January 1, 2009.
(3)	Option vested one-third on January 31, 2008, one-third on January 31, 2009 and one-third on January 31, 2010.
(4)	Stock vested one-third on January 31, 2008, one-third on January 31, 2009 and one-third on January 31, 2010.
(5)	Stock vested one-third on January 31, 2009, one-third on January 31, 2010 and remaining one-third will vest on January 31, 2011.
(6)

Upon the Company having earned positive pre-tax income before non-operating and extraordinary items in 2009, the RSU vested one-quarter on December 31, 2009 and will vest one-quarter on each of December 31, 2010, 2011, and 2012, respectively.

(7)	RSU vests upon the Company’s per share price closing at or above $25 per share for ten consecutive trading days or fifteen trading days during any twenty day trading period prior to December 31, 2012.
(8)	RSU vests upon the Company’s per share price closing at or above $30 per share for ten consecutive trading days or fifteen trading days during any twenty day trading period prior to December 31, 2012.
(9)	RSU vested one-third on January 31, 2010, and will vest one-third on January 31, 2011 and remaining one-third on January 31, 2012.
(10)	Stock vested one-third on January 31, 2008, one-third on January 31, 2009 and one-third on January 31, 2010.
(11)	Stock vested one-third on January 31, 2009, one-third on January 31, 2010 and remaining one-third will vest on January 31, 2011.
(12)	RSU vested one-third on January 31, 2010, and will vest one-third on January 31, 2011 and remaining one-third on January 31, 2012.
(13)	Stock vested one-third on January 31, 2008, one-third on January 31, 2009 and one-third on January 31, 2010.
(14)	Stock vested one-third on February 28, 2008, one-third on February 28, 2009 and one-third on February 28, 2010.
(15)	Stock vested one-third on January 31, 2009, one-third on January 31, 2010 and remaining one-third will vest on January 31, 2011.
(16)	RSU vested one-third on January 31, 2010, and will vest one-third on January 31, 2011 and remaining one-third on January 31, 2012.
(17)	Option became fully vested on November 10, 2007.
(18)	Stock vested one-third on January 31, 2008, one-third on January 31, 2009 and one-third on January 31, 2010.
(19)	Stock vested one-third on August 3, 2008, one-third on August 3, 2009 and remaining one-third will vest on August 3, 2010.
(20)	Stock vested one-third on January 31, 2009, one-third on January 31, 2010 and remaining one-third will vest on January 31, 2011.
(21)	RSU vested one-third on January 31, 2010, and will vest one-third on January 31, 2011 and remaining one-third on January 31, 2012.

The table below shows the number of shares of Common Stock acquired during 2009 by the Named Executive Officers upon the exercise of options or through the vesting of restricted stock.

Options Exercised and Stock Vested

For Fiscal Year Ended December 31, 2009

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Thomas M. Joyce (1)	—	—	254,193	4,309,630
Gregory C. Voetsch (2)	—	—	90,248	1,660,112
James P. Smyth (3)	—	—	90,377	1,655,235
Gary Katcher (4)	—	—	—	—
Steven Bisgay (5)	—	—	38,101	730,698

(1)	Comprises the following: 129,193 shares acquired having a fair market value of $18.395 on date of vesting and 125,000 shares acquired having a fair market value of $15.465 on date of vesting.
(2)	Comprises 90,248 shares acquired having a fair market value of $18.395 on date of vesting.
(3)	Comprises the following: 82,044 shares acquired having a fair market value of $18.395 on date of vesting and 8,333 shares acquired having a fair market value of $17.525 on date of vesting.
(4)	Mr. Katcher did not have any stock awards vest in 2009.
(5)

Comprises the following: 8,102 shares acquired having a fair market value of $18.395 on date of vesting, 23,333 shares acquired having a fair market value of $18.6645 on date of vesting and 6,666 shares acquired having a fair market value of $21.925 on date of vesting.

Pension Benefits

The Company does not have in place any defined benefit pension plans.

Non-Qualified Deferred Compensation

The following table shows the earnings and account balances for the Named Executive Officers in the Knight Capital Group, Inc. Voluntary Deferred Compensation Plan and the Knight Vanguard Voluntary Deferred Compensation Plan (the “Deferral Programs”). The Deferral Programs are unfunded and unsecured. The Deferral Programs allow participants who are senior officers (including all Named Executive Officers) to defer all or a portion of their cash compensation for a minimum of three years.

Non-Qualified Deferred Compensation

For Fiscal Year Ended December 31, 2009

Name	Executive Contributions in Last Fiscal Year ($) (1)	Aggregate Earnings in Last Fiscal Year ($) (2)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
Thomas M. Joyce	353,366	133,212	—	666,097	(3)
Gregory C. Voetsch	—	—	—	—
James P. Smyth	228,000	2,973	(89,579)	668,386	(4)
Gary Katcher	—	—	—	—
Steven Bisgay	—	(858)	—	21,536	(5)

(1)

The entire amount of these 2009 executive contributions were included as Non-Equity Incentive Plan Compensation in the Summary Compensation Table in the 2009 Proxy Statement as they relate to 2008 compensation awards that were contributed to a nonqualified deferred compensation plan in January 2009.

(2)

Deferral accounts are credited with earnings based on an executive’s deemed investment in a fund or funds selected by the executive from a group of externally managed mutual funds (including equity and bond mutual funds) which mirror those available to all employees under our tax-qualified 401(k) savings plan. The executive’s contributions are credited to a book-keeping account for the executive, and the balance of this account is adjusted to reflect the gains or losses that would have been obtained if the contributions had actually been invested in the applicable externally managed mutual fund. There is no markup over the market rates of return that would have been obtained on investments in the externally managed institutional funds. Accordingly, the amount of earnings reflected in this column does not represent above-market or preferential earnings, and thus have not been included in the Summary Compensation Table.

(3)

In addition to the $353,366 contributed in 2009 relating to 2008 compensation, Mr. Joyce’s balance also includes $250,000 disclosed as Non-Equity Incentive Plan Compensation in the Summary Compensation Table for 2007.

(4)

In addition to the $228,000 contributed in 2009 relating to 2008 compensation, Mr. Smyth’s balance also includes $241,625 and $75,000 disclosed as Non-Equity Incentive Plan Compensation in the Summary Compensation Table for 2007 and 2006, respectively. The remaining (adjusted for earnings) $100,000 of Mr. Smyth’s December 31, 2009 balance relates to compensation that was awarded prior to Mr. Smyth becoming a Named Executive Officer.

(5)	$25,000 (adjusted for earnings) of Mr. Bisgay’s December 31, 2009 balance relates to compensation that was awarded prior to Mr. Bisgay becoming a Named Executive Officer.

Termination and Change in Control Agreements

The Company has not entered into change of control agreements with any Named Executive Officers. However, equity awards to the Named Executive Officers, along with those to other Company employees, under the terms of the Stock Plans are generally subject to special provisions upon the occurrence of a defined “change in control” transaction. Under the Stock Plans, upon a change in control: (i) any award carrying a right to exercise that was not previously exercisable and vested shall become fully exercisable and vested; and (ii) the restrictions, deferral limitations, payment conditions, and forfeiture conditions applicable to any other award granted under these plans shall lapse and such awards shall be deemed fully vested, and any performance conditions imposed with respect to awards shall be deemed to be fully achieved.

The following table was prepared as though a change in control occurred on December 31, 2009 using the share price of the Common Stock as of that day (both as required by the SEC). The table also assumes that all equity-based awards vested on such date (other than the 231,038 RSUs and 268,962 RSUs granted to Mr. Joyce on December 31, 2008 and January 2, 2009, respectively, which only vest on a change in control if the price paid per share of Company Common Stock on the change in control date exceeds $25, and 500,000 RSUs granted to Mr. Joyce on January 2, 2009, which only vest on a change in control if the price paid per share of Company Common Stock on the change in control date exceeds $30). There can be no assurance that a change in control would produce the same or similar results as those described if it occurred on any other date or at any other price.

Calculation of Potential Payments upon Change in Control

At December 31, 2009

Name	Number of shares whose vesting would be accelerated upon a change in control	Value of shares whose vesting would be accelerated upon a change in control ($) (1)	Number of options whose vesting would be accelerated upon a change in control	Value of options whose vesting would be accelerated upon a change in control ($)
Thomas M. Joyce	818,140	12,599,356	73,606	—	(2)
Gregory C. Voetsch	199,643	3,074,502	—	—
James P. Smyth	208,482	3,210,623	—	—
Gary Katcher	—	—	—	—
Steven Bisgay	67,896	1,045,598	—	—

(1)	Value of restricted shares and RSUs is calculated based upon the closing price of the Common Stock on December 31, 2009 of $15.40 per share.
(2)	Mr. Joyce has 73,606 options that were not included because the strike price of $17.97 is greater than the December 31, 2009 closing price of $15.40.

Termination Payments

Under the New Agreement, if Mr. Joyce’s employment is terminated by the Company other than for “cause” or other than by reason of his death or “disability,” or upon resignation by Mr. Joyce for “good reason,” Mr. Joyce will be entitled to, among other things, (i) vesting, and, if applicable, delivery of the shares underlying any unvested shares granted to Mr. Joyce in connection with (A) his Annual Bonus award, and (B) awards granted in respect of annual bonuses for periods that commenced prior to the effective date of the New Agreement, (ii) vesting and exercisability of any stock options granted in respect of annual bonuses for periods that commenced prior to the effective date of the New Agreement, (iii) vesting, and, if applicable, exercisability or delivery of (A) the unvested portion of the First Tranche, and (B) any time-based awards granted to Mr. Joyce prior to the effective date of his New Agreement, (iv) a cash payment equal to $5 million, (v) a pro-rata bonus for the year of termination determined based on actual performance of the Company (assuming termination on December 31, 2009, Mr. Joyce would have been entitled to the amount set forth next to his name in the Summary Compensation Table under the column heading “Non-Equity Incentive Plan Compensation”), and (vi) reimbursement of certain premiums Mr. Joyce pays for continued health coverage for a period of one year. Mr. Joyce’s right to such vesting, payment and benefits are generally conditioned upon his execution of a customary release of all claims against the Company and his agreement not to solicit or hire current or certain former employees of the Company for six months after his termination. “Good reason” is defined generally under the New Agreement to include (i) the assignment of duties materially inconsistent with Mr. Joyce’s position or duties, (ii) a material diminution in the authorities, duties or responsibilities of Mr. Joyce, (iii) requiring Mr. Joyce to report to someone other than the Board of Directors, (iv) relocation increasing Mr. Joyce’s one-way commute by more than 30 miles, or (iv) any other action or inaction that constitutes a material breach by the Company of the New Agreement or the performance targets and other terms or conditions established by the Compensation Committee with respect to the Annual Bonus. Certain notice and cure periods must be satisfied before Mr. Joyce would be able to resign for “good reason.”

In the event that any payment under the New Agreement is subject to the excise tax for “parachute payments” under Section 280G of the Internal Revenue Code of 1986, the Company will indemnify Mr. Joyce on an after-tax basis for any such excise tax (including any interest or penalties incurred with respect to such excise tax), provided that the Company may reduce the applicable payment due to Mr. Joyce by up to 10% if such reduction will avoid the excise tax. If Mr. Joyce’s employment had been terminated as of December 31, 2009, the Company does not believe that any payments under the New Agreement would have been subject to this excise tax, and, as such, the Company would have had no obligation to reimburse Mr. Joyce for any excise tax.

Under the Katcher Agreement, if Mr. Katcher’s employment is terminated by the Company without “cause” (other than by reason of his death or “disability”) or upon resignation by Mr. Katcher for “good reason,” Mr. Katcher will be entitled to, among other things, (i) a cash payment equal to $5 million, (ii) reimbursement of certain premiums Mr. Katcher pays for continued health coverage for a period of one year and (iii) a cash payment equal to the fair market value on the termination date of the unvested portion of restricted stock or RSUs received by Mr. Katcher as part of his Katcher Annual Bonus. Mr. Katcher’s right to such payment and benefits are generally conditioned upon his execution of a customary release of all claims against the Company. If Mr. Katcher’s employment is terminated by reason of his death or “disability”, he is entitled to receive a pro-rata portion of his Katcher Annual Bonus for the year in which termination occurred, based on his actual Katcher Annual Bonus paid for services performed in the year prior to the termination date.

Mr. Katcher has agreed that during the term of his employment, and for one year following termination, he will not compete with the Company or solicit the Company’s customers or employees. In the event Mr. Katcher is terminated without “cause”, resigns for “good reason” or if the Company does not renew the Katcher Agreement, and at the time of termination or non-renewal Mr. Katcher is not subject to the non-compete restrictions under the purchase agreement entered into with Libertas Holdings LLC on May 5, 2008 (the “Purchase Agreement”), the Company will pay him, in addition to severance benefits discussed above, an additional amount equal to the Katcher Annual Bonus paid in respect of services performed for the year prior to the termination date (but not less than $1 million), pro-rated for the portion of the one-year restricted period following termination that does not overlap with the non-compete restrictions in the Purchase Agreement. The Company may elect to waive the non-compete restrictions and, in such case, Mr. Katcher would not be eligible to receive the additional non-compete payment.

“Good reason” is defined generally under the Katcher Agreement to include (i) relocation of Mr. Katcher’s primary place of employment more than ten (10) miles from Greenwich, Connecticut, (ii) a material diminution in his base salary or other compensation or benefits, (iii) a material diminution in his duties, authorities or responsibilities, (iv) requiring Mr. Katcher to report to someone other than the Chief Executive Officer or (v) any material breach of the Company’s obligations under the Katcher Agreement.

In the event that any payments or benefits under the Katcher Agreement would not be deductible to the Company in whole or in part as a result of Section 280G of the Internal Revenue Code of 1986, the Company will reduce the applicable payments due to Mr. Katcher such that the deduction for the entirety of the payments and benefits is not limited by Section 280G of the Internal Revenue Code.

Each Named Executive Officer, other than Messrs. Joyce and Katcher, participates in the Company’s severance policy that it has established for all of its employees. The Company’s severance policy is formulaic, based on the employee’s title and length of service with the Company, but will not exceed a maximum of 26 weeks of severance. Severance amounts are calculated by using the employee’s base salary only and are made in exchange for a release of claims against the Company. Bonus compensation is generally not considered when determining severance amounts. Under the Company’s severance policy, if any of the Named Executive Officer’s employment, other than Messrs. Joyce and Katcher, was terminated as of December 31, 2009 in a manner which would have made them eligible for severance, they would have received the following severance amounts based on their base salaries and years of service as of such date: Messrs. Voetsch, Smyth and Bisgay: $125,000. The Company reserves the right to offer additional payments to terminated employees if it is determined to be in the Company’s best interests.

Unless otherwise determined by the Company and set forth in an equity grant agreement, outstanding equity awards generally vest upon death or disability. In addition, certain outstanding equity awards generally vest on retirement (see page 24 for the Company’s policy regarding retirement eligibility). See also the Outstanding Equity Awards table on page 25 for a schedule of outstanding, unvested equity awards held by each of our Named Executive Officers (note, the vesting of equity awards granted to Mr. Joyce for the 2008 performance year and prior thereto, and the Incentive Award granted to Mr. Joyce in connection with his New Agreement, do not accelerate upon his retirement). Unvested equity awards are otherwise canceled if employment is terminated before the end of the relevant vesting period.

Other than in respect of accelerated vesting of equity awards as described above, none of the Named Executive Officers are entitled to any compensation or benefits on a voluntary termination of employment, death, or disability that is different than the compensation and benefits provided to Company employees generally.

Risk Assessment of Overall Compensation Program

The Company has reviewed its compensation policies as generally applicable to its employees and believes that they are not likely to have a material adverse effect on the Company. The design of the Company’s compensation policies and programs is intended to encourage its employees to remain focused on both the short-and long-term goals of the Company. For example, while our cash awards measure performance both individually and company-wide on an annual basis, and do not have any associated restrictions after payment, our equity awards typically vest over a number of years. We believe this practice encourages our employees to focus on sustained stock price appreciation, thus limiting the potential detriment of excessive risk-taking.

PROPOSAL 2—APPROVAL OF THE KNIGHT CAPITAL GROUP, INC.

2010 EQUITY INCENTIVE PLAN

Background; Purpose

On April 6, 2010, the Board of Directors adopted the Knight Capital Group, Inc. 2010 Equity Incentive Plan (the “2010 Plan”), subject to approval by the stockholders of the Company at the 2010 Annual Meeting of Stockholders. The purpose of the 2010 Plan is to promote the success of the Company by providing a method whereby employees, officers and directors of the Company and its affiliates may be encouraged to increase their proprietary interest in the Company.

By offering incentive compensation opportunities that are competitive with those of similar enterprises and are based on the performance of the Company’s Class A Common Stock (the “Common Stock”), the 2010 Plan will motivate participants to continue to provide services and achieve long-range goals, further align their interests with those of the Company’s other stockholders, and promote the long-term financial interest of the Company and its affiliates, including enhancement of long-term stockholder value. The 2010 Plan is also intended to aid in attracting persons of exceptional ability and leadership qualities to become employees, officers and directors of the Company and its affiliates.

The Company’s 2006 Equity Incentive Plan, 2003 Equity Incentive Plan, 1998 Long-Term Incentive Plan and 1998 Non-Employee Director Plan (collectively, the “Existing Plans”) are the existing equity-based incentive plans available to employees, officers and directors of the Company and its affiliates. The 2010 Plan is intended to replace the Existing Plans for future equity awards. If the 2010 Plan is approved by our stockholders, no additional awards will be made under the Existing Plans (but the terms and conditions of any outstanding awards granted under the Existing Plans will not be affected) and shares remaining eligible for grant under the Existing Plans will be transferred to, and available for grant under, the 2010 Plan. In addition, any shares which would again become available due to cancellation or expiration of existing awards under the Existing Plans will become available for grant under the 2010 Plan, subject to such limitations described herein. If the 2010 Plan is not approved by stockholders, the 2010 Plan will be null and void and the Existing Plans will remain in full force and effect in accordance with their terms and conditions.

The Board adopted the 2010 Plan because the number of shares that remain available for grant under the Existing Plans are insufficient to satisfy the Company’s anticipated incentive compensation needs for current and future employees, officers and directors. The Company continues to actively manage its use of shares each year to maintain an acceptable burn rate, and, based on information from Towers Watson, our average annual burn rate (with full value awards converted to stock option equivalents) over the three-year period ending December 31, 2009 is below the burn rate of comparably sized financial services firms. Based on our historical burn-rate, which we calculate as the annual amount of equity granted (including any awards that are subsequently forfeited or cancelled) divided by the number of shares outstanding, and our general philosophy of awarding time-vested and performance-vested full value awards rather than stock options, the shares available under our Existing Plans will not be sufficient to meet our anticipated compensation needs for the current fiscal year.

As of the record date, there were 541,703 shares available for grant under the 2006 Equity Incentive Plan (all of which may be used for the grant of restricted stock and restricted stock unit awards), 3,077,113 shares available for grant under the 2003 Equity Incentive Plan (of which only 113,298 shares may be used for the grant of restricted stock and restricted stock unit awards) and 961,228 shares available for grant under the 1998 Long-Term Incentive Plan (of which only 61,866 shares may be used for the grant of restricted stock and restricted stock unit awards), respectively. There are no shares available under the 1998 Non-Employee Director Plan for grant to directors of the Company. The Company also has in place the Amended and Restated 2009 Inducement Award Plan which is used for inducement awards to new employees. The Amended and Restated 2009 Inducement Award Plan was not approved by the Company’s stockholders and contains terms substantially similar to the 2006 Plan. Awards under the Amended and Restated 2009 Inducement Award Plan are granted out of treasury stock. There are 924,758 shares available for grant under the Amended and Restated 2009 Inducement Award Plan and 575,242 restricted shares are outstanding. Also, as of the record date, a total of 4,460,701 shares were subject to outstanding stock option awards under the Existing Plans, which had a weighted average exercise price of $13.84 and a weighted average remaining term of 2.41 years. There were also 6,482,764 shares subject to outstanding stock awards under the Existing Plans in the form of restricted stock and restricted stock units.

The Board believes that the adoption of the 2010 Plan would, among other things, enhance the long-term stockholder value of the Company by offering opportunities to the Company’s employees, officers and directors to participate in the Company’s growth and success, and to encourage them to remain in the service of the Company and its subsidiaries and to acquire and maintain stock ownership in the Company. The Board believes that existing equity grants have contributed substantially to the achievement of the Company’s success and that the future granting of stock options, stock appreciation rights (“SARs”) and stock awards will continue to contribute to the Company’s success and is comparable with the practices of other financial services companies.

The failure to adopt the 2010 Plan would unnecessarily restrict the Company’s ability to compensate its employees, officers and directors using the Company’s Common Stock in lieu of cash, as is consistent with its current compensation philosophy, and may likely result in the payment of all cash compensation to the Company’s employees, officers and directors once shares available for grant under the Existing Plans are depleted. The payment of all cash consideration may result in an increased annual compensation expense in the short-term and the loss of the retentive benefits associated with incentive equity compensation, which may not fully promote the enhancement of long-term stockholder value. In addition, the failure to adopt the 2010 Plan could potentially restrict the Company’s ability to pursue opportunities for future acquisitions, mergers, and other corporate transactions. The Board believes that the 2010 Plan is necessary to provide the Company with the flexibility to pursue the types of opportunities described above without the added delay and expense of obtaining stockholder approval. If the 2010 Plan is approved, the Company will have additional authorized shares of Common Stock available for future grants for new hires and to retain existing employees.

The 2010 Plan is also being submitted to the Company’s stockholders in order to ensure its compliance with Section 162(m) of the Internal Revenue Code (“Section 162(m)”). Section 162(m) denies a publicly held corporation a tax deduction for federal income tax purposes for compensation in excess of $1 million per year per person paid by a company to its Chief Executive Officer and to the three most highly compensated executive officers (other than the Chief Executive Officer and the Chief Financial Officer) for whom compensation disclosure is required under the proxy rules (“Covered Employees”), subject to certain exceptions. Certain compensation, including compensation based on the attainment of performance goals, is excluded from this deduction limit if certain requirements are met. Among these requirements is that the material terms (including the performance goals) pursuant to which the compensation is to be paid (including the business criteria on which the performance goal is based and the maximum amount that can be paid to any individual if the performance goal is attained) are disclosed and approved by stockholders prior to payment. Accordingly, if the 2010 Plan is approved by stockholders and other conditions of Section 162(m) relating to the exclusion for performance-based compensation are satisfied, compensation paid to Covered Employees pursuant to the 2010 Plan will not be subject to the deduction limit of Section 162(m).

Summary of 2010 Plan

The Board of Directors of the Company has unanimously approved and recommends that the stockholders approve the 2010 Plan at the Annual Meeting. The full text of the 2010 Plan is set forth in Exhibit B to this Proxy Statement, and the following description of the 2010 Plan is qualified in its entirety by reference to the text of such plan.

Shares Available; Limitations

The Board of Directors adopted the 2010 Plan on April 6, 2010, subject to approval by the stockholders of the Company at the 2010 Annual Meeting of Stockholders. Subject to adjustment as described below, if this Proposal 2 is adopted, a maximum of 10,580,044 shares of Common Stock will be reserved for issuance under the 2010 Plan (subject to equitable adjustment in the event of a change in the Company’s capitalization). This maximum amount includes (i) 6,000,000 new shares; and (ii) 4,580,044 shares remaining available for grant under the Existing Plans as of April 1, 2010. The fair market value of a share of Common Stock as of April 1, 2010 was $15.365.

To the extent that (i) any outstanding option or SAR for any reason expires, is terminated, forfeited or canceled without having been exercised, (ii) any stock award is forfeited, (iii) any shares covered by an award are not delivered because the award is settled in cash or used to satisfy the applicable tax withholding obligation, or (iv) any shares are not otherwise deliverable for any other reason, such shares will be restored to the share maximum available for issuance under the 2010 Plan. If the exercise price of any option is satisfied by tendering shares to the Company or by net-settlement, the number of Shares tendered or withheld to pay the exercise price of any option will be restored to the share maximum available for issuance under the 2010 Plan. To the extent that any option or other award outstanding pursuant to an Existing Plan expires, is terminated, forfeited or canceled without having been exercised or settled in full, shares subject to such awards will be added to the share maximum available for issuance under the 2010 Plan; provided, however, that the aggregate number of shares outstanding under the Existing Plans that may be added to the share maximum will not exceed 10,943,465 (subject to equitable adjustment in the event of a change in the Company’s capitalization). The grant of any option, SAR or stock award will count against the number of shares that may be granted under the 2010 Plan equal in number to the shares represented by such award; provided, however, that if a SAR is granted in tandem with an option, such grant will count only once against the number of shares that may be granted under the 2010 Plan. Shares of the Company’s common stock issued or assumed under the 2010 Plan in connection with awards that are assumed, converted, or substituted as a result of a the Company’s acquisition of another company, including by way of merger, combination or similar transaction, will not count against the number of shares that may be granted under the 2010 Plan.

Administration

The 2010 Plan is administered by the Compensation Committee of the Board of Directors. The Compensation Committee has full authority, subject to the provisions of the 2010 Plan, to determine, among other things, the persons to whom awards under the 2010 Plan will be made, the time or times at which such awards will be granted, the types of awards to be granted and the number of shares of Common Stock subject to such awards, and the specific terms, conditions, performance criteria, restrictions and other provisions applicable to awards, including, but not limited to, the duration, vesting and exercise periods. To the extent consistent with applicable law, the Compensation Committee may delegate its authority under the 2010 Plan to a sub-committee or management group within the Company. In addition, with respect to participants who are foreign nationals and/or reside or work outside the United States, the Compensation Committee may establish special rules, or adopt sub-plans or supplements, and grant awards in accordance with such rules or sub-plans.

Eligibility

Awards under the 2010 Plan may be made to employees, officers and directors of the Company and its present or future subsidiaries and affiliates, in each case, who are selected by the Compensation Committee, or its delegate, in its sole discretion. As of April 1, 2010, approximately 1,153 employees, including seven executive officers, and seven directors would have been eligible to receive awards under the 2010 Plan.

Individual Award Limitations

To enable compensation provided in connection with certain types of awards to qualify as “performance-based” compensation within the meaning of Section 162(m), the 2010 Plan establishes a limit on the maximum aggregate number of shares for which any performance-based award (other than options and SARs) may be granted to an employee for each 12-month period contained in the performance period of 1 million shares (subject to equitable adjustment in the event of a change in the Company’s capitalization) and a limit on the maximum aggregate dollar value for which any performance-based award denominated in dollars may be granted to a grantee for each 12-month period contained in the performance period of $15 million. These limits may be adjusted upward or downward as applicable, on a pro-rata basis for each full or partial 12-month period in the applicable performance period. In addition, no Covered Employee may be granted, in any fiscal year of the Company, options covering more than 1 million shares or SARs covering more than 1 million shares (subject, in each case, to equitable adjustment in the event of a change in the Company’s capitalization).

Options

Stock options may be either “incentive stock options,” as that term is defined in Section 422 of the Code, or nonqualified stock options. The exercise price of an option will not be less than the fair market value per share (as defined in the 2010 Plan) of Common Stock on the date of grant. Options become exercisable at the time or times, and upon such terms, as the Compensation Committee may determine, and may be exercised following termination of employment if and to the extent determined by the Compensation Committee in the document evidencing the option. Subsequent to the grant of an option, the Compensation Committee may, at any time before complete termination of the option, accelerate the time or times at which the option may become vested in whole or in part, without reducing the term of the option. The exercise price of options may be paid in cash, by check or promissory note, by tendering (by actual delivery or attestation) shares of Common Stock, by surrendering shares otherwise issuable upon exercise of such option, or by way of a “broker’s cashless exercise” procedure. No more than 10 million shares of the Company’s common stock (subject to equitable adjustment in the event of a change in the Company’s capitalization) may be issued upon the exercise of incentive stock options granted under the 2010 Plan. Options expire no later than the tenth anniversary of the date of grant to the extent they are not previously exercised or forfeited.

Restricted Stock; Restricted Stock Units

The 2010 Plan permits the Company to grant restricted stock and restricted stock units to participants. Restricted stock is Common Stock transferred to the grantee, generally without payment to the Company, which shares have voting rights but are subject to certain restrictions and to a risk of forfeiture. A restricted stock unit is a non-voting right to receive shares of Common Stock or cash at the end of a specified period, subject to a risk of forfeiture.

Awards of restricted stock and restricted stock units may, at the discretion of the Compensation Committee, be granted in a manner which is intended to be deductible by the Company under Section 162(m). For such awards, each performance period the Compensation Committee will establish the performance factors, which must be objective, and will prescribe a formula to determine the amount of the incentive that may be payable based upon the level of attainment of the performance factors during the performance period. Performance factors may include: enterprise value or value creation targets; after-tax or pre-tax profits (including net operating profit after taxes) or net income, including without limitation that attributable to continuing and/or other operations; after-tax or pre-tax margins; revenues; operational cash flow or earnings before income tax or other exclusions (including free cash flow, cash flow per share or earnings before interest, taxes, depreciation and amortization); reduction of, or limiting the level of increase in, all or a portion of the Company’s bank debt or other long-term or short-term public or private debt or other similar financial obligations of the Company, which may be calculated net of cash balances and/or other offsets and adjustments as may be established by the Committee; consummation of debt and equity offerings; equity capital raised; earnings per share, earnings per diluted share or earnings per share from continuing operations; return on capital employed (including, without limitation, return on invested capital or return on committed capital), return on revenues, return on assets and return on stockholder’s equity; market share; the fair market value of the shares of the Company’s Common Stock; the growth in the value of an investment in the Common Stock assuming the reinvestment of dividends; reduction of, or limiting the level of increase in, all or a portion of controllable expenses or costs or other expenses or costs (including selling, general and administrative expenses or costs (excluding advertising) as a percentage of sales); economic value added targets based on a cash flow return on investment formula; customer satisfaction or service measures or indices; employee satisfaction; efficiency or productivity measures; asset management (e.g., inventory and receivable levels); compliance goals (e.g., regulatory and legal compliance); or strategic business objectives, goals or initiatives.

In addition, performance factors may be based upon the attainment of specified levels of the Company’s or its affiliates’ performance (or that of any subsidiary, division, other operational unit or administrative department of the Company) under one or more of the measures described above relative to the performance of other corporations or the historic performance of the Company and may be combined with cost of capital, assets, invested capital and stockholders’ equity to form an appropriate measure of performance. To the extent permitted under Section 162(m) of the Code, the Committee may (i) designate additional business criteria on which the performance factors may be based, or (ii) adjust, modify or amend the aforementioned business criteria.

The business criteria for performance factors the 2010 Plan must be re-approved by the stockholders no later than the first stockholder meeting that occurs in the fifth year following the year in which stockholders previously approved the business criteria for performance factors.

The Compensation Committee will determine the time or times at which stock awards become vested, subject to the following limitations. Subject to accelerated vesting in the event of a change in control or a participant’s death, disability, termination by the Company for cause, termination by the participant for good reason, or layoff pursuant to a reduction in workforce: (i) awards of restricted stock and restricted stock units will be subject to a minimum three-year vesting period (with no more than one-third of the shares subject thereto vesting on each of the first three anniversaries of the date on which the award is granted ) and (iii) performance-based vesting awards of restricted stock and restricted stock units will have a minimum 12-month performance period. Notwithstanding the foregoing, a maximum of 10% of the maximum aggregate number of shares reserved for issuance under the 2010 Plan can be granted without regard to the minimum vesting limits in the preceding sentence.

Stock Appreciation Rights

The 2010 Plan permits the Company to grant SARs to participants independently or in connection with an option. The exercise price of a SAR will not be less than the fair market value per share (as defined in the 2010 Plan) of Common Stock on the date of grant. SARs become exercisable at the time or times, and upon such terms, as the Compensation Committee may determine, and may be exercised following termination of employment if and to the extent determined by the Compensation Committee in the document evidencing the SAR. Subsequent to the grant of a SAR, the Compensation Committee may, at any time before complete termination of the SAR, accelerate the time or times at which the SAR may become vested in whole or in part, without reducing the term of the SAR. Upon exercise of the SAR, the participant will receive an amount equal to the excess of the fair market value of one share of the Common Stock on the day of the surrender of such SAR over the exercise price of the SAR. Upon the exercise of a SAR granted in connection with an option, the underlying option will be surrendered.

The Compensation Committee may not effect, without the consent of affected SAR holders and the approval of stockholders, the cancellation of any or all outstanding SARs under the 2010 Plan and the granting of new SARs covering the same or a different number of shares of Common Stock but with an exercise price per share based on the fair market value of such shares on the new SAR grant date. SARs expire no later than the tenth anniversary of the date of grant to the extent they are not previously exercised or forfeited.

Termination of Service

Except as otherwise provided by the Compensation Committee in the applicable award agreement or otherwise, in the event of a participant’s termination of service due to death, disability or, in the case of options or SARs, retirement (each, as defined in the 2010 Plan), each outstanding award granted or share of Common Stock purchased by such participant will immediately become vested, and, in the case of options or SARs, fully exercisable. Each option or SAR may thereafter be exercised for a period of thirty-six (36) months following the date of death or termination of service or, if earlier, until the option or SAR expires; provided, however, that if a participant dies while an option or SAR is exercisable, such option or SAR will remain exercisable by the participant’s estate or beneficiary until the first anniversary of the participant’s date of death. Except as otherwise provided by the Compensation Committee in the applicable award agreement or otherwise, in the event of a participant’s termination of service for any reason other than death, disability or retirement, then any options or SARs held by such participant, whether or not then vested, will immediately terminate and all rights to Common Stock or restricted stock units as to which there remain unlapsed restrictions as of the date of such termination of service will be forfeited. Any options or SARs that were exercisable immediately prior to the termination will continue to be exercisable for a period of three months and then terminate (other than a termination for cause, in which case all options and SARs, whether or not then vested, shall immediately terminate); provided, however, that if a participant dies while an option or SAR is exercisable, such option or SAR will remain exercisable by the participant’s estate or beneficiary until the first anniversary of the participant’s date of death. In no event, however, will an option or SAR remain exercisable beyond its expiration date.

In addition, in the case of an employee who has been granted an option or SAR and has exercised such option or SAR, or whose award of restricted stock has vested, and is terminated for cause or engaged in activity harmful to the interests of the Company, the Compensation Committee may require such employee to pay to the Company an amount equal to the gain he or she realized from the realization event. The Company also reserves the right to cancel or adjust any award if the Company’s financial statements on which the calculation of the award was based are subsequently restated, and the Compensation Committee determines that such restated financial statements would have resulted in a smaller award, or no award, if such information had been known at the time the award was originally calculated.

Change-In-Control

In the event of a Change-In-Control (as defined in the 2010 Plan), (x) service-based vesting awards will become fully vested and exercisable and (y) performance-based vesting awards will be deemed earned at the target level (or if no target level is specified, the maximum level) with respect to all open performance periods.

Equitable Adjustment

The Compensation Committee may adjust the number of shares of Common Stock reserved for issuance subject to awards under the Plan, the number and/or kind of shares of Common Stock subject to outstanding awards, the exercise price of outstanding options and SARs, the individual limits on the number of shares that may be subject to awards in any 12-month period, the number of shares that can be issued through options intended to be incentive stock options, and may make any other adjustments it determines to be equitable.

The Compensation Committee may also provide for a cash payment to any participant in connection with any such equitable adjustment.

Termination; Amendment

The 2010 Plan may, at any time and from time to time, be suspended, discontinued, modified, amended or terminated by the Board or the Compensation Committee, in whole or in part, provided that no modification or amendment will be made without stockholder approval if such amendment (i) would increase the aggregate number of shares that may be issued under the 2010 Plan; (ii) would materially modify the requirements as to eligibility for participation in the 2010 Plan (iii) would materially increase the benefits accruing to participants under the 2010 Plan or (iv) requires stockholder approval to comply with applicable laws, regulations or rules. In addition, no termination, modification or amendment may be made that adversely affects any of the rights of a grantee under any award theretofore granted, without such grantee’s consent.

Certain U.S. Federal Income Tax Consequences

The following discussion is a brief summary of the principal United States federal income tax consequences of the 2010 Plan under the provisions of the Code as currently in effect. These rules are subject to change. This summary is not intended to constitute tax advice, is not intended to be exhaustive and does not describe, among other things, state, local or foreign income and other tax consequences. The specific tax consequences to a participant will depend upon a participant’s individual circumstances. Therefore, it is suggested that a participant consult his or her tax and/or financial advisor for tax advice before exercise of an option and before disposing of any shares of Common Stock acquired upon the exercise thereof or pursuant to any other award under the 2010 Plan.

Nonqualified Stock Options. In the case of a nonqualified stock option, a participant generally will not be taxed upon the grant of the option. Rather, at the time of exercise of that nonqualified stock option, the participant will generally recognize ordinary income for federal income tax purposes in an amount equal to the excess of the then fair market value of the shares purchased over the option exercise price, which is referred to as the spread. The recipient’s basis in the Company’s Common Stock received will equal the fair market value of the shares on the exercise date, and the recipient’s holding period will begin on the day following the exercise date. The Company will generally be entitled to a tax deduction at the time and in the amount that the participant recognizes ordinary income.

Incentive Stock Options. A participant will not be in receipt of taxable income upon the grant of an incentive stock option (“ISO”). In order for an option to qualify as an ISO, among other things, the participant must be an employee of the Company or a subsidiary at all times during the period beginning on the date of grant of the ISO and ending on the date three months before the date of exercise (or one year before the date of exercise in the case of a disabled optionee). In addition, the exercise of an ISO will remain qualified if made by the legal representative of a participant who dies (i) while in the employ of the Company or a subsidiary or (ii) within three months after termination of the participant’s employment.

If Common Stock acquired pursuant to the exercise of an ISO is later disposed of, the participant will, except as noted below, recognize long-term capital gain or loss (if the Common Stock is a capital asset of the participant) equal to the difference between the amount realized upon such sale and the option exercise price. The Company, under these circumstances, will not be entitled to any federal income tax deduction in connection with either the exercise of the ISO or the sale of such stock by the participant.

If, however, stock acquired pursuant to the exercise of an ISO is disposed of by the participant prior to the expiration of two years from the date of grant of the ISO or within one year from the date such stock is transferred to him or her upon exercise (a “disqualifying disposition”), any gain realized by the participant generally will be taxable at the time of such disqualifying disposition as follows: (i) at ordinary income rates to the extent of the difference between the option exercise price and the lesser of the fair market value of the stock on the date the ISO is exercised or the amount realized on such disqualifying disposition and (ii) if the stock is a capital asset of the participant, as short-term or long-term capital gain to the extent of any excess of the amount realized on such disqualifying disposition over the fair market value of the stock on the date of exercise. In such case, the Company generally will be entitled to claim a federal income tax deduction at the time of such disqualifying disposition for the amount taxable to the participant as ordinary income. Any capital gain recognized by the optionee will be long-term or short-term capital gain, depending on the length of time such shares were held by the participant.

The amount by which the fair market value of the stock on the exercise date of an ISO exceeds the option exercise price will be an item of adjustment for purposes of the “alternative minimum tax” imposed by Section 55 of the Code.

Exercise with Shares. A participant who pays the option price upon exercise of an option, in whole or in part, by delivering already-owned shares of stock will generally not recognize gain or loss on the shares surrendered at the time of such delivery, except under certain circumstances. Rather, recognition of that gain or loss will generally occur upon disposition of the shares acquired in substitution for the shares surrendered.

Restricted Stock. A participant generally will not be subject to tax upon the grant of restricted stock, but rather will recognize ordinary income in an amount equal to the fair market value of the Common Stock at the time the shares are no longer subject to a substantial risk of forfeiture (as defined in the Code). A holder may, however, elect to be taxed at the time of the grant. The Company generally will be entitled to a deduction at the time and in the amount that the holder recognizes ordinary income. A participant’s tax basis in the shares will equal their fair market value at the time the restrictions lapse, and the participant’s holding period for capital gains purposes will begin at that time. Any cash dividends paid on the shares before the restrictions lapse will be taxable to the participant as additional compensation (and not as dividend income).

Restricted Stock Units and Stock Appreciation Rights. In the case of restricted stock units and SARs, a holder generally will not be taxed upon the grant of such units or rights or upon the lapse of restrictions on or vesting of such units or rights but, rather, will recognize ordinary income in an amount equal to the value of the shares and cash received at the time of such receipt (minus the exercise price, if any). The Company will be entitled to a deduction at the time and in the amount that the holder recognizes ordinary income.

Employment Tax. In general, the amount that a participant recognizes as ordinary income under an award also is treated as “wages” for purposes of the Federal Insurance Contributions Act (“FICA”). The participant and the Company must pay equal amounts of federal employment tax under FICA with respect to the participant’s wages.

New Plan Benefits

No awards will be granted under the 2010 Plan prior to its approval by our stockholders. Awards under the 2010 Plan are granted at the discretion of the Compensation Committee and, as a result, it is not possible to determine the number or type of awards that will be granted to any person under the 2010 Plan. For a description of the options and restricted stock granted to Named Executive Officers under our other compensation plans, see the “Summary Compensation Table” and the “Grants of Plan-Based Awards” table herein.

Equity Compensation Plan Information

In accordance with SEC rules, the following table sets forth certain information as of December 31, 2009 regarding the Company’s equity compensation plans for stock-based awards.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)(1)(2)
	(In thousands, except weighted-average exercise price)
	( a )	( b )	( c )
Equity compensation plans approved by security holders	3,554	$13.29	7,529
Equity compensation plans not approved by security holders	—	—	1,122

Total	3,554	$13.29	8,651

(1)

Securities remaining available for future issuance under equity compensation plans approved by security holders as of December 31, 2009 include 1,641,780 shares under the 1998 Long-Term Incentive Plan, 5,141,697 shares under the 2003 Equity Incentive Plan and 3,054,734 shares under the 2006 Equity Incentive Plan. These plans are discussed further in Note 10, “Stock-Based Compensation” to the Company’s 2009 Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2009. The weighted average exercise price is determined without regard to outstanding RSUs.

(2)

Securities remaining available for future issuance under equity compensation plans not approved by security holders as of December 31, 2009 comprise 1.1 million shares under the Knight Capital Group, Inc. Amended and Restated 2009 Inducement Award Plan. These plans are discussed further in Note 10, “Stock-Based Compensation” to the Company’s 2009 Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2009.

If the 2010 Plan is approved by stockholders, no additional grants will be made under the Existing Plans and shares remaining eligible for grant under the Existing Plans will be transferred to, and available for grant under, the 2010 Plan. In addition, any shares which would again become available due to cancellation or expiration of existing awards under the Existing Plans will become available for grant under the 2010 Plan, except that no more than 10,943,465 shares subject to existing awards under the Existing Plans in the aggregate may become available for grant under the 2010 Plan.

Vote Required

The adoption of the 2010 Plan requires the affirmative vote of the majority of the shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote on this proposal. In tabulating the votes, broker non-votes (where the broker does not have discretionary voting authority for this matter) on the adoption of the 2010 Plan will be disregarded and have no effect on the outcome of the vote. However, any other abstentions by shares present in person or represented by proxy at the Annual Meeting are effectively equivalent to votes against this proposal. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum.

Board Recommendation

THE BOARD OF DIRECTORS BELIEVES THAT THE APPROVAL OF THE 2010 EQUITY INCENTIVE PLAN IS IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND UNANIMOUSLY RECOMMENDS A VOTE FOR THIS PROPOSAL TO APPROVE THE 2010 EQUITY INCENTIVE PLAN.

COMPENSATION OF DIRECTORS

As a current officer of the Company, Mr. Joyce receives no remuneration for serving on the Board of Directors.

The Director compensation policy in effect for 2009 was as follows: Each of the Directors (except for Messrs. Lewis and Quick who received a pro-rated amount due to their elections as a Director in 2009) received an annual retainer fee of $50,000, except for the Lead Director who received $75,000. Directors also received meeting fees of $1,500 for Board of Director meetings attended. In addition, Committee Chairpersons received: (i) $30,000 for the Chairperson of the Finance and Audit Committee; and (ii) $15,000 for the Chairperson of the Compensation Committee. Members of the Finance and Audit Committee and the Compensation Committee received an annual fee of $10,000 and $5,000, respectively, and meeting fees of $1,500 and $1,000, respectively. No fees were paid to the Chairperson of the NCGC, and no meeting fees were paid for the two NCGC meetings held in 2009 as they were held in conjunction with meetings of the Board of Directors (otherwise a fee of $1,000 per meeting attended would have been paid to the members). Members of the 162(m) Committee did not receive an annual retainer fee or meeting fees in addition to the fees described above.

Each newly elected independent Director is also granted RSUs valued at $100,000 on the date of grant, which grant shall have four (4) year cliff-vesting. In addition, on the first business day following each annual meeting of our stockholders, each continuing independent Director, as part of his or her annual compensation, will be granted RSUs having a value of $80,000, which grant will have three (3) year cliff-vesting. The number of RSUs granted is determined by dividing the value of the award amount by the average of the high and low sales price of the Common Stock on the date prior to the grant date (as defined in the Stock Plans). Directors may elect to defer settlement of all or a portion of these RSUs which will convert into freely sellable shares when the Director retires from the Board of Directors.

Annual retainer and Committee Chairperson fees are paid on January 1st of each year (pro-rated for new directors or changes in the Committee Chairperson during the year). Each Director may elect to defer all or a portion of cash compensation from annual retainer fees into the Knight Vanguard Voluntary Deferred Compensation Plan. Any amounts deferred will be paid at the end of the elected deferral period plus or minus the return on the underlying plan assets. Directors may also elect to receive all or a portion of cash compensation from annual retainer fees in vested RSUs and may defer settlement of all or a portion of such vested RSUs, which will convert into freely sellable shares when the Director retires from the Board of Directors.

During 2009, two new Directors joined the Board. In addition, following the date of our 2009 Meeting, each continuing independent Director received RSUs having a value of $80,000, which grants have three (3) year cliff vesting. RSU awards fully vest upon termination of service. The number of RSUs granted was determined by dividing the value of the award amount by the average of the high and low sales price of the Common Stock on the date prior to the grant date. One Director, Mr. Lockburner, elected to defer settlement of his entire annual RSU grant, which will convert into freely sellable shares when he retires from the Board of Directors.

All Directors are reimbursed for out-of-pocket expenses incurred in the performance of their services for the Company. The Company also extends coverage to Directors under the Company’s directors’ and officers’ indemnity insurance policies.

As described more fully below, this chart summarizes the annual compensation for the Company’s non-employee Directors during 2009.

Director Compensation

For Fiscal Year Ended December 31, 2009

Name	Fees Earned or Paid in Cash ($) (1) (2)	Stock Awards ($)(3)	Option Awards ($)(4)	All Other Compensation ($)	Total ($)
William L. Bolster (8)	139,000	80,000	—	—	219,000
Gary R. Griffith (9)	91,500	80,000	—	—	171,500
Robert M. Lazarowitz (5)	32,219	—	—	—	32,219
James W. Lewis (6)(10)	59,541	180,000	—	—	239,541
Thomas C. Lockburner (7)(11)	35,500	160,000	—	—	195,500
James T. Milde (12)	74,500	80,000	—	—	154,500
Christopher C. Quick (6)(13)	61,041	180,000	—	—	241,041
Laurie M. Shahon (14)	109,500	80,000	—	—	189,500

(1)

The term of office for Directors begins immediately following election at the Company’s annual meeting of stockholders (typically held in May) and ends upon the election of Directors at the next annual meeting of stockholders held the following year, which does not coincide with the Company’s fiscal year. Cash retainers and committee chair fees are awarded at the beginning of each fiscal year, which results in the payments covering periods of time that do not coincide with the term of office. All cash retainer and committee chairperson fee payments made during fiscal 2009 are reported in the table irrespective of the term of office to which the payment applies. In the event that during the year a Director is elected to the Board, or a Director is named a chairperson of a Board committee, retainer and chairperson fees are pro-rated.

(2)

Meeting fees are determined based on the number of Board and committee meetings attended during each fiscal year. Meeting fees included in the table represent fees paid for meetings attended during fiscal 2009.

(3)

During 2009, each continuing Director was granted an award of 4,765 RSUs with a grant date fair value of $80,000. Each RSU award will vest on May 14, 2012 and, unless deferred, will be settled on May 14, 2012 (or, if earlier, six months following the director’s separation from service for any reason). As these RSU awards are considered to be retirement eligible, in accordance with FASB ASC Topic 718 the full value of each RSU award was recognized as an expense upon grant.

(4)	There were no grants of options to, or forfeitures by, any of the Company’s Directors during 2009.
(5)

Mr. Lazarowitz retired from the Board on May 13, 2009. At the time of his retirement, Mr. Lazarowitz held options to acquire 106,000 shares of Common Stock. In 2009, Mr. Lazarowitz exercised 76,000 of his outstanding options and, as of December 31, 2009, held 30,000 unexercised options.

(6)

Messrs. Lewis and Quick were unanimously elected to the Company’s Board of Directors on January 8, 2009. Upon their respective elections as Directors of the Company, Messrs. Lewis and Quick each received a grant of 6,239 RSUs having a grant date fair value of $100,000. Each RSU award will vest on January 8, 2013 and, unless deferred, will be settled on January 8, 2013 (or, if earlier, six months following the director’s separation from service for any reason). As these RSU awards are considered to be retirement eligible, in accordance with FASB ASC Topic 718 the full value of each award was recognized as an expense upon grant.

(7)

In lieu of his 2009 annual cash retainer, Mr. Lockburner elected to receive RSUs valued at $80,000 which equated to 4,994 RSUs based on grant date fair value. Pursuant to this election, settlement of such RSUs is deferred until the time that Mr. Lockburner retires from the Board.

(8)	As of December 31, 2009, Mr. Bolster held options to acquire 60,000 shares of Common Stock, of which 55,000 were vested, and 9,185 RSUs, none of which were vested.
(9)	As of December 31, 2009, Mr. Griffith held options to acquire 76,000 shares of Common Stock, of which 71,000 were vested, and 9,185 RSUs, none of which were vested.

(10)	As of December 31, 2009, Mr. Lewis held 11,004 RSUs, none of which were vested.
(11)	As of December 31, 2009, Mr. Lockburner held options to acquire 80,000 shares of Common Stock, of which 75,000 were vested, and 14,179 RSUs, of which 4,994 are vested.
(12)	As of December 31, 2009, Mr. Milde held options to acquire 50,000 shares of Common Stock, of which 45,000 were vested, and 9,185 RSUs, none of which were vested.
(13)	As of December 31, 2009, Mr. Quick held 11,004 RSUs, none of which were vested.
(14)	As of December 31, 2009, Ms. Shahon held options to acquire 35,000 shares of Common Stock, of which 30,000 were vested, and 9,185 RSUs, none of which were vested.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL HOLDERS

The following table sets forth, as of April 1, 2010, certain information regarding the beneficial ownership of Common Stock by: (i) each of the Company’s Named Executive Officers; (ii) each Director; (iii) each nominee for election as a Director; (iv) each person who is known to the Company to own beneficially more than 5% of the Common Stock; and (v) all Named Executive Officers and Directors of the Company as a group. Such information is based, in part, upon information provided by certain stockholders of the Company. In the case of persons other than the officers and Directors of the Company, such information is based solely on a review of Schedules 13D and 13G filed with the SEC. As of April 1, 2010 there were 634 holders of record of Common Stock and approximately 56,102 beneficial holders of our Common Stock.

Name and Address of Beneficial Owner (1)	Number of Shares Beneficially Owned (2)	Percentage Of Shares Beneficially Owned (3)
Thomas M. Joyce (4)	1,597,968	1.70%
Gregory C. Voetsch (5)	84,487	*
James P. Smyth (6)	281,808	*
Gary Katcher (7)	2,905,502	3.09
Steven Bisgay (8)	133,539	*
William L. Bolster (9)	60,000	*
Gary R. Griffith (10)	86,800	*
James W. Lewis	—	—
Thomas C. Lockburner (11)	82,500	*
James T. Milde (12)	50,000	*
Christopher C. Quick (13)	25,000	*
Laurie M. Shahon (14)	35,000	*
Royce & Associates, LLC (15)	16,945,280	18.78
BlackRock, Inc. (16)	5,400,304	5.98
All Named Executive Officers, Directors and Nominees as a group (12 persons)	5,342,604	5.92%

*	Less than 1% of shares beneficially owned.
(1)	Unless otherwise indicated, the address for each beneficial owner is c/o Knight Capital Group, Inc., 545 Washington Boulevard, Jersey City, New Jersey 07310.
(2)

For purposes of this table, “beneficial ownership” is determined in accordance with Rule 13d-3 under the Exchange Act, pursuant to which a person or group of persons is deemed to have “beneficial ownership” of any shares of Common Stock that such person owns or has the right to acquire within 60 days from the date of this table. As a result, we have included in the “Number of Shares Beneficially Owned” column, shares of Common Stock underlying fully-vested stock options, as well as those stock options that are scheduled to vest within 60 days from the date of this table or upon termination of service. In addition, we have included in the “Number of Shares Beneficially Owned” column, all RSUs that will, or may be, settled in shares of Common Stock within 60 days (including RSUs scheduled to be paid within 60 days or upon termination of service). We have also included vested and unvested restricted stock granted to a person. Such restricted stock has voting rights, irrespective of vesting.

(3)

For purposes of computing the “Percentage of Shares Beneficially Owned” column, any shares which a person does not currently own but has the right to acquire within 60 days from the date of this table are deemed to be outstanding for the purpose of computing the percentage ownership of such person. Restricted stock is deemed outstanding, irrespective of vesting.

(4)

Consists of 441,759 unrestricted shares and 57,884 restricted shares held by Mr. Joyce individually, 400,000 unrestricted shares held in two grantor trusts for the benefit of Mr. Joyce over which Mr. Joyce is the sole trustee and has sole voting and dispositive power, 34,695 unrestricted shares held in a trust for the benefit of Mr. Joyce’s children for which Mr. Joyce has no voting and dispositive power and 663,630 shares issuable upon the exercise of options that are exercisable within 60 days from April 1, 2010.

(5)	Consists of 53,822 unrestricted and 30,665 restricted shares held by Mr. Voetsch individually.
(6)

Consists of 73,166 unrestricted and 31,847 restricted shares held by Mr. Smyth individually, and 176,795 shares issuable on settlement of RSUs that vest upon retirement in accordance with Company policy and are paid at the time of retirement. To the extent required by Section 409A of the Code, such shares may be paid six months following retirement.

(7)

Consists of 114,426 restricted shares held by Mr. Katcher individually, 2,540,696 unrestricted shares held by New Libertas Holdings LLC, for which GK Partners, 100% owned by Mr. Katcher, is the controlling member and 250,380 unrestricted shares held by GK Partners. Mr. Katcher disclaims beneficial ownership over shares held by New Libertas Holdings LLC to the extent of his pecuniary interests therein through his ownership of GK Partners.

(8)

Consists of 60,280 unrestricted and 28,259 restricted shares held by Mr. Bisgay individually and 45,000 shares issuable upon the exercise of options that are exercisable within 60 days from April 1, 2010.

(9)	Consists of 60,000 shares issuable upon the exercise of options held by Mr. Bolster that are exercisable within 60 days from April 1, 2010.
(10)	Consists of 10,800 unrestricted shares held by Mr. Griffith individually and 76,000 shares issuable upon the exercise of options that are exercisable within 60 days from April 1, 2010.
(11)

Consists of 2,500 unrestricted shares held by Mr. Lockburner individually and 80,000 shares issuable upon the exercise of options held by Mr. Lockburner that are exercisable within 60 days from April 1, 2010.

(12)	Consists of 50,000 shares issuable upon the exercise of options held by Mr. Milde that are exercisable within 60 days from April 1, 2010.
(13)	Consists of 25,000 unrestricted shares held by Mr. Quick individually.
(14)	Consists of 35,000 shares issuable upon the exercise of options held by Ms. Shahon that are exercisable within 60 days from April 1, 2010.
(15)

According to a Schedule 13G/A filed January 25, 2010 reflecting beneficial ownership as of December 31, 2009, the shares are held by Royce & Associates, LLC on behalf of various accounts managed by Royce & Associates, LLC. The principal address of Royce & Associates, LLC is 745 Fifth Avenue, New York, NY 10151.

(16)

According to a Schedule 13G/A filed January 29, 2010 reflecting beneficial ownership as of December 31, 2009, the shares are held by subsidiaries of BlackRock, Inc. The principal address of BlackRock, Inc. is 55 East 52nd Street, New York, NY 10055.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

No executive officer of the Company serves as a member of the board of directors or compensation committee of any public entity that has one or more executive officers serving as a member of the Company’s Board of Directors or Compensation Committee.

Section 16(a) Beneficial Ownership Reporting Compliance

The Company’s executive officers and Directors are required under Section 16(a) of the Securities Exchange Act to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the SEC and NASDAQ. Copies of these reports must also be furnished to the Company. Based solely upon its review of copies of such reports furnished to the Company through the date hereof, or written representations that no reports were required to be filed, the Company believes that during the fiscal year ended December 31, 2009, all Section 16(a) filing requirements applicable to its officers and Directors were complied with in a timely manner.

Purchases and sales of our equity securities by such persons are published on our corporate web site at www.knight.com in the “Investor Center” section. The information on our corporate website is not incorporated by reference into this Proxy Statement.

Notwithstanding anything to the contrary set forth in any of the Company’s previous filings under the Securities Act of 1933, as amended, or the Exchange Act, that incorporated future filings, including this Proxy Statement, the following section titled “Finance and Audit Committee Report” shall not be incorporated by reference into any such filings, except to the extent the Company specifically incorporates such report by reference therein.

FINANCE AND AUDIT COMMITTEE REPORT

During 2009, the Finance and Audit Committee of the Board of Directors (the “F&A Committee”) provided assistance to the Company’s Board of Directors in fulfilling its oversight of: (1) the integrity of the financial statements and its risk and control environment; (2) the qualification of, and relationship with, the Company’s independent registered public accounting firm; (3) the Company’s internal audit function; (4) compliance with applicable legal and regulatory requirements; and (5) compliance with the Company’s Code of Business Conduct and Ethics. The F&A Committee also reviewed and made recommendations to the Board regarding: (i) all proposed material capital formation plans, including planned issuance of equity securities and debt instruments, and stock repurchase programs; and (ii) certain acquisitions, investments, new business ventures, and divestitures by the Company. During 2009, the F&A Committee operated under an amended and restated charter adopted on October 17, 2006, which was non-substantively amended on March 31, 2009 (the “Charter”).

The F&A Committee is comprised of four independent Directors. The Board of Directors has determined in its business judgment that each F&A Committee member complied with the independence, experience and financial literacy requirements set forth by NASDAQ, The Sarbanes-Oxley Act of 2002 (the “SOX Act”) and rules adopted by the Securities and Exchange Commission (“SEC”) pursuant to the SOX Act, as currently in effect. The Board of Directors has also determined in its business judgment that Messrs. Lockburner and Griffith and Ms. Shahon are each an “audit committee financial expert” as defined under SEC rules. The SEC provides that an “audit committee financial expert” does not have additional duties, obligations or liabilities and is not considered an expert under the Securities Act of 1933.

For 2009, PricewaterhouseCoopers LLP (“PwC”) was the Company’s independent registered public accounting firm. The F&A Committee is responsible for retaining and, as necessary, terminating, the independent registered public accounting firm and pre-approves all audit and non-audit services and fees to be provided by the independent registered public accounting firm. The F&A Committee received and reviewed the written disclosures and the letter from its current independent registered public accounting firm, PwC, required by applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”) regarding the independent registered public accounting firm’s communications with the F&A Committee concerning auditor independence, and held discussions and reviewed with PwC all relationships it has with the Company to determine and satisfy itself regarding PwC’s independence. When considering the independence of PwC, the F&A Committee considered whether PwC’s provision of services to the Company beyond those rendered in connection with its audit and review of the Company’s consolidated financial statements was compatible with maintaining its objectivity and independence. The F&A Committee reviewed and approved, among other matters, the amount of fees paid to PwC for audit and non-audit services. All non-audit services performed by PwC were required to be pre-approved by the F&A Committee or a specified member thereof. The F&A Committee also evaluated the qualifications and performance of PwC. Based on its review of these matters, the F&A Committee selected PwC as the Company’s independent registered public accounting firm for the year ended December 31, 2010, which selection was ratified by the Board of Directors and has also been submitted to the stockholders for ratification at the Annual Meeting.

Management is responsible for the financial reporting process, including the system of internal control and the preparation, presentation and integrity of the consolidated financial statements in accordance with generally accepted accounting principles. The independent registered public accounting firm is responsible for conducting an independent audit of the financial statements in accordance with generally accepted auditing standards. The

F&A Committee is responsible for monitoring and reviewing these processes. The F&A Committee relies, without independent verification, on the information provided to it and on the representations made by management and the independent registered public accounting firm.

In performing its duties, the F&A Committee held twelve (12) meetings during 2009 and took action by unanimous written consent on two (2) other occasions. The F&A Committee met in executive session five (5) times during regularly scheduled and special meetings held throughout the year. Additionally, the F&A Committee met in private session with the Chief Executive Officer, Chief Financial Officer, General Counsel, Director of Internal Audit, and PwC during various meetings held throughout the year. These meetings were designed, among other things, to encourage free and open communications among the F&A Committee, management and PwC. PwC had free access to the F&A Committee to discuss any matters it deemed appropriate. The F&A Committee has discussed with PwC, with and without management present, the overall scope and plan for its annual audit, the results of its examination and the overall quality of the Company’s financial reporting and its evaluation of the Company’s internal controls, including its assessment on management’s assertion of the adequacy of the Company’s controls over financial reporting. Additionally, the F&A Committee discussed matters related to the conduct of the audit and other matters required to be discussed by AICPA AU §380 (Communication with Audit Committees). The F&A Committee also reviewed and discussed the audited consolidated financial statements for the fiscal year ended December 31, 2009 with PwC.

During the course of 2009, management completed the documentation, testing and evaluation of the Company’s system of internal control over financial reporting in response to the requirements set forth in Section 404 of the SOX Act and related regulations. The F&A Committee was kept apprised of the progress of the evaluation and provided oversight and advice to management during the process. In connection with this oversight, the F&A Committee received periodic updates provided by management and PwC at each regularly scheduled F&A Committee meeting. At the conclusion of the process, management provided the F&A Committee with its report on the effectiveness of the Company’s internal control over financial reporting.

For the year ended December 31, 2009, the F&A Committee performed all of its duties and responsibilities under the Charter. Based on the F&A Committee’s discussions with management and the independent registered public accounting firm, review of the representations of management, including Management’s Report on Internal Control over Financial Reporting as required by Section 404 of the SOX Act, and the report of PwC to the Board of Directors, and subject to the limitations of the role of the F&A Committee referred to above and in the Charter, the F&A Committee recommended to the Board of Directors that the Company’s audited consolidated financial statements for the year ended December 31, 2009 be included in the Company’s Annual Report on Form 10-K.

Finance and Audit Committee
Thomas C. Lockburner, Chairman
William L. Bolster
Gary R. Griffith
Laurie M. Shahon

Fees Paid To Our Independent Registered Public Accounting Firm

In addition to retaining PwC to audit the consolidated financial statements for 2009, the Company retained PwC, as well as other accounting and consulting firms, to provide various consulting services in 2009, and expects to continue to do so in the future. The Company understands the need for PwC to maintain its objectivity and independence in its audit of the Company’s financial statements and, therefore, the Company does not use PwC for strategic consulting services, development of tax planning transactions or for services prohibited by the SOX Act such as internal audit work and financial information system design and implementation. The Company uses PwC for non-audit work when it concludes that PwC is the most appropriate provider of that service and such work is compatible with maintaining its objectivity and independence.

The following fees were paid to PwC, the Company’s independent registered public accounting firm, for services rendered in 2009 and 2008, respectively:

	2009	2008
Audit fees	$2,325,689	$1,843,330

Non-audit fees:
Audit-related fees	—	124,000
Tax fees	336,153	233,622

Total Non-audit fees	336,153	357,622

Total Fees Paid to PwC	$2,661,842	$2,200,952

Audit fees represent the aggregate fees for professional services rendered for the audit of the Company’s annual financial statements for the applicable year and reviews of the Company’s financial statements included in SEC Forms 10-Q during such year.

Audit-related fees primarily represent fees paid in the applicable year for due diligence related to acquisitions and financial accounting consultations.

Tax fees represent fees paid in the applicable year for assistance with domestic and international income tax compliance, tax examinations, and general tax advice.

Policy on Finance and Audit Committee Pre-Approval of Audit and Non-Audit Services of Independent Registered Public Accounting Firm

The F&A Committee is responsible for appointing, setting compensation and overseeing the work of the independent registered public accounting firm. The F&A Committee has established a policy regarding pre-approval of all audit and non-audit services provided by the independent registered public accounting firm and fees related to such services.

On an ongoing basis, management communicates specific projects and categories of service for which the advance approval of the F&A Committee is requested. The F&A Committee reviews these requests and advises management if the F&A Committee approves the engagement of the independent registered public accounting firm. The F&A Committee may delegate to one or more of its members the authority to grant pre-approval required by this policy. On a periodic basis, management reports to the F&A Committee regarding the actual spending for such projects and services compared to the pre-approved amounts.

In granting pre-approval of non-audit services, the F&A Committee considered whether the provision of non-audit services rendered by our independent registered public accounting firm is compatible with maintaining their objectivity and independence. The F&A Committee concluded that such objectivity and independence has been maintained.

PROPOSAL 3—RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Finance and Audit Committee of the Board of Directors has appointed PricewaterhouseCoopers LLP (“PwC”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010 as required under the SOX Act and rules adopted by the SEC pursuant to the SOX Act. Additionally, the Board of Directors has ratified the appointment of PwC as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010 and we are submitting the selection of PwC for stockholder ratification at the Annual Meeting.

PwC representatives will be present at the Annual Meeting and will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

Although stockholder action on this matter is not required under our Amended and Restated By-Laws or Amended and Restated Certificate of Incorporation, this appointment is being recommended to the stockholders for ratification (as we have done in prior years) because we believe it is a matter of good corporate practice. If our stockholders do not ratify the selection of PwC, the Finance and Audit Committee will reconsider whether or not to retain PwC, but still may retain them. Even if the appointment is ratified, the Finance and Audit Committee, in its discretion, may change the appointment at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

Pursuant to applicable Delaware law and our Amended and Restated By-Laws and Amended and Restated Certificate of Incorporation, the ratification of the appointment of PwC requires the approval of a majority of the shares present, in person or by proxy, and entitled to vote on the proposal. Abstentions will be counted and will have the same effect as a vote against the proposal.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2010.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The charter for the Company’s F&A Committee includes a requirement for the F&A Committee to review and approve any proposed transaction involving the Company and a related party. For these purposes, a “related party transaction” includes any transaction required to be disclosed pursuant to Item 404 of Regulation S-K. Additionally, the Company’s Code of Business Conduct and Ethics (the “Code”) prohibits executive officers and Directors from entering into transactions where conflicts of interest exist, including related party transactions, without a waiver from Board of Directors or a designated committee thereof. The F&A Committee charter, along with the Code, is available through the Knight corporate web site at www.knight.com in the “Corporate Governance” section of “Investor Relations”.

In the ordinary course of business, the Company may from time to time engage in transactions with other corporations or financial institutions whose officers or directors are also Directors of the Company. Transactions with such corporations and financial institutions are approved by the Board of Directors or a designated committee thereof, conducted on an arm’s-length basis and do not violate the NASDAQ independence standards, as currently in effect.

Libertas Holdings LLC. On July 11, 2008, the Company acquired Libertas Holdings LLC and its subsidiaries (collectively, “Knight Libertas”), a boutique institutional fixed income brokerage firm, from New Libertas Holdings LLC for an upfront payment of $50.3 million in cash and approximately 1.5 million shares of unregistered Knight common stock valued at $25.0 million. The controlling member of New Libertas Holdings LLC is GK Partners LLC, which is 100% owned by Mr. Katcher. The terms of the agreement include a potential earn-out of up to $75 million of unregistered Knight common stock based on the future performance of Knight Libertas during the three-year period following the closing of the transaction. In 2009, Knight Libertas achieved its first year performance target which entitled the sellers to receive $33.3 million of the aforementioned earn-out in the form of 1.6 million shares of unregistered Knight common stock, of which 50% of such shares will be issued in July 2010 and the remaining 50% will be issued in July 2011.

ADDITIONAL INFORMATION

The Company will make available a copy of its Annual Report on Form 10-K for the year ended December 31, 2009, without charge, upon written request to the Corporate Secretary, Knight Capital Group, Inc., 545 Washington Boulevard, Jersey City, New Jersey 07310. This Proxy Statement and the Company’s 2009 Annual Report to Stockholders and Annual Report on Form 10-K are also available on the Company’s website at www.knight.com. The 2009 Annual Report to Stockholders, Annual Report on Form 10-K and information on the website, other than the Proxy Statement, are not part of the Company’s proxy soliciting materials, and are not incorporated by reference.

INTERNET AVAILABILITY

Pursuant to rules promulgated by the SEC, we have elected to provide access to our proxy materials both by sending you this full set of proxy materials, including a proxy card, and by notifying you of the availability of our proxy materials on the Internet. In accordance with these SEC rules, you may access our proxy statement at www.bnymellon.mobular.net/bnymellon/nite, which does not have “cookies” that identify visitors to the site.

STOCKHOLDER PROPOSALS

Under SEC rules, stockholders intending to present a proposal at the Company’s 2011 Annual Meeting and have it included in the Company’s proxy materials must submit the proposal in writing to the Corporate Secretary for the Company at Knight Capital Group, Inc., 545 Washington Boulevard, Jersey City, New Jersey 07310. The proposal must be received by the Company no later than December 10, 2010 and must otherwise comply with applicable law, including Rule 14a-8 of the Exchange Act.

In accordance with the Company’s Amended and Restated By-Laws, stockholder proposals intended to be presented at the Company’s 2011 Annual Meeting outside of Rule 14a-8 and stockholder nominations for directors to be elected at the Company’s 2011 Annual Meeting must each be received by the Company not later than February 11, 2011, and no earlier than January 12, 2011. Such proposals must be delivered to, or mailed and received by, the Corporate Secretary for the Company at Knight Capital Group, Inc., 545 Washington Boulevard, Jersey City, New Jersey 07310 and otherwise meet certain requirements as described in the Company’s Amended and Restated By-Laws.

HOUSEHOLDING

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements, notice of internet availability of proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement, notice of internet availability of proxy statement or annual report, as applicable, addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies.

If your household received (i) a single copy of this Proxy Statement this year, but you would like to receive your own copy this year and/or in the future, or (ii) multiple copies of this Proxy Statement this year, but you would like to receive a single copy in the future, please contact the Company at Knight Capital Group, Inc., 545 Washington Boulevard, Jersey City, New Jersey 07310 or (201) 222-9400 and we will deliver you a copy or copies, as requested.

OTHER BUSINESS

Management of the Company knows of no other matters that may properly be, or which are likely to be, brought before the Annual Meeting. However, if any other matters are properly brought before such Annual Meeting, the persons named in the enclosed proxy or their substitutes intend to vote the proxies in accordance with their judgment with respect to such matters, unless authority to do so is withheld in the proxy.

EXHIBIT A

KNIGHT CAPITAL GROUP, INC.

FINANCE AND AUDIT COMMITTEE CHARTER

REVISED APRIL 6, 2010

Purpose

The Finance and Audit Committee (the “Committee”) of the Board of Directors (the “Board”) of Knight Capital Group, Inc. (the “Company”) is established to assist the Board’s oversight of: (1) the integrity of the Company’s financial statements and its risk and control environment; (2) the qualification of, and relationship with, the Company’s independent auditor; (3) the Company’s internal audit function; (4) compliance with applicable legal and regulatory requirements; and (5) compliance with the Company’s Code of Business Conduct and Ethics (the “Code”). In addition, the Committee reviews management proposals and makes recommendations to the Board regarding: (i) all proposed material capital formation plans including planned issuance of equity securities and debt instruments, and stock repurchase programs; and (ii) certain acquisitions, investments, new business ventures, and divestitures.

It is the objective of the Committee to maintain free and open communication among the Board, the independent auditor, the internal audit department, and the financial and senior management of the Company.

Membership

The Committee shall have a minimum of three members, including the Chairman, who are appointed by the Board and serve until replaced by the Board. The members of the Committee shall meet the independence, experience and financial literacy requirements of The Sarbanes-Oxley Act of 2002 (the “2002 Act”), The NASDAQ Stock Market LLC and applicable rules of the Securities and Exchange Commission (the “SEC”). In addition, the Board shall determine that at least one member of the Committee qualifies as an “audit committee financial expert” under SEC rules or the Committee shall advise the Company that none of its members so qualifies. The Board shall review applicable requirements for membership on the Committee on an annual basis to insure continued compliance by the members of the Committee.

The Chairperson of the Committee shall be designated by the Board, provided that if the Board does not so designate a chairperson, the members of the Committee, by a majority vote, may designate a Chairperson.

No director may serve as a member of the Committee if such director serves on the audit committee of more than two other public companies, unless the Board determines that such simultaneous service would not impair the ability of such director to effectively serve on the Committee.

Meetings and Reporting

The Committee shall meet as often as it determines necessary to properly discharge its responsibilities, but not less than quarterly. Meetings may be called by the Committee Chairman, or by a majority of its members, or by the Chief Financial Officer, and the Secretary of the Company shall give notice of meetings to each member of the Committee. A person designated by the Committee Chairman shall be responsible for keeping the minutes of the meetings. The presence in person of a majority of the members of the Committee shall be necessary to constitute a quorum of the Committee. At the discretion of the Committee Chairman, participation in a meeting by means of a conference telephone call allowing all persons participating to hear each other at the same time shall constitute presence in person at a meeting.

The Committee may request any officer or employee of the Company or the Company’s outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or persons or firms retained by, the Committee.

The Committee shall meet with the Director of Internal Audit, the Chief Financial Officer, and the independent auditor in separate private executive sessions at least quarterly, in each case to discuss any matters that the Committee or any of the above persons or the independent auditor believe warrant Committee attention. The Committee may meet at its discretion with any consultant or advisor to the Company.

The Committee shall make regular reports to the Board summarizing the Committee’s actions and any significant issues considered by the Committee and any related recommendations. The Committee shall review and reassess the adequacy of this Charter not less than annually and recommend any proposed changes to the Board for approval. The Committee shall prepare the report of the Committee required, pursuant to rules of the SEC, for inclusion in the Company’s annual proxy statement. The Committee shall annually review its performance under the requirements of this Charter and through its own self-assessment and report its evaluation to the Board.

Authority, Responsibilities and Duties

The Committee shall have the power to authorize investigations into any matters within the scope of this Charter. The Committee shall carry out other responsibilities and duties as delegated by the Board related to the purposes of the Committee. The Committee may carry out additional functions and adopt additional policies and procedures as may be appropriate in consideration of changing business, legislative, regulatory, legal, and other conditions.

The Committee shall have the authority, without seeking approval of the Board or management, to select and retain independent legal, accounting or other consultants to advise the Committee, and to incur other ordinary administrative expenses that are necessary or appropriate in carrying out its duties, the cost of which will be funded by the Company.

The Company’s independent auditor shall report directly to the Committee with respect to its role as the Company’s independent auditor. The Committee shall have sole authority to appoint or replace the independent auditor, including consideration of periodic auditor rotation, and shall approve in advance all audit engagement fees and terms and all permitted non-audit engagements. The Committee may consult with management but shall not delegate these responsibilities. The Committee shall annually present to the Board its conclusions with respect to the appointment of the Company’s independent auditor.

The Company’s internal audit function shall report directly to the Committee. The Committee shall have sole authority to hire and replace the Director of Internal Audit and shall discuss his/her performance at least annually with senior management.

In carrying out its responsibilities and duties, the Committee’s policies and procedures should remain flexible, so that it may be in a position to best react or respond to changing circumstances and conditions. The following are within the authority of the Committee:

Oversight of the Integrity of the Company’s Financial Statements and its Risk and Control Environment

1.

Review and discuss with management and the independent auditor the annual audited financial statements, including disclosures made in Management’s Discussion and Analysis of Financial Condition and Results of Operations, and recommend to the Board whether the audited financial statements prepared by management are to be included in the Company’s Form 10-K. Provide a report in the annual proxy statement that includes the Committee’s review and discussion of matters with management and the independent auditor.

2.

Review and discuss with management and the independent auditor the Company’s quarterly financial statements and earnings press release prior to the filing of its Form 10-Q, including the results of the independent auditor’s review of the quarterly financial statements. The Chief Executive Officer and Chief

Financial Officer shall disclose to the Committee their certifications provided pursuant to Sections 302 and 906 of the 2002 Act. Discuss generally with management the type of information to be disclosed publicly to analysts and rating agencies on earnings guidance.

3.

Discuss with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of the Company’s quarterly and annual financial statements, including any significant changes in the Company’s selection or application of accounting principles, any major issues as to the adequacy of the Company’s internal controls, the development, selection and disclosure of critical accounting estimates, and analyses of the effect of alternative treatments, estimates or GAAP methods on the Company’s financial statements.

4.

Review the yearly report prepared by management and attested to by the Company’s independent auditor, assessing the effectiveness of the Company’s internal control over financial reporting and stating management’s responsibility for establishing and maintaining adequate internal control over financial reporting prior to its inclusion in the Company’s Annual Report on Form 10-K. Receive a report from management regarding its detailed assertion testing and receive a report of all significant deficiencies and/or material weaknesses and their disposition.

5.	Review the Company’s disclosure control procedures in accordance with Section 302 of the 2002 Act and monitor that they are followed in the preparation of quarterly and annual financial statements.

6.

Discuss with management and the independent auditor the effect and implication of regulatory and accounting initiatives and standards, as well as any off-balance sheet structures, on the Company’s financial statements.

7.	Periodically discuss with management, at least annually, the Company’s major financial, operational and fraud risk exposures, and the steps management has taken to monitor and control such exposures.

8.

Discuss with the independent auditor, the Internal Audit Department and senior management, including the Chief Executive Officer and Chief Financial Officer, as appropriate: (i) the adequacy of the Company’s internal controls including significant deficiencies in the design or operations of internal controls which could adversely affect the Company’s ability to record, process, summarize, and report financial data; and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting.

9.	Meet at least quarterly with the Chief Financial Officer in a separate private session.

Oversight of the Company’s Relationship with the Independent Auditor

10.

The independent auditor reports directly to the Committee. On an annual basis, review and evaluate the performance, qualifications and independence of the Company’s independent auditor, and make a determination on their retention or non-retention as auditor for the Company’s annual audit, including consideration of periodic auditor rotation. The Committee shall present its conclusion to the Board for its information at least annually.

11.

Obtain from the independent auditor at least annually, a report regarding: (i) the independent auditor’s internal quality control procedures; (ii) any material issues raised by the most recent quality control review, or peer review, of the independent auditor, or by any inquiry or investigation by government or professional authorities within the preceding five years respecting one or more independent audits carried out; (iii) any steps taken to deal with any such material issues; and (iv) all relationships between the independent auditor, the Company, and senior management.

12.

Prior to the initial engagement and at least annually thereafter, receive a written report from the independent auditor regarding its independence consistent with applicable requirements of the Public Company Accounting Oversight Board delineating all relationships between the independent auditor and the

Company. Actively engage in a dialogue with the independent auditor with respect to any disclosed relationships or services that could impact its objectivity and independence and take any appropriate action to satisfy the Committee of the independent auditor’s independence.

13.

Meet with the independent auditor prior to the beginning of the regular audit and the Section 404 attestation audit to review the engagement letter and discuss the planning, staffing, risk assessment, and the scope of the proposed audit for the current year and the audit procedures to be utilized. Review the experience and qualifications of the senior members of the audit team. Ensure regular rotation of the audit partners as required by law and regulation.

14.	Approve in advance the proposed and final terms of engagement and fees paid to the Company’s independent auditor for the regular audit and Section 404 attestation audit.

15.

Pre-approve permitted non-audit services and fees to be performed by the independent auditor and determine that such services are compatible with maintaining its independence. The Committee can delegate pre-approval to a Committee member who will report to the full Committee at its next regularly scheduled meeting on any such approvals.

16.

Review and discuss with the independent auditor the results of the year-end audit of the Company, including any comments or recommendations of the Company’s independent auditor and, based on such review and discussions and on such other considerations as it determines appropriate, recommend to the Board whether the Company’s financial statements should be included in the Annual Report on Form 10-K.

17.	Discuss with the independent auditor the matters required to be discussed by relevant AICPA AU standards, including AU §360 and AU §316, relating to the conduct of the audit.

18.	Obtain from the independent auditor any information pursuant to Section 10A of the Securities Exchange Act of 1934.

19.

Review with the independent auditor any problems, difficulties or restrictions they may have encountered in the course of the audit. Resolve any disagreements between management and the independent auditor regarding financial reporting.

20.	Receive and discuss annually, the independent auditor’s attestation to and report on management’s internal control assertion, as mandated by Section 404 of the 2002 Act.

21.	Review any written communication between the independent auditor and management, including any management letter or schedule of unadjusted differences.

22.

The Committee shall approve the hiring of any employee of the independent auditor for a senior financial or operating management position. The Company shall not hire any employee of the independent auditor within one year of participating in the audit of the Company.

23.	Meet with the independent auditor in private session at least quarterly.

Oversight of the Company’s Internal Audit Function

24.	The Company’s internal audit function shall report directly to the Committee. The Committee shall have sole authority to hire and replace the Director of Internal Audit.

25.

At least annually review and evaluate the internal audit function including: (i) the independence and authority of the reporting relationship; (ii) the proposed annual internal audit plan and scope of work; (iii) department budget and staffing levels; (iv) coordination with the Company’s independent auditor; and (v) the internal audit department charter.

26.	Review summaries of findings from completed audits and management’s response, and discuss any audit scope restrictions encountered during the execution of its audit responsibilities.

27.	Meet with the Director of Internal Audit in private session at least quarterly.

28.	Discuss the annual performance of the Director of Internal Audit with the Company’s General Counsel, who acts as the management administrative officer for the Internal Audit Department.

Oversight of Compliance with Applicable Legal and Regulatory Requirements

29.	Discuss with the Company’s General Counsel and Chief Compliance Officer legal or regulatory matters that may have a material impact on the financial statements or the Company’s compliance policies.

30.	Periodically review management’s programs to monitor compliance with laws and regulations.

31.	Discuss with the Company’s outside counsel as appropriate, evidence of any material violation of securities law or breach of fiduciary duty not acted on by senior management.

32.

Discuss with management and the independent auditor any correspondence with regulators or governmental agencies and any complaints or published reports that raise material issues regarding the Company’s financial statements or the Company’s compliance with legal and regulatory requirements.

33.

Obtain reports from management, the Director of Internal Audit and the independent auditor regarding the Company’s and its subsidiary and foreign affiliated entities’ compliance with applicable legal requirements and the Company’s Code of Business Conduct and Ethics.

Oversight of Compliance with the Company’s Code of Business Conduct and Ethics

34.

Determine that the Company has established a Company-wide Code of Business Conduct and Ethics, and that all directors and executive officers annually sign an acknowledgment of the Code. Determine that management periodically reviews and updates the Code. Receive periodic reports from management regarding their review of compliance with the Code. All waivers of Code provisions for directors and executive officers must be approved by the Board of Directors.

35.

The Committee shall review and approve procedures for receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters, including confidential anonymous submissions by employees. Annually review procedures for effectiveness. All significant matters received and their proposed resolution must be reported to and discussed with the Committee.

36.

Inquire of the Chief Executive Officer and Chief Financial Officer as to their responsibilities to disclose to the Committee any fraud, whether or not material, involving management or other employees who have a significant role in internal controls. Discuss as appropriate the resolution of such matters.

37.

The Committee shall review and approve proposed related party transactions or courses of dealings with respect to which executive officers or directors or members of their immediate families have an interest, including all transactions required to be disclosed by Item 404(a) of Regulation S-K.

Review of Capital Formation Plans

38.	Review and make a recommendation to the Board regarding all material proposed new capital formation plans of the Company including planned issuance of equity securities and debt formation.

39.	Review and make a recommendation to the Board regarding all proposed repurchase of Company securities.

Review of Acquisitions, Investments and Divestitures

40.	Review and approve each acquisition, investment, new business venture, and divestiture proposed by management, which involves cash and/or consideration between $5 million and $20 million.

41.

Review and make a recommendation to the Board regarding each acquisition investment, new business venture, and divestiture proposed by management, which involves cash and/or consideration in excess of $20 million.

Review of Treasury Investment Policy

42.	Review and approve annually the Company’s Treasury Investment Policy outlining the general investment objectives of the Company and the specific instruments for which investments are permitted.

Limitation of the Finance and Audit Committee’s Role

Although the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. Nor is it the duty of the Committee to conduct investigations or to implement policies and procedures to promote compliance with laws and regulations and Company policy. These matters are the responsibilities of management or the independent auditor or both, and the Committee’s responsibility in this regard is one of oversight and review. The Committee relies without independent verification on the information provided to it and on the representations made by management and the independent auditor. The Committee does not provide any expert or other special assurances as to such financial or compliance matters. In addition, the Committee’s “audit committee financial expert” does not carry a higher degree of individual responsibility or obligation than other members of the Committee or other Board members. The “audit committee financial expert” is not to be considered an expert for purposes of Section 11 of the Securities Act of 1933, as amended, solely as a result of being designated as a financial expert on the audit committee. The role of the financial expert is to assist the Committee in overseeing the audit process, not to audit the Company.

EXHIBIT B

KNIGHT CAPITAL GROUP, INC.

2010 EQUITY INCENTIVE PLAN

ARTICLE 1

PURPOSE AND EFFECTIVENESS

1.1 Purpose. The purpose of the Knight Capital Group, Inc. 2010 Equity Incentive Plan (the “Plan”) is to promote the success of Knight Capital Group, Inc. (the “Company”) by providing a method whereby employees, officers and directors of the Company and its Affiliates may be encouraged to increase their proprietary interest in the Company. By offering incentive compensation opportunities that are competitive with those of similar enterprises and based on the Company’s common stock, the Plan will motivate Participants to continue to provide services and achieve long-range goals, further align their interests with those of the Company’s other stockholders, and promote the long-term financial interest of the Company and its Affiliates, including enhancement of long-term stockholder value. The Plan is also intended to aid in attracting persons of exceptional ability and leadership qualities to become employees, officers and directors of the Company and its Affiliates.

1.2 Effective Date and Stockholder Approval. The Plan was adopted on April 6, 2010 by the Board, subject to approval by the stockholders of the Company at the 2010 Annual Meeting of Stockholders on May 12, 2010, and shall be effective as of the date of the approval by the requisite stockholders of the Company at the 2010 Annual Meeting of Stockholders (the “Effective Date”).

The Plan replaces the Knight Capital Group, Inc. 2006 Equity Incentive Plan, the Knight Capital Group, Inc. 2003 Equity Incentive Plan, the Knight Capital Group, Inc. 1998 Long-Term Incentive Plan and the 1998 Non-Employee Director Stock Option Plan (together, the “Prior Plans”), each as amended to the Effective Date, for Awards granted on or after the Effective Date. Awards may not be granted under the Prior Plans beginning on the Effective Date, but the adoption and effectiveness of the Plan will not affect the terms or conditions of any awards granted under the Prior Plans prior to the Effective Date. Awards remaining eligible for grant under the Prior Plans as of the Effective Date will be transferred to, and available for grant under, the Plan. If the Plan is not approved by the stockholders of the Company at the 2010 Annual Meeting of Stockholders, then the Plan will be null and void in its entirety and the Prior Plans will remain in full force and effect in accordance with the terms of such plans.

1.3 Term of Plan. The Plan shall be unlimited in duration and, in the event of Plan termination, shall remain in effect as long as any Awards under it are outstanding; provided, however, that no Awards may be granted under the Plan after the ten-year anniversary of the Effective Date; provided, further, that no Awards (other than an Option or Stock Appreciation Right) that are intended to be “performance-based” under Section 162(m) of the Code shall be granted based on the Performance Factors (as defined in Section 10.5.a) on or after the first stockholder meeting that occurs in the fifth year following the year in which stockholders previously approved the Performance Factors unless the Performance Factors are reapproved (or other designated performance goals are approved) by the stockholders on or before such stockholder meeting.

1.4 Forms of Awards. Awards made under the Plan may be in the form of Incentive Options, Nonqualified Options, Stock Appreciation Rights, or Stock Awards, all as the Committee in its sole discretion shall decide. The terms and conditions of any Award to any Participant shall be reflected in such form of written or electronic document as is determined by the Committee. A copy of such document shall be provided to the Participant, and the Committee may, but need not, require that the Participant sign a copy of such document; provided, however, that the Participant may sign a copy of such document through an electronic grant notification system maintained by or on behalf of the Company.

ARTICLE 2

DEFINITIONS

Capitalized terms not defined elsewhere in the Plan shall have the following meanings (whether used in the singular or plural):

2.1 “Affiliate” means any corporation, partnership, joint venture or other entity during any period in which at least a twenty-five percent voting or profits interest is owned, directly or indirectly, by the Company (or by any entity that is a successor to the Company), and any other business venture designated by the Committee in which the Company (or any entity that is a successor to the Company) has a significant interest, as determined in the discretion of the Committee; provided, however, that for purposes of determining eligibility for grants of Nonqualified Options and Stock Appreciation Rights or whether a Participant has experienced a “separation from service” (as such term is defined and used in Section 409A of the Code), an Affiliate means a “service recipient” (within the meaning of Section 409A of the Code). For this purpose, a “service recipient” shall be determined by (a) applying Section 1563(a)(1), (2) and (3) of the Code, for purposes of determining a controlled group of corporations under Section 414(b) of the Code, using the language “at least 50 percent” instead of “at least 80 percent” each place it appears in Section 1563(a)(1), (2) and (3) of the Code, and by applying Treasury Regulations Section 1.414(c)-2, for purposes of determining trades or businesses (whether or not incorporated) that are under common control for purposes of Section 414(c) of the Code, using the language “at least 50 percent” instead of “at least 80 percent” each place it appears in Treasury Regulations Section 1.414(c)-2, and (b) where the use of the following modified definition is based upon legitimate business criteria, by applying Section 1563(a)(1), (2) and (3) of the Code, for purposes of determining a controlled group of corporations under Section 414(b) of the Code, using the language “at least 20 percent” instead of “at least 80 percent” at each place it appears in Section 1563(a)(1), (2) and (3) of the Code, and by applying Treasury Regulations Section 1.414(c)-2, for purposes of determining trades or businesses (whether or not incorporated) that are under common control for purposes of Section 414(c) of the Code, using the language “at least 20 percent” instead of “at least 80 percent” at each place it appears in Treasury Regulations Section 1.414(c)-2. An entity shall be deemed an Affiliate of the Company for purposes of this definition only for such periods as the requisite ownership or control relationship is maintained.

2.2 “Agreement” means a written agreement between a Participant and the Company which sets out the terms of the grant of an Option, Stock Appreciation Right or Stock Award, as described in Section 1.4, as any such Agreement may be supplemented or amended from time to time. Any reference herein to an Agreement in writing shall be deemed to include an electronic writing to the extent permitted by applicable law.

2.3 “Award” means any Option, Stock Appreciation Right or Stock Award granted under the Plan.

2.4 “Board” means the Board of Directors of the Company.

2.5 “Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor statute or statutes thereto, and any rules or regulations promulgated thereunder. Reference to any specific Code section shall include any successor section.

2.6 “Committee” means either the committee described in Sections 3.1 and 3.3 or both of the committees of the Board appointed or designated pursuant to administer the Plan in accordance with its terms.

2.7 “Company” means Knight Capital Group, Inc. and any successor entity.

2.8 “Covered Employee” means an Employee whose compensation is subject to the potential tax deduction disallowance provisions of Section 162(m) of the Code and such other Employees designated by the Company.

2.9 “Date of Grant” means the date on which the Committee determines the terms of an Award to a specified Eligible Individual, including, the number of Shares subject to the Award and, in the case of an Option or a Stock Appreciation Right, the applicable Exercise Price.

2.10 “Director” means a duly elected member of the Board.

2.11 “Disability” means a Participant is qualified for long-term disability benefits under the applicable disability plan of the Company, or if no such benefits are then in existence, that the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which, in the opinion of a physician selected by the Committee, can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than six months; provided, however, that, with respect to an Incentive Option, Disability means a permanent and total disability as defined in Section 22(e)(3) of the Code and, with respect to all Awards, to the extent required by Section 409A of the Code, “disability” within the meaning of Section 409A of the Code.

2.12 “Eligible Individual” means an Employee and Director, whether or not a resident alien of the United States, who is described in Section 5.1.

2.13 “Employee” means a common law employee (as defined in Section 3401(c) of the Code) of the Company or any Affiliate of the Company. The term “Employee” will also include an individual who is granted an Award, in connection with his hiring by the Company or any Affiliate, prior to the date the individual first becomes an Employee, but if and only if such Award does not vest prior to the date the individual first becomes an Employee.

2.14 “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor statute or statutes thereto, and any rules or regulations promulgated thereunder. Reference to any specific Exchange Act section shall include any successor section.

2.15 “Executive Officer” means an Employee who is subject to the provisions of Section 16(b) of the Exchange Act.

2.16 “Exercise Price” means the price that must be paid by an Optionee upon exercise of an Option to purchase a Share, or in the case of a Stock Appreciation Right, the price by which stock price appreciation is measured against.

2.17 “Fair Market Value” of a Share means the fair market value of such Share determined by such methods or procedures as shall be established from time to time by the Committee. Unless otherwise determined by the Committee, the Fair Market Value of a Share as of a particular date shall mean the average of the high and low sales price per Share on the principal exchange or market on which the Share is then listed for the last preceding date on which there was a sale of such Share on such exchange or market.

2.18 “Incentive Option” means an option granted under the Plan that is both intended to qualify and qualifies as an “incentive stock option” under Section 422 of the Code.

2.19 “Independent Auditor” means the certified public accounting firm that has been appointed by the Finance and Audit Committee of the Board (or its functional equivalent) to opine on the interim or annual financial statements of the Company.

2.20 “Nonqualified Option” means an option granted under the Plan that either is not intended to be or is not denominated as an Incentive Option, or that does not qualify as an “incentive stock option” under Section 422 of the Code.

2.21 “Option” means a Nonqualified Option or an Incentive Option.

2.22 “Optionee” means an Eligible Individual of the Company or an Affiliate who has received an Option under the Plan, for the period of time during which such Option is held in whole or in part.

2.23 “Option Shares” means, with respect to any Option granted under the Plan, the Shares that may be acquired upon the exercise of such Option.

2.24 “Participant” means an Eligible Individual who has received an Option, Stock Appreciation Right or a Stock Award under the Plan.

2.25 “Plan” means this Knight Capital Group, Inc. 2010 Equity Incentive Plan, as amended from time to time.

2.26 “Retirement” means retirement from the Company and its Affiliates upon a voluntary termination of employment by a Participant or a termination without Cause by the Company of a Participant’s employment (i) after having been employed by the Company or its Affiliates for a minimum of five (5) full years of service (regardless of whether such service is continuous), (ii) with the Participant having achieved or exceeded 50 years of age at the time of departure, and (iii) with the Participant entering into a two year non-compete agreement in a form acceptable to the Company. Such term shall be applicable only to Participants who are Employees.

2.27 “Securities Act” means the Securities Act of 1933, as amended from time to time, or any successor statute or statutes thereto, and any rules or regulations promulgated thereunder. Reference to any specific Securities Act section shall include any successor section.

2.28 “Shares” mean shares of Class A Common Stock, $0.01 par value per share, of the Company.

2.29 “Stock Appreciation Right” means a right, granted to a Participant pursuant to Article 8 hereof to receive upon exercise of such right before a specified date, in cash or Shares (or a combination thereof) as determined by the Committee, an amount equal to the increase in Fair Market Value of a specified number of Shares over the Exercise Price of such Stock Appreciation Right.

2.30 “Stock Award” means an Award consisting of either Shares or a right to receive Shares in the future, each pursuant to Article 10 of the Plan.

2.31 “Subsidiary” of the Company means any present or future subsidiary (as that term is defined in Section 424(f) of the Code) of the Company. An entity shall be deemed a Subsidiary of the Company for purposes of this definition only for such periods as the requisite ownership or control relationship is maintained.

2.32 “Termination of Service”, “Terminate” or “Termination” occurs when a Participant ceases to be an Employee of, or ceases to provide services as a Director to, the Company and its Affiliates, as the case may be, for any reason (including by reason of an Affiliate ceasing to be an Affiliate by reason of disposition or otherwise). Notwithstanding the foregoing, with respect to any Award subject to Section 409A of the Code (and not exempt therefrom), a Termination of Service occurs when a Participant experiences a “separation from service” (as such term is defined under Section 409A of the Code).

2.33 “Vesting Period” shall mean, in relation to Stock Awards, Options, or Stock Appreciation Rights, any period determined by the Committee during which such Stock Awards, Options or Stock Appreciation Rights may expire or be forfeited if the Participant Terminates or if other circumstances specified by the Committee arise.

2.34 “Vesting Date” with respect to any Award granted hereunder means the date on which such Award becomes vested, as designated in or determined in accordance with the Agreement with respect to such Award (subject to the terms of the Plan). If more than one Vesting Date is designated for an Award, reference in the Plan to a Vesting Date in respect of such Award shall be deemed to refer to each part of such Award and the Vesting Date for such part.

ARTICLE 3

ADMINISTRATION

3.1 Committee. The Plan shall be administered by the Compensation Committee of the Board unless a different committee is appointed by the Board. If for any reason the Committee does not meet the requirements of Rule 16b-3 under Section 16(b) of the Exchange Act or Section 162(m) of the Code, such noncompliance shall not affect the validity of Awards, grants, interpretations or other actions of the Committee.

3.2 Powers of Committee. The Committee’s administration of the Plan shall be subject to the following:

3.2.a. Subject to the provisions of the Plan, the Committee will have the authority and discretion to select from among the Eligible Individuals those persons who shall receive Awards, to determine the time or times of receipt, to determine the types of Awards and the number of Shares covered by the Awards, to establish the terms, conditions, performance criteria, restrictions, and other provisions of such Awards, and, subject to the restrictions of Article 13, to cancel or suspend Awards.

3.2.b. To the extent that the Committee determines that the restrictions imposed by the Plan preclude the achievement of the material purposes of the Awards in jurisdictions outside the United States, the Committee will have the authority and discretion to modify those restrictions as the Committee determines to be necessary or appropriate to conform to applicable requirements or practices of those jurisdictions.

3.3 Delegation by Committee. Except to the extent prohibited by applicable law or the applicable rules of a stock exchange, the Committee may delegate to any person or persons selected by it, who may or may not be Directors, all or any part of its responsibilities and powers as set forth above. In making such allocation or delegation, the Committee will consider the extent to which any delegation may cause Awards to fail to be deductible under Section 162(m) of the Code or to fail to meet the requirements of Rule 16(b)-3(d)(1) or Rule 16(b)-3(e) under the Exchange Act. Any such allocation or delegation may be revoked by the Committee at any time.

3.4 Information to be Furnished to Committee. The Company and its Affiliates shall furnish the Committee with such data and information as the Committee determines may be required for it to discharge its duties. The records of the Company and its Affiliates as to an Employee’s or Participant’s employment (or other provision of services), Termination of Service, leave of absence, reemployment (or return to service) and compensation shall be conclusive on all persons. Participants and other persons entitled to benefits under the Plan must furnish to the Committee such evidence, data, or information as the Committee considers desirable to carry out the terms of the Plan.

3.5 Rules and Interpretations. The Committee is authorized, subject to the provisions of the Plan, to establish, amend and rescind such rules and regulations as it deems necessary or advisable for the proper administration of the Plan and to take such other action in connection with or in relation to the Plan as it deems necessary or advisable. Each action and determination made or taken pursuant to the Plan by the Committee, including any interpretation or construction of the Plan, shall be final and conclusive for all purposes and upon all persons.

3.6 Liabilities and Indemnification. No Employee or Director shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or any Award granted pursuant thereto. Each Employee and Director shall be indemnified and held harmless by the Company against any cost or expense (including counsel fees) reasonably incurred by him or liability (including any sum paid in settlement of a claim with the approval of the Company) arising out of any act or omission to act in connection with the Plan, unless arising out of such Employee’s or Director’s own fraud, bad faith or willful misconduct. Such indemnification shall be in addition to any rights of indemnification the Employee or Director may have under the certificate of incorporation and/or by-laws of the Company, as a matter of law, or otherwise, or any other power the Company may have to indemnify such persons or hold them harmless. The foregoing right of indemnification shall not apply to the actions, determinations or interpretations made by an individual with regard to Awards granted to him or her under the Plan.

3.7 Costs of Plan. All expenses and liabilities incurred by the Committee in the administration of the Plan shall be borne by the Company. The Committee may employ attorneys, consultants, accountants or other persons in connection with the administration of the Plan. The Company, and its officers and Directors, shall be entitled to rely upon the advice, opinions or valuations of any such persons.

3.8 Grant and Use of Awards. In the discretion of the Committee, Awards may be granted as alternatives to or replacements of awards granted or outstanding under the Plan, or any other plan or arrangement of the Company or an Affiliate. Subject to the overall limitation on the number of Shares that may be delivered pursuant to Awards under the Plan, the Committee may use available Shares as the form of payment for compensation, grants or rights earned or due under any other compensation plans or arrangements of the Company or an Affiliate, including the plans and arrangements of the Company or an Affiliate assumed in a business combination.

3.9 Compliance as an SEC Registrant. During any period in which the Company has issued and outstanding any class of common equity securities which is registered under Section 12 of the Exchange Act, the Committee shall be comprised of not less than two persons each of whom qualifies as: (i) a “non-employee director” within the meaning of Section 16(b) of the Exchange Act, (ii) an “outside director” within the meaning of Section 162(m) of the Code and (iii) an “independent director” as defined under Nasdaq Stock Market Rule 5605(a)(2) or such other applicable stock exchange rule.

3.10 International Participants. With respect to Participants who are foreign nationals, reside or work outside the United States, or both, the Committee may, in its sole discretion, to comply with foreign law or practices and to further the purposes of the Plan, without amending the Plan, establish special rules, or adopt sub-plans or supplements, applicable to such Participants and grant Awards (or amend existing Awards) to such Participants in accordance with those rules or sub-plans.

ARTICLE 4

SHARES SUBJECT TO THE PLAN

4.1 Number of Shares. Subject to the following provisions of this Article 4, the maximum number of Shares with respect to which Awards may be granted during the term of the Plan shall be 10,580,044 (or the number and kind of Shares or other securities which are substituted for those Shares or to which those Shares are adjusted pursuant to the provisions of Section 11.1 of the Plan), which includes 4,580,044 Shares available for grant under the Prior Plans as of April 1, 2010.

4.2 Source of Shares. Shares will be made available from the currently authorized but unissued shares of the Company or from shares currently held or subsequently reacquired by the Company as treasury shares, including shares purchased in the open market or in private transactions.

4.3 Counting of Shares. The grant of any Option, Stock Appreciation Right or Stock Award hereunder shall count, equal in number to the Shares represented by such Award, towards the share maximum indicated in Section 4.1; provided, however, that if a Stock Appreciation Right is granted in tandem with an Option, such grant shall count only once against the share maximum indicated in Section 4.1. To the extent that (i) any outstanding Option or Stock Appreciation Right for any reason expires, is terminated, forfeited or canceled without having been exercised, or if any Stock Award is forfeited, (ii) any Shares covered by an Award are not delivered because the Award is settled in cash or used to satisfy the applicable tax withholding obligation, or (iii) any Shares are not otherwise deliverable for any other reason, such Shares shall be deemed to have not been delivered and shall be restored to the share maximum. If the Exercise Price of any Option granted under the Plan is satisfied by tendering Shares to the Company (by either actual delivery or attestation) or by net-settlement, the number of Shares tendered or withheld to pay the Exercise Price of any Option shall be restored to the share maximum. To the extent that any option or other award outstanding pursuant to a Prior Plan as of the Effective Date which for any reason, on or after the Effective Date, expires, is terminated, forfeited or canceled without having been exercised or settled in full, Shares subject to such awards shall be deemed to have not been delivered and shall be added to the share maximum; provided, however, that the aggregate number of Shares outstanding under the Prior Plans that may be added to the share maximum pursuant to this Section 4.3 shall not exceed 10,943,465 (as such number may be adjusted from time to time as provided in Section 11.1). Shares issued in connection with awards that are assumed, converted or substituted as a result of the Company’s acquisition of another company (including by way of merger, combination or similar transaction) will not count against the number of Shares that may be issued under the Plan.

ARTICLE 5

ELIGIBILITY AND PARTICIPATION

5.1 General. The persons who shall be eligible to participate in the Plan and to receive Awards shall be such Employees (including Covered Employees and Executive Officers) and Directors of the Company and its Affiliates as the Committee, in its sole discretion, shall select. Awards may be made to Eligible Individuals who hold or have held Awards under the Plan or any similar plan or other awards under any other plan of the Company or any of its Affiliates. Any member of the Committee shall be eligible to receive Awards while serving on the Committee, subject to applicable provisions of the Exchange Act and the rules promulgated thereunder.

5.2 Committee Discretion. Awards may be granted by the Committee at any time and from time to time to new Participants, or to then Participants, or to a greater or lesser number of Participants, and may include or exclude previous Participants, as the Committee shall determine. Except as required by the Plan, Awards granted at different times need not contain similar provisions. The Committee’s determinations under the Plan (including without limitation, determinations of which Eligible Individuals, if any, are to receive Awards, the form, amount and timing of such Awards, the terms and provisions of such Awards and the agreements evidencing same) need not be uniform and may be made by it selectively among individuals who receive, or are eligible to receive, Awards under the Plan.

ARTICLE 6

GRANTS OF STOCK OPTIONS

6.1 Grant of Options. The grant of an Option shall convey to the Participant the right to purchase Shares at an Exercise Price and for a period of time established by the Committee. Subject to the limitations of the Plan, the Committee shall designate from time to time those Eligible Individuals to be granted Options, the time when each Option shall be granted, the number of Shares subject to such Option, whether such Option is an Incentive Option or a Nonqualified Option and, subject to Section 6.3, the Exercise Price of the Option Shares. Options shall be evidenced by Agreements in such form and containing such terms and provisions not inconsistent with the provisions of the Plan as the Committee may from time to time approve. Each Optionee shall be notified promptly of such grant and a written Agreement shall be promptly executed and delivered by the Company to the Optionee. Subject to the other provisions of the Plan, the same person may receive Incentive Options and Nonqualified Options at the same time and pursuant to the same Agreement, provided that Incentive Options and Nonqualified Options are clearly designated as such.

6.2 Provisions of Options. Option Agreements shall conform to the terms and conditions of the Plan. Such Agreements may provide that the grant of any Option under the Plan shall be subject to such other conditions (whether or not applicable to an Option or Shares received by any other Optionee) as the Committee determines appropriate, including, without limitation, provisions conditioning exercise upon the occurrence of certain events or performance or the passage of time, provisions to assist the Optionee in financing the purchase of Shares through the exercise of Options, provisions for forfeiture, restrictions on resale or other disposition of Shares acquired pursuant to the exercise of Options, provisions conditioning the grant of the Option or future Options upon the Optionee retaining ownership of Shares acquired upon exercise for a stated period of time, and provisions to comply with federal and state securities laws and federal and state income tax and other payroll tax withholding requirements.

6.3 Exercise Price. Subject to the provisions of Section 6.8, the Exercise Price at which Shares may be purchased upon exercise of an Option shall be fixed by the Committee on the Date of Grant and may not be less than one hundred percent of the Fair Market Value of a Share on the Date of Grant.

6.4 Limitations on Exercisability. Except as otherwise determined by the Committee in the applicable Agreement or otherwise, no Option may be exercised in part or in full before the Vesting Date(s) applicable to such Option. No Option may be exercised after the Option expires by its terms as set forth in the applicable Agreement. In the case of an Option that is exercisable in installments, installments that are exercisable and not exercised shall remain exercisable during the term of the Option. The grant of an Option shall impose no obligation on the Optionee to exercise such Option.

6.5 Vesting. The Committee may specify in any Agreement a vesting schedule that must be satisfied before Options become vested, such that, except as otherwise determined by the Committee in the applicable Agreement or otherwise, all or any portion of an Option may not become vested until a Vesting Date or Vesting Dates, or until the attainment of one or more performance criteria as determined by the Committee, subject in any case to the terms of the Plan. Subsequent to the grant of an Option, the Committee may, at any time before complete termination of such Option, accelerate the time or times at which such Option may become vested in whole or in part (without reducing the term of such Option).

6.6 Limited Transferability of Options. Subject to the exceptions noted in this Section 6.6, no Option shall be transferable other than by will or the laws of descent and distribution. During the lifetime of the Optionee, the Option shall be exercisable only by such Optionee (or his or her court-appointed legal representative). The Committee may, in its sole discretion, provide in the applicable Agreement evidencing a Nonqualified Option that the Optionee may transfer, assign or otherwise dispose of an Option (i) to his spouse, parents, siblings and lineal descendants, (ii) to a trust for the benefit of the Optionee and any of the foregoing, or (iii) to any corporation or partnership controlled by the Optionee, subject to such conditions or limitations as the Committee may establish to ensure compliance with any rule promulgated pursuant to the Securities Act, the Exchange Act, or for other purposes. The terms applicable to the assigned Option shall be the same as those in effect for the Option immediately prior to such assignment and shall be set forth in such documents issued to the assignee as the Committee may deem appropriate.

6.7 No Rights as a Stockholder. An Optionee or a transferee of an Option shall have no rights as a stockholder with respect to any Share covered by his Option unless and until the Optionee shall have become the holder of record of such Share, and he shall not be entitled to any dividends or distributions or other rights in respect of such Share for which the record date is prior to the date on which he shall have become the holder of record thereof.

6.8 Special Provisions Applicable to Incentive Options.

6.8.a. Options granted under the Plan that are intended to qualify as Incentive Options shall be specifically designated as such in the applicable Agreement, and may be granted only to those Eligible Individuals who are both (i) Employees of the Company or any Subsidiary, and (ii) citizens or resident aliens of the United States.

6.8.b. To the extent the aggregate Fair Market Value (determined as of the time the Option is granted) of the Shares with respect to which any Incentive Options granted hereunder may be exercisable for the first time by the Optionee in any calendar year (under the Plan or any other compensation plan of the Company or any Subsidiary) exceeds $100,000, such Options shall not be considered Incentive Options.

6.8.c. No Incentive Option may be granted to an individual who, at the time the Option is granted, owns directly, or indirectly within the meaning of Section 424(d) of the Code, stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company or of any Subsidiary, unless such Option (i) has an Exercise Price of at least one hundred ten percent of the Fair Market Value of the Shares on the Date of Grant of such Option; and (ii) cannot be exercised more than five years after the Date of Grant of such Option.

6.8.d. Each Incentive Option will require the Optionee to notify the Company in writing immediately after the Optionee makes a Disqualifying Disposition (as defined below) of any Shares acquired pursuant to the exercise of an Incentive Option. A “Disqualifying Disposition” is any disposition of such Shares before the later of (i) two years after the Date of Grant of an Incentive Option or (ii) one year after the date the Optionee acquired Shares by exercising the Incentive Option, other than a transfer (i) from a decedent to an estate, (ii) by bequest or inheritance, (iii) pursuant to a tax-free corporate reorganization, or (iv) to a spouse or incident to divorce. Any transfer of ownership to a broker or nominee shall be deemed to be a disposition unless the Optionee provides proof satisfactory to the Committee of his continued beneficial ownership of the Shares.

6.8.e. No Incentive Option shall be granted after the date that is ten years from the Effective Date.

6.8.f. The Exercise Price for Incentive Options shall not be less than the Fair Market Value of the Shares on the Date of Grant, and no Incentive Option may be exercisable after the tenth anniversary of the Date of Grant.

6.8.g. No Incentive Option shall be transferable other than by will or the laws of descent and distribution.

6.8.h. The maximum number of Shares with respect to which Incentive Options may be granted during the term of the Plan shall be 10 million (as such number may be adjusted from time to time as provided in Section 11.1).

6.9 Option Term. The Committee shall specify the term during which any Option may be exercised, which shall be in all cases ten years or less except as provided in the Plan. Except as otherwise set forth in the Plan or as provided by the Committee in the applicable Agreement or otherwise, all Options shall expire upon the Optionee’s Termination of Service.

6.10 Compliance as an SEC Registrant. During any period in which (i) Section 162(m) of the Code imposes restrictions on the amount and form of compensation that may be paid to Covered Employees in order to claim a tax deduction for such compensation, and (ii) the Committee, in its sole discretion, determines that the Plan should be administered in such a manner so as to avoid the disallowance of any portion of such tax deduction, Options granted to Covered Employees shall comply with such restrictions, which as of the Date of Grant are contained in Section 162(m) of the Code. No Covered Employee may be granted, in any fiscal year of the Company, Options covering more than one million Shares (as such number may be adjusted from time to time as provided in Section 11.1).

ARTICLE 7

EXERCISES OF STOCK OPTIONS

7.1 General. Any Option may be exercised in whole or in part at any time to the extent such Option has become vested and exercisable during the term of such Option; provided, however, that each partial exercise shall be for whole Shares only. Each Option, or any exercisable portion thereof, may only be exercised in accordance with such procedures for the exercise of Options as the Committee may establish from time to time, of (i) notice in writing to the Company signed by the Optionee (or other person then entitled to exercise such Option) that such Option, or a specified portion thereof, is being exercised; (ii) payment in full for the purchased Shares (as specified in Section 7.3); (iii) such representations and documents as are necessary or advisable to effect compliance with all applicable provisions of Federal or state securities laws or regulations; (iv) in the event that the Option or portion thereof shall be exercised by any individual other than the Optionee, appropriate proof of the right of such individual to exercise the Option or portion thereof; and (v) full payment to the Company of all amounts which, under federal or state law, it is required to withhold upon exercise of the Option (as specified in Section 12.4).

7.2 Certain Limitations. Shares shall not be issued pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act, the Exchange Act and the requirements of any stock exchange upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

7.3 Payment for Shares. Payment for Shares purchased under an Option granted hereunder shall be made in full upon exercise of the Option (except that, in the case of an exercise arrangement approved by the Committee and described in clause (v) below, payment may be made as soon as practicable after the exercise). The method or methods of payment of the purchase price for the Shares to be purchased upon exercise of an Option and of any amounts required by Section 12.4 shall be determined by the Committee and may consist of (i) cash, (ii) check, (iii) the tendering, by either actual delivery or by attestation, of whole Shares, having a Fair Market Value as of the day of exercise equal to the aggregate Exercise Price, (iv) the surrendering of all or part of the Shares issuable upon exercise of the Option by the largest whole number of Shares with a Fair Market Value that does not exceed the aggregate Exercise Price; provided, however, that the Company shall accept a cash or other payment to the extent of any remaining balance of the aggregate Exercise Price not satisfied by such reduction in the number of whole shares to be issued, or (v) through a special sale and remittance procedure pursuant to which the Optionee shall concurrently provide irrevocable written instructions to (a) a Company-designated brokerage firm to effect the immediate sale of the purchased Shares and remit to the Company, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate Exercise Price payable for the purchased Shares plus all applicable Federal, state and local employment taxes required to be withheld by the Company by reason of such exercise, and (b) the Company to deliver the certificates for the purchased Shares directly to such brokerage firm in order to complete the sale. The permitted method or methods of payment of the amounts payable upon exercise of an Option, if other than in cash, shall be set forth in the applicable agreement and may be subject to such conditions as the Committee deems appropriate. If the Option Exercise Price may be paid in Shares as provided above, Shares delivered by the Optionee may be Shares which were received by the Optionee upon exercise of one or more previously exercised Options, but only if such Shares have been held by the Optionee for at least six months, or such other period of time (if any) as is required, in the opinion of the Independent Auditor, to avoid adverse financial accounting results.

ARTICLE 8

GRANTS OF STOCK APPRECIATION RIGHTS

8.1 Grant of Stock Appreciation Rights. The Committee may grant Stock Appreciation Rights either independently or in connection with an Option. Subject to the limitations of the Plan, the Committee shall designate from time to time those Eligible Individuals to be granted Stock Appreciation Rights, the time when each Stock Appreciation Right shall be granted, the number of Shares subject to such Stock Appreciation Right and, subject to Section 8.3, the Exercise Price of the Stock Appreciation Right. Stock Appreciation Rights shall be evidenced by Agreements in such form and containing such terms and provisions not inconsistent with the provisions of the Plan as the Committee may from time to time approve. Each recipient shall be notified promptly of such grant and a written Agreement shall be promptly executed and delivered by the Company to the recipient.

8.2 Provisions of Stock Appreciation Rights. Stock Appreciation Right Agreements shall conform to the terms and conditions of the Plan. Such Agreements may provide that the grant of any Stock Appreciation Right under the Plan shall be subject to such other conditions (whether or not applicable to a Stock Appreciation Right or Shares received by any other recipient) as the Committee determines appropriate, including, without limitation, provisions conditioning exercise upon the occurrence of certain events or performance or the passage of time, provisions for forfeiture, restrictions on resale or other disposition of Shares acquired, provisions conditioning the grant of the Stock Appreciation Right or future Stock Appreciation Rights upon the recipient retaining ownership of Shares acquired for a stated period of time, and provisions to comply with federal and state securities laws and federal and state income tax and other payroll tax withholding requirements. Stock Appreciation Rights may be granted in connection with an Option either at the time of grant or by amendment, in which case each such Stock Appreciation Right shall be subject to the same terms and conditions as the related Option and shall be exercisable only at such times and to such extent as the related Option is exercisable.

8.3 Exercise Price. The Committee shall fix the Exercise Price of the Stock Appreciation Right on the Date of Grant which shall not be less than one hundred percent of the Fair Market Value of a Share on the Date of Grant.

8.4 Limitations on Exercisability. Except as otherwise determined by the Committee in the applicable Agreement or otherwise, no Stock Appreciation Right may be exercised in part or in full before the Vesting Date(s) applicable to such Stock Appreciation Right. No Stock Appreciation Right may be exercised after the Stock Appreciation Right expires by its terms as set forth in the applicable Agreement. In the case of a Stock Appreciation Right that is exercisable in installments, installments that are exercisable and not exercised shall remain exercisable during the term of the Stock Appreciation Right. The grant of a Stock Appreciation Right shall impose no obligation on the recipient to exercise such Stock Appreciation Right.

8.5 Vesting. The Committee may specify in any Agreement a vesting schedule that must be satisfied before Stock Appreciation Rights become vested, such that, except as otherwise determined by the Committee in the applicable Agreement or otherwise, all or any portion of a Stock Appreciation Right may not become vested until a Vesting Date or Vesting Dates, or until the attainment of one or more performance criteria as determined by the Committee, subject in any case to the terms of the Plan. Subsequent to the grant of a Stock Appreciation Right, the Committee may, at any time before complete termination of such Stock Appreciation Right, accelerate the time or times at which such Stock Appreciation Right may become vested in whole or in part (without reducing the term of such Stock Appreciation Right).

8.6 Limited Transferability of Stock Appreciation Rights. Subject to the exceptions noted in this Section 8.6, no Stock Appreciation Right shall be transferable other than by will or the laws of descent and distribution. During the lifetime of the recipient, the Stock Appreciation Right shall be exercisable only by such recipient (or his or her court-appointed legal representative). The Committee may, in its sole discretion, provide in the applicable Agreement that the recipient may transfer, assign or otherwise dispose of an stock appreciation right (i) to his spouse, parents, siblings and lineal descendants, (ii) to a trust for the benefit of the recipient and any of the foregoing, or (iii) to any corporation or partnership controlled by the recipient, subject to such conditions or limitations as the Committee may establish to ensure compliance with any rule promulgated pursuant to the Securities Act, Exchange Act, or for other purposes. The terms applicable to the assigned Stock Appreciation Right shall be the same as those in effect for the recipient immediately prior to such assignment and shall be set forth in such documents issued to the assignee as the Committee may deem appropriate.

8.7 No Rights as a Stockholder. A recipient of a Stock Appreciation Right or a transferee of a Stock Appreciation Right shall have no rights as a stockholder with respect to any Share covered by his Stock Appreciation Right unless and until such time as the Participant exercises such Stock Appreciation Right and the Company settles such Stock Appreciation Right in Shares, and he shall not be entitled to any dividends or distributions or other rights in respect of such Share for which the record date is prior to the date on which he shall have become the holder of record thereof.

8.8 Compliance as an SEC Registrant. During any period in which (i) Section 162(m) of the Code imposes restrictions on the amount and form of compensation that may be paid to Covered Employees in order to claim a tax deduction for such compensation, and (ii) the Committee, in its sole discretion, determines that the Plan should be administered in such a manner so as to avoid the disallowance of any portion of such tax deduction, Stock Appreciation Rights granted to Covered Employees shall comply with such restrictions, which as of the Date of Grant are contained in Section 162(m) of the Code. No Covered Employee may be granted, in any fiscal year of the Company, Stock Appreciation Rights covering more than one million Shares (as such number may be adjusted from time to time as provided in Section 11.1).

8.9 Stock Appreciation Right Term. The Committee shall specify the term during which any Stock Appreciation Right may be exercised, which shall be in all cases ten years or less. Except as otherwise set forth in the Plan or as provided by the Committee in the applicable Agreement or otherwise, all Stock Appreciation Rights shall expire upon the recipient’s Termination of Service.

ARTICLE 9

EXERCISES OF STOCK APPRECIATION RIGHTS

9.1 Tandem Stock Appreciation Rights. A Stock Appreciation Right granted in connection with an Option shall entitle the holder to receive from the Company in exchange for the surrender to the Company of the related unexercised Option, or any portion thereof, an amount equal to the excess of the Fair Market Value of one Share on the day of the surrender of such Option over the Option Exercise Price.

9.2 Independent Stock Appreciation Right. A Stock Appreciation Right granted independently of an Option shall entitle the holder to receive upon exercise an amount equal to the excess of the Fair Market Value of one Share on the day the Stock Appreciation Right is exercised over the Exercise Price of such Stock Appreciation Right.

9.3 Payment Upon Exercise of Stock Appreciation Rights. The Company’s obligation to any Participant exercising a Stock Appreciation Right may be paid in cash or Shares, or partly in cash and partly in Shares, at the sole discretion of the Committee. The number of Shares deliverable upon the satisfaction of an obligation in respect of a Stock Appreciation Right that is satisfied in Shares shall be determined based on the Fair Market Value of a Share on the date of exercise of such Stock Appreciation Right.

ARTICLE 10

GRANTS OF RESTRICTED STOCK AND RESTRICTED STOCK UNITS

10.1 Form of Awards. A Stock Award shall be transacted as either (i) the transfer of legal ownership of one or more Shares to an Eligible Individual (“Restricted Stock”), or (ii) the grant of a right to receive Shares at some point in the future (“Restricted Stock Units”). Both forms of Stock Awards will be subject terms and conditions set forth by the Committee in the applicable Agreement, including terms and conditions relating to vesting and nontransferability restrictions that will lapse upon the achievement of one or more goals relating to the completion of service by the Participant, or the achievement of performance or other objectives, as determined by the Committee at the time of grant.

10.2 Vesting. Subject to accelerated vesting upon (i) a Change-In-Control (as defined in Section 11.4), (ii) a Termination of Service by reason of death, Disability, by the Company without Cause or by a Participant for “good reason” (pursuant to and as defined in any employment agreement, severance agreement, change in control agreement or similar agreement to which such Participant is a party on the Date of Grant) or (iii) a layoff pursuant to a reduction in workforce, Restricted Stock and Restricted Stock Units shall be subject to minimum three year vesting for time-based awards (with no more than one-third of the shares of Common Stock subject thereto vesting on each of the first three anniversaries of the date on which such Award is granted) and minimum one year vesting for performance-based awards and shall be subject to forfeiture in the event that conditions specified by the Committee in the applicable Agreement are not satisfied prior to the end of the applicable Vesting Period established by the Committee for such Awards. Conditions for repurchase (or forfeiture) may be based on continuing employment or service or achievement of pre-established performance or other goals and objectives; provided, however, that the foregoing limitations shall not apply to Stock Awards that are granted in lieu of cash compensation or to awards that are assumed, converted or substituted as a result of the Company’s acquisition of another company (including by way of merger, combination or similar transaction). Notwithstanding the foregoing, Stock Awards with respect to 10% of the maximum number of Shares with respect to which Awards may be granted during the term of the Plan pursuant to Section 4.1 may be granted under the Plan to any one or more Eligible Individuals without respect to such minimum vesting provisions.

10.3 Non-transferability of Stock Awards. Shares represented by Stock Awards may not be sold, assigned, transferred, pledged or otherwise encumbered, except as permitted by the Committee, until becoming vested. Shares of Stock Awards shall be evidenced in such manner as the Committee may determine, including through a book entry system with the transfer agent. Any certificates issued in respect of Stock Awards shall be registered in the name of the Participant and, unless otherwise determined by the Committee, deposited by the Participant, together with a stock power endorsed in blank, with the Company (or its designee). Upon becoming vested, the Company (or such designee) shall deliver such certificates to the Participant or, if the Participant has died, in accordance with the Participant’s will or the laws of descent of distribution . Each certificate evidencing Shares subject to Stock Awards shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Stock Award. Any attempt to dispose of stock in contravention of such terms, conditions and restrictions shall be ineffective. During the restriction period, the Participant shall have all the rights of a stockholder for all such Restricted Stock, including the right to vote and the right to receive dividends thereon as paid and, subject to and conditioned upon the full vesting of such Restricted Stock, the right to tender such Restricted Stock.

10.4 Dividends and Dividend Equivalents. A Stock Award may provide the Participant with the right to receive dividend payments or dividend equivalent payments with respect to Shares subject to the Award (both before and after the Shares subject to the Award is earned, vested, or acquired), which payments may be either made currently or credited to an account for the Participant, and may be settled in cash or Shares, as determined by the Committee; provided, however, that, unless the Committee otherwise specifies in the Agreement, dividend payments or dividend equivalents shall be paid to the Participant at least annually, not later than the fifteenth day of the third month following the end of the calendar year in which the dividend payments or dividend equivalents are credited (or, if later, the fifteenth day of the third month following the end of the calendar year in which the dividend payments or dividend equivalents are no longer subject to a “substantial risk of forfeiture” within the meaning of Section 409A of the Code); provided, however, that dividend and dividend equivalent payments in the case of a Stock Award that is subject to performance vesting conditions shall be treated as unvested so long as such Stock Award remains unvested, and any such dividend and dividend equivalent payments that would otherwise have been paid during the vesting period shall instead be accumulated (and, if paid in cash, reinvested in additional Shares based on the Fair Market Value of the Shares on the date of reinvestment) and paid within 30 days following the date on which such Stock Award is determined by the Committee to have satisfied such performance vesting conditions. Any dividend payment or dividend equivalents that are accumulated and paid after the date specified in the preceding sentence may be treated separately from the right to other amounts under the Award. Any such settlements, and any such crediting of dividends or dividend equivalents or reinvestment in Shares, may be subject to such conditions, restrictions and contingencies as the Committee shall establish, including the reinvestment of such credited amounts in Share equivalents.

10.5 Compliance as an SEC Registrant. During any period in which (i) Section 162(m) of the Code imposes restrictions on the amount and form of compensation that may be paid to Covered Employees in order to claim a tax deduction for such compensation, and (ii) the Committee, in its sole discretion, determines that a Stock Award should be designed in such a manner so as to avoid the disallowance of any portion of such tax deduction, Stock Awards granted to Covered Employees shall comply with such restrictions, which as of the Date of Grant are contained in Section 162(m) of the Code and include the following:

10.5.a. The Committee shall specify one or more performance criteria upon the relative achievement of which each Stock Award will vest (the “Performance Factor(s)”). Performance Factors may include any or all of the following: enterprise value or value creation targets; after-tax or pre-tax profits (including net operating profit after taxes) or net income, including without limitation that attributable to continuing and/or other operations; after-tax or pre-tax margins; revenues; operational cash flow or earnings before income tax or other exclusions (including free cash flow, cash flow per share or earnings before interest, taxes, depreciation and amortization); reduction of, or limiting the level of increase in, all or a portion of the Company’s bank debt or other long-term or short-term public or private debt or other similar financial obligations of the Company, which may be calculated net of cash balances and/or other offsets and adjustments as may be established by the Committee; consummation of debt and equity offerings; equity capital raised; earnings per share, earnings per diluted share or earnings per share from continuing operations; return on capital employed (including, without limitation, return on invested capital or return on committed capital), return on revenues, return on assets and return on stockholders’ equity; market share; the fair market value of the shares of Knight’s Class A common stock, par value $0.01 per share; the growth in the value of an investment in the Shares assuming the reinvestment of dividends; reduction of, or limiting the level of increase in, all or a portion of controllable expenses or costs or other expenses or costs (including selling, general and administrative expenses or costs (excluding advertising) as a percentage of sales); economic value added targets based on a cash flow return on investment formula; customer satisfaction or service measures or indices; employee satisfaction; efficiency or productivity measures; asset management (e.g., inventory and receivable levels); compliance goals (e.g., regulatory and legal compliance); or strategic business objectives, goals or initiatives.

In addition, Performance Factors may be based upon the attainment of specified levels of Company (or subsidiary, division, other operational unit or administrative department of Knight) performance under one or more of the measures described above relative to the performance of other corporations or the historic performance of the Company and may be combined with cost of capital, assets, invested capital and stockholder equity to form an appropriate measure of performance. To the extent permitted under Section 162(m) of the Code (including, without limitation, compliance with any requirements for stockholder approval), the Committee may: (i) designate additional business criteria on which the Performance Factors may be based or (ii) adjust, modify or amend the aforementioned business criteria. The Performance Factors may incorporate, if and only to the extent permitted under Section 162(m) of the Code, provisions for disregarding (or adjusting for) changes in accounting methods, corporate transactions

(including, without limitation, dispositions and acquisitions) and other similar type events or circumstances. To the extent any such provision would create impermissible discretion under Section 162(m) of the Code or otherwise violate Section 162(m) of the Code, such provision shall be of no force or effect.

10.5.b. Subject to accelerated vesting upon a Change-In-Control, Stock Awards granted to Covered Employees shall become vested only if and to the extent the Performance Factors with respect to such Awards are attained. Notwithstanding anything to the contrary contained in the Plan, the maximum number of shares of Common Stock with respect to which Stock Awards may be granted to a Covered Employee for any 12-month period contained in the performance period for such Award shall be one million (as adjusted pursuant to the provisions of Section 11.1 of the Plan) and the maximum payment under any Stock Award granted to a Covered Employee (valued as of the date of grant of such Stock Award(s)) shall be $15 million for each 12-month period contained in the performance period for such Award. The grant limits under the preceding sentence shall (i) apply to a Stock Award only if the Stock Award is intended to be “performance-based compensation” as that term is used in Section 162(m) of the Code and (ii) be adjusted upward or downward, as applicable, on a pro-rata basis for each full or partial 12-month period in the applicable performance period. The Committee may structure the terms of a Performance Factor so as to permit the reduction or elimination of any Stock Award under the Plan, but in no event may the Committee increase the amount or vesting of a Stock Award.

10.5.c. The Performance Factors applicable to any Stock Award granted to a Covered Employee shall be specified coincident with the grant of the Stock Award, and in no event later than ninety days after the commencement of any fiscal year in respect of which the relative achievement of the Performance Factor is to be measured or such other date as is required by Section 162(m) of the Code.

ARTICLE 11

EVENTS AFFECTING PLAN RESERVE OR PLAN AWARDS

11.1 Capital Adjustments.

11.1.a. If the Company subdivides its outstanding Shares into a greater number of Shares (including, without limitation, by stock dividend or stock split) or combines its outstanding Shares into a smaller number of shares (by reverse stock split, reclassification or otherwise), or the Committee determines that any stock dividend, extraordinary cash dividend, reclassification, recapitalization, reorganization, split-up, spin-off, combination, exchange of shares, warrants or rights offering to purchase Shares, or other similar corporate event (including mergers or consolidations) affects the Shares such that an adjustment is required in order to preserve the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable and appropriate, make such adjustments to any or all of (i) the aggregate number and/or kind of Shares reserved for the Plan, (ii) the number and/or kind of shares subject to outstanding Awards, (iii) the Exercise Price with respect to outstanding Options and Stock Appreciation Rights, (iv) the individual Participant share limitations set forth in Sections 6.10, 8.8 and 10.5.b (but not the dollar limitation set forth in Section 10.5.b), (v) the number of Shares set forth in Section 6.8.h that can be issued through Incentive Options and (vi) any other adjustment that the Committee determines to be equitable; provided, however, that the number of Shares subject to any Option shall be rounded down to the nearest whole number; provided, further, that no such adjustment shall be made if or to the extent that it would cause an outstanding Award to cease to be exempt from, or to fail to comply with, Section 409A of the Code. The Committee may provide for a cash payment to any Participant of a Plan Award in connection with any adjustment made pursuant to this Section 11.1. Any such adjustment shall be final and binding upon all Participants, the Company, their representatives, and all other interested persons.

11.1.b. In the event of a transaction involving (i) a merger or consolidation in which the Company is not the surviving company or (ii) the sale or disposition of all or substantially all of the Company’s assets, provision shall be made in connection with such transaction for the assumption of Awards theretofore granted under the Plan, or the substitution for such Awards of new Awards of the successor corporation, with appropriate adjustment as to the number and/or kind of shares and the purchase price for shares thereunder, or, in the discretion of the Committee, the Plan and the Awards issued hereunder shall terminate on the effective date of such transaction if appropriate provision is made for payment to the Participant of an amount in cash equal to the Fair Market Value of a Share multiplied by the number of Shares subject to the Award less, in the case of Options and Stock Appreciation Rights, the Exercise Price for such Awards; provided, however, for the avoidance of doubt, if a transaction described above occurs, the Committee may, in its sole discretion, terminate any Option or Stock Appreciation Right for which the Exercise Price is equal to or exceeds the Fair Market Value of a Share without payment of consideration therefor.

11.2 Death, Disability or Retirement of a Participant. Except as otherwise provided by the Committee in the applicable Agreement or otherwise, if a Participant’s Termination of Service is by reason of his death, Disability or, in the case of Options and Stock Appreciation Rights granted to an Employee, by reason of his Retirement, then notwithstanding any contrary waiting period, installment period or vesting schedule in any Agreement or in the Plan, each outstanding Award granted to or Share purchased by such Participant shall immediately become vested and, in the case of an Option or Stock Appreciation Right, exercisable in full in respect of the aggregate number of Shares covered thereby. Each Option or Stock Appreciation Right may thereafter be exercised by the Participant or by Participant’s estate, as the case may be, for a period of thirty-six months from the date of Termination of Service. In no event, however, shall an Option or Stock Appreciation Right remain exercisable beyond the latest date on which it could have been exercised without regard to this Section 11.2. Notwithstanding the foregoing, in the event that a Participant dies while an Option or Stock Appreciation Right is exercisable following a Termination of Service on account of Disability or Retirement, the Option or Stock Appreciation Right will remain exercisable by the Participant’s estate or beneficiary only until the first anniversary of the Participant’s date of death, and whether or not such first anniversary occurs prior to or following the expiration of ten years from the date the Option was granted or the thirty-six month period following the date of Termination of Service.

11.3 Termination of Service By Company. Except as otherwise provided by the Committee in the applicable Agreement or otherwise, if a Participant’s Termination of Service is for reasons other than those set forth in Sections 11.2 and 11.4, all Options and Stock Appreciation Rights held by the Participant that were not vested immediately prior to such Termination of Service shall become null and void at the time of such Termination. Any Options and Stock Appreciation Rights that were exercisable immediately prior to the Termination of Service will continue to be exercisable for a period of three months, and shall thereupon terminate. Notwithstanding the foregoing, in the event that a Participant dies while an Option or Stock Appreciation Right is exercisable following a Termination of Service on account of a reason other than those set forth in Sections 11.2 and 11.4, the Option or Stock Appreciation Right will remain exercisable by the Participant’s estate or beneficiary only until the first anniversary of the Participant’s date of death, and whether or not such first anniversary occurs prior to or following the expiration of ten years from the date the option was granted or the three month period following the date of Termination of Service. In no event, however, shall an Option remain exercisable beyond the latest date on which it could have been exercised without regard to this Section 11.3. In addition, all rights to Restricted Stock or Restricted Stock Units as to which there remain unlapsed restrictions as of the date of such Termination of Service shall be forfeited by such Participant to the Company without payment or any consideration by the Company, and neither the Participant nor any successors, heirs, assigns or personal representatives of such Participant shall thereafter have any further rights or interest in such Shares. Notwithstanding the above, except as otherwise provided by the Committee in the applicable Agreement or otherwise, if a Participant’s Termination of Service is by the Company or such Affiliate for Cause (as defined below), then any Options and Stock Appreciation Rights held by such Participant, whether or not then vested, shall immediately terminate. For these purposes, “Cause” shall have the meaning ascribed thereto in any employment agreement, severance agreement, change in control agreement or similar agreement to which such Participant is a party on the Date of Grant or, in the absence thereof, shall mean, unless otherwise defined in the applicable Agreement, (A) a felony conviction of the Participant, (B) the commission by the Participant of an act of fraud or embezzlement against the Company, (C) the Participant’s willful misconduct or gross negligence materially detrimental to the Company, (D) the Participant’s wrongful dissemination or use of confidential or proprietary information, or (E) the intentional and habitual neglect by the Participant of his duties to the Company.

11.4 Change-In-Control. In the event of a Change-In-Control, (x) each outstanding Award or Share purchased pursuant to any Award with a service-based vesting (and, if applicable, non-performance-based exercise) condition shall, if not fully vested, become fully vested and, in the case of Options and Stock Appreciation Rights, fully exercisable with respect to the total number of Shares at the time subject to such Option or Stock Appreciation Right and may be exercised for any or all of those Shares and (y) the performance conditions of each outstanding performance-based Award or Share purchased pursuant to any Award shall be deemed earned at the target level (or if no target level is specified, the maximum level) with respect to all open performance periods. For the purposes of the Plan, a “Change-In-Control” shall mean the first to occur of:

(i)

the acquisition by any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act ) of “beneficial ownership” (within the meaning of Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing thirty-five percent or more of either the then outstanding Shares or the combined voting power of the Company’s then outstanding voting securities entitled to vote generally in the election of directors; provided, however, that for purposes of this subsection (i), the following transactions shall not constitute a Change-In-Control: (A) an acquisition by the Company, (B) an acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company, (C) an acquisition by an entity owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of Shares, (D) an acquisition by an entity pursuant to a Business Combination (as defined in subsection (iii) of this Section 11.4) that satisfies clauses (A), (B) and (C) of such subsection or (E) any acquisition directly from the Company;

(ii)

the following individuals cease for any reason to constitute a majority of the Company’s Directors then serving: individuals who as of the date hereof constitute the Board (the “Initial Directors”) and any new Director (a “New Director”) whose appointment or election by the Board or nomination for election by the Company’s stockholders was approved or recommended by a vote of at least two-thirds of the Directors then in office who either are Initial Directors or New Directors; provided, however, that a Director whose initial assumption of office is in connection with an actual or threatened election contest (including but not limited to a consent solicitation) relating to the election of Directors of the Company shall not be considered a New Director;

(iii)

a reorganization, merger or consolidation or a sale or disposition of all or substantially all of the Company’s assets (a “Business Combination”), other than a Business Combination in which (A) the voting securities of the Company outstanding immediately prior thereto and entitled to vote generally in the election of directors continue to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) more than fifty percent of the combined voting power of the voting securities of the Company or such surviving entity or parent outstanding immediately after such Business Combination and entitled to vote generally in the election of directors; (B) no “person” (as hereinabove defined), other than the Company, an employee benefit plan (or related trust) sponsored or maintained by the Company, or an entity resulting from such Business Combination, acquires more than thirty-five percent of the combined voting power of the Company’s then outstanding securities entitled to vote generally in the election of directors, and (C) at least a majority of the members of the board of directors of the entity resulting from such Business Combination were Initial Directors or New Directors at the time of the execution of the initial agreement, or action of the Board, providing for such Business Combination; or

(iv)	the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company.

Notwithstanding any other provision of the Plan to the contrary, if a Change-In-Control occurs that is not a change in the ownership or effective control of the Company, or in the ownership of a substantial portion of the assets of the Company, within the meaning of Section 409A of the Code, and payment or distribution of an Award that is “nonqualified deferred compensation” subject to Section 409A of the Code would otherwise be made or commence on the date of such Change-In-Control (pursuant to the Plan, the Award or otherwise), (i) the vesting of such Award shall accelerate in accordance with the Plan and the Award, (ii) such payment or distribution shall not be made or commence prior to the earliest date on which Section 409A of the Code permits such payment or distribution to be made or commence without additional taxes or penalties under Section 409A of the Code, and (iii) in the event any such payment or distribution is deferred in accordance with the immediately preceding clause (ii), such payment or distribution that would have been made prior to the deferred payment or commencement date, but for Section 409A of the Code, shall be paid or distributed on such earliest payment or commencement date, together, if determined by the Committee, with interest at the rate established by the Committee.

11.5 Recapture; Adjustment of Awards. If at any time after the date on which a Participant exercises an Option or Stock Appreciation Right, or on which Restricted Stock vests, or which is the maturity date of Restricted Stock Units (each of which events is a “realization event”), the Participant (a) is terminated for cause or (b) engages in any activity determined in the discretion of the Committee to be in competition with any activity of the Company, or otherwise inimical, contrary or harmful to the interests of the Company (including, but not limited to, accepting employment with or serving as a consultant, adviser or in any other capacity to an entity that is in competition with or acting against the interests of the Company), then any gain realized by the Participant from the realization event shall be paid by the Participant to the Company upon notice from the Company. Such gain shall be determined on a gross basis, without reduction for any taxes incurred, as of the date of the realization event, without regard to any subsequent change in the Fair Market Value of a Share. The Company shall have the right to offset such gain against any amounts otherwise owed to the Participant by the Company (whether as wages, vacation pay, or pursuant to any benefit plan or other compensatory arrangement).

In addition, the Company reserves the right to cancel or adjust the amount of any Award if the financial statements of the Company on which the calculation or determination of the Award was based are subsequently restated due to error or misconduct and, in the judgment of the Committee, the financial statements as so restated would have resulted in a smaller or no Award if such information had been known at the time the Award had originally been calculated or determined.

ARTICLE 12

MISCELLANEOUS PROVISIONS

12.1 Legends. Each certificate evidencing Shares obtained through the Plan shall bear such legends as the Committee deems necessary or appropriate to reflect or refer to any terms, conditions or restrictions applicable to such Shares, including, without limitation, any to the effect that the Shares represented thereby (i) are subject to contractual restrictions regarding disposition, and (ii) may not be disposed of unless the Company has received an opinion of counsel, acceptable to the Company, that such dispositions will not violate any federal or state securities laws.

All certificates and/or book entry accounts for Shares delivered under the Plan shall be subject to such stop transfer orders and other restrictions as the Committee may, in its sole discretion, deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Shares may then be listed, any applicable federal or state securities law, and any applicable corporate law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

12.2 Rights of Company. Nothing contained in the Plan or in any Agreement, and no action of the Company or the Committee with respect thereto, shall interfere in any way with the right of the Company or an Affiliate to terminate the employment of the Participant at any time, with or without Cause. The grant of Awards pursuant to the Plan shall not affect in any way the right or power of the Company to make reclassifications, reorganizations or other changes of or to its capital or business structure or to merge, consolidate, liquidate, sell or otherwise dispose of all or any part of its business or assets.

12.3 Compliance with Other Laws and Regulations. The obligation of the Company with respect to the grant and exercise Awards hereunder shall be subject to all applicable laws, rules and regulations and such approvals by any governmental agencies as may be required, including, without limitation, the effectiveness of any registration statement required under the Securities Act, and the rules and regulations of any securities exchange or association on which the Shares may be listed or quoted.

12.4 Payroll Tax Withholding. The Company’s obligation to deliver Shares under the Plan shall be subject to applicable federal, state and local tax withholding requirements. To the extent that the Company is required to withhold any Federal, state or local taxes in respect of any compensation income realized by the Participant in respect of an Award or Shares acquired pursuant to an Award, or in respect of any such Award or Shares becoming vested or upon making an election under Section 83(b) of the Code, then the Company shall deduct from any payments of any kind otherwise due to such Participant the aggregate amount of such Federal, state or local taxes required to be so withheld. If no such payments are due or to become due to such Participant, or if such payments are insufficient to satisfy such Federal, state or local taxes, then such Participant will be required to pay to the Company, or make other arrangements satisfactory to the Company regarding payment to the Company of, the aggregate amount of any such taxes. All matters with respect to the total amount of taxes to be withheld in respect of any such compensation income shall be determined by the Committee, in its sole discretion. Federal, state and local withholding tax due upon the exercise of any Option or Stock Appreciation Right, the vesting of a Stock Award or upon making an election under Section 83(b) of the Code may, in the discretion of the Committee, be paid in Shares already owned by the Participant or through the withholding of Shares otherwise issuable to such Participant, upon such terms and conditions as the Committee shall determine which Shares shall have an aggregate Fair Market Value equal to the required minimum withholding payment.

12.5 Non-Exclusivity of the Plan. Neither the adoption of the Plan by the Board nor the submission of the Plan to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options and the awarding of stock and cash otherwise than under the Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

12.6 Exclusion from Benefit Computation. By acceptance of an Award, unless otherwise provided in the applicable Agreement, each Participant shall be deemed to have agreed that such Award is special incentive compensation that will not be taken into account, in any manner, as salary, compensation or bonus in determining the amount of any payment under any health and welfare, pension, retirement or other employee benefit plan, program or policy of the Company or any Affiliate.

12.7 Governing Law. The Plan shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to principles of conflict of laws.

12.8 No Rights to Continued Employment. The Plan does not constitute a contract of employment, and selection as a Participant will not give any participating Employee or other Eligible Individual the right to be retained in the employ of the Company or any Affiliate, or the right to continue to provide services to the Company or any Affiliate, nor any right or claim to any benefit under the Plan, unless such right or claim has specifically accrued under the terms of the Plan.

12.9 Gender and Number. Where the context permits, words in any gender shall include the other gender, words in the singular shall include the plural, and the plural shall include the singular.

12.10 Unfunded Status. Neither a Participant nor any other person shall, by reason or participation in the Plan, acquire any right in or title to any assets, funds or property of the Company or any Affiliate whatsoever, including, without limitation, any specific funds, assets, or other property which the Company or any Affiliate, in its sole discretion may set aside in anticipation of a liability under the Plan. A Participant shall have only a contractual right to the Shares or amounts, if any, payable under the Plan, unsecured by any assets of the Company or any Affiliate, and nothing contained in the Plan shall constitute a guarantee that the assets of the Company or any Affiliate shall be sufficient to pay any benefits to any person.

12.11 Section 409A. It is the intention of the Company that no Award shall be “nonqualified deferred compensation” subject to Section 409A of the Code, unless and to the extent that the Committee specifically determines otherwise as provided below, and the Plan and the terms and conditions of all Award shall be interpreted, construed and administered in accordance with this intent, so as to avoid the imposition of taxes and penalties on Participants pursuant to Section 409A. The Company shall have no liability to any Participant or otherwise if the Plan or any Award, vesting, exercise or payment of any Award hereunder are subject to the additional tax and penalties under Section 409A of the Code. Notwithstanding any other provision of the Plan to the contrary, with respect to any Award that is subject to Section 409A of the Code, if a Participant is a “specified employee” (as such term is defined in Section 409A of the Code and as determined by the Company) as of the Participant’s Termination of Service, any payments (whether in cash, Shares or other property) to be made with respect to the Award upon the Participant’s Termination of Service will be accumulated and paid (without interest) on the earlier of (i) first business day of the seventh month following the Participant’s “separation from service” (as such term is defined and used in Section 409A of the Code) or (ii) the date of the Participant’s death.

12.12 Choice of Forum.

12.12.a. Jurisdiction. The Company and each Participant, as a condition to such Participant’s participation in the Plan, hereby irrevocably submit to the exclusive jurisdiction of any state or federal court of appropriate jurisdiction located in Newark, New Jersey over any suit, action or proceeding arising out of or relating to or concerning the Plan that is not otherwise arbitrated or resolved according to Section 12.13. The Company and each Participant, as a condition to such Participant’s participation in the Plan, acknowledge that the forum designated by this Section 12.12.a has a reasonable relation to the Plan and to the relationship between such Participant and the Company. Notwithstanding the foregoing, nothing herein shall preclude the Company from bringing any action or proceeding in any other court for the purpose of enforcing the provisions of Section 12.12.

12.12.b. Acceptance of Jurisdiction. The agreement by the Company and each Participant as to forum is independent of the law that may be applied in the action, and the Company and each Participant, as a condition to such Participant’s participation in the Plan, (i) agree to such forum even if the forum may under applicable law choose to apply non-forum law, (ii) hereby waive, to the fullest extent permitted by applicable law, any objection which the Company or such Participant now or hereafter may have to personal jurisdiction or to the laying of venue of any such suit, action or proceeding in any court referred to in Section 12.12.a, (iii) undertake not to commence any suit, action or proceeding arising out of or relating to or concerning the Plan in any forum other than the forum described in this Section 12.12 and (iv) agree that, to the fullest extent permitted by applicable law, a final and non-appealable judgment in any such suit, action or proceeding in any such court shall be conclusive and binding upon the Company and each Participant.

12.12.c. Service of Process. Each Participant, as a condition to such Participant’s participation in the Plan, hereby irrevocably appoints the General Counsel of KCG as such Participant’s agent for service of process in connection with any action, suit or proceeding arising out of or relating to or concerning the Plan that is not otherwise arbitrated or resolved according to Section 12.13, who shall promptly advise such Participant of any such service of process.

12.12.d. Confidentiality. Each Participant, as a condition to such Participant’s participation in the Plan, agrees to keep confidential the existence of, and any information concerning, a dispute, controversy or claim described in this Section 12.12, except that a Participant may disclose information concerning such dispute, controversy or claim to the arbitrator or court that is considering such dispute, controversy or claim or to such Participant’s legal counsel (provided that such counsel agrees not to disclose any such information other than as necessary to the prosecution or defense of the dispute, controversy or claim).

12.13 Dispute Resolution. Subject to the provisions of Section 12.12, any dispute, controversy or claim between the Company and a Participant, arising out of or relating to or concerning the Plan or any Award shall be finally settled by binding arbitration in Newark, New Jersey before, and in accordance with the rules then obtaining of, The Nasdaq Stock Market, Inc. (“Nasdaq”) or, if Nasdaq declines to arbitrate the matter (or if the matter otherwise is not arbitrable by it), the American Arbitration Association (the “AAA”) in accordance with the commercial arbitration rules of the AAA. Prior to arbitration, all claims maintained by a Participant must first be submitted to the Committee in accordance with claims procedures determined by the Committee.

ARTICLE 13

TERMINATION AND AMENDMENT

13.1 Termination and Amendment of the Plan. The Board or the Committee may at any time terminate the Plan, and may, from time to time, suspend or discontinue the Plan or modify or amend the Plan in such respects as it shall deem advisable; provided, however, that no amendment shall be made without stockholder approval if such amendment (i) would increase the maximum aggregate number of Shares that may be issued under the Plan (other than pursuant to Section 11.1), (ii) would materially modify the requirements for participation in the Plan, (iii) would materially increase the benefits accruing to Participants under the Plan or (iv) requires stockholder approval to comply with any applicable laws, regulations or rules, including the rules of a securities exchange or self-regulatory agency.

13.2 Modification. No termination, modification or amendment of the Plan or any outstanding Award may, without the consent of the person to whom any Award shall theretofore have been granted, adversely affect the rights of such person with respect to such outstanding Award. With the consent of the Participant and subject to the terms and conditions of the Plan and applicable laws, the Committee may amend outstanding Agreements with any Participant, including, without limitation, any amendment which would (i) accelerate the time or times at which the Option or Stock Appreciation Right may be exercised or any other Award would become vested and/or (ii) extend the scheduled expiration date of the Option or Stock Appreciation Right; provided however that no Option may be repriced, replaced, regranted through cancellation, or modified without stockholder approval (except in connection with an event described in Section 11.1), if the effect of such change in terms would be to reduce the Exercise Price for the Shares underlying such Option.

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

We encourage you to take advantage of Internet or telephone voting.

Both are available 24 hours a day, 7 days a week.

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to annual meeting day.

INTERNET
http://www.proxyvoting.com/nite
Knight Capital Group, Inc.	Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.
OR
TELEPHONE
1-866-540-5760
Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.

To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

 WO#

71683

▼   FOLD AND DETACH HERE   ▼

Please mark your votes as	☒
indicated in this example

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR ALL OF THE PROPOSALS

1.	To elect each of the below nominees to the Company’s Board of Directors to serve until the Company’s next annual meeting and until such directors’ successors are duly elected and qualified:

	FOR	Withhold Authority		FOR	Withhold Authority		FOR	AGAINST	ABSTAIN

01 William L. Bolster	☐	☐	06 James T. Milde	☐	☐	2. To approve the Knight Capital Group, Inc. 2010 Equity Incentive Plan;	☐	☐	☐

02 Gary R. Griffith	☐	☐	07 Christopher C. Quick	☐	☐	3. To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2010; and	☐	☐	☐

03 Thomas M. Joyce	☐	☐	08 Laurie M. Shahon	☐	☐

04 James W. Lewis	☐	☐				4. To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

05 Thomas C. Lockburner	☐	☐				PLEASE SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

								Mark Here for Address Change	☐
or Comments SEE REVERSE

Signature                                                                                   Signature                                                                  Date

(Signatures should correspond exactly with the name or names appearing above. Attorneys, trustees, Executors, administrators, guardians and others signing in a representative capacity should designate their full titles. If the signer is a corporation, please sign the full corporate name by duly authorized officer.)

You can now access your Knight Capital Group, Inc. account online.

Access your Knight Capital Group, Inc. account online via Investor ServiceDirect® (ISD).

BNY Mellon Shareowner Services, the transfer agent for Knight Capital Group, Inc., now makes it easy and convenient to get current information on your shareholder account.

• View account status	• View payment history for dividends
• View certificate history	• Make address changes
• View book-entry information	• Obtain a duplicate 1099 tax form

Visit us on the web at http://www.bnymellon.com/shareowner/isd

For Technical Assistance Call 1-877-978-7778 between 9am-7pm

Monday-Friday Eastern Time

Investor ServiceDirect®

Available 24 hours per day, 7 days per week

TOLL FREE NUMBER: 1-800-370-1163

Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www. bnymellon.com/shareowner/isd where step-by-step instructions will prompt you through enrollment.

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of shareholders. The Proxy Statement and the 2009 Annual Report to Stockholders are available at: http://bnymellon.mobular. net/bnymellon/nite

▼  FOLD AND DETACH HERE  ▼

KNIGHT CAPITAL GROUP, INC.

PROXY SOLICITED BY THE BOARD OF DIRECTORS

FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MAY 12, 2010

The undersigned hereby appoints Thomas M. Joyce and Thomas M. Merritt, and each of them, the true and lawful attorneys and proxies,with full power of substitution, to attend the Annual Meeting of Stockholders of Knight Capital Group, Inc. (the “Company”) to be held on May 12, 2010 at 1:00 p.m. at the Company’s headquarters located at 545 Washington Boulevard, Jersey City, New Jersey 07310, and at any adjournment or postponement thereof, and to vote all shares of Class A Common Stock held of record which the undersigned could vote, with all the powers the undersigned would possess if personally present at such meeting, as designated below.

All shares of Company Class A Common Stock that are represented at the Annual Meeting by properly executed proxies received prior to or at the Annual Meeting and not subsequently properly revoked will be voted at the Annual Meeting in accordance with the instructions indicated therein. If no instructions are indicated for any particular matter or matters, such proxies will be voted in accordance with the Board of Directors’ recommendations as set forth therein with respect to such proposal(s).

Address Change/Comments (Mark the corresponding box on the reverse side)	BNY MELLON SHAREOWNER SERVICES
P.O. BOX 3550
SOUTH HACKENSACK, NJ 07606-9250

(Continued and to be marked, dated and signed, on the other side)
WO# 71683